Exhibit 10.1

Execution Version

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

among

GREENLIGHT ACQUISITION CORPORATION,

as HOLDINGS,

VM CONSOLIDATED, INC.

as LEAD BORROWER,

the other Parties listed as a Borrower on the signature pages hereto,

as BORROWERS,

VARIOUS LENDERS

and

BANK OF AMERICA, N.A.,
as ADMINISTRATIVE AGENT, COLLATERAL AGENT,

ISSUING BANK AND SWINGLINE LENDER
_______________________________________

Dated as of October 17, 2025

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

BMO CAPITAL MARKETS CORP, and

DEUTSCHE BANK SECURITIES INC.,

as JOINT LEAD ARRANGERS

BANK OF AMERICA, N.A.,

as SOLE BOOKRUNNER

MORGAN STANLEY SENIOR FUNDING, INC. and

DEUTSCHE BANK SECURITIES INC.,

as CO-DOCUMENTATION AGENTS

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TABLE OF CONTENTS

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SCHEDULE 1.01 Unrestricted Subsidiaries

SCHEDULE 1.02 Existing Letters of Credit

SCHEDULE 2.01 Revolving Commitments

SCHEDULE 2.02(c) Designated Account

SCHEDULE 6(B) Conditions to the Canadian Activation Date

SCHEDULE 8.14 Subsidiaries

SCHEDULE 8.19 Labor Matters

SCHEDULE 9.17(a) Deposit Accounts of U.S. Credit Parties

SCHEDULE 9.17(b) Deposit Accounts of Canadian Credit Parties

SCHEDULE 10.01(iii) Existing Liens

SCHEDULE 10.04 Existing Indebtedness

SCHEDULE 10.05(iii) Existing Investments

SCHEDULE 10.06(viii) Affiliate Transactions

SCHEDULE 13.03 Notice Information

EXHIBIT A-1 Form of Notice of Borrowing

EXHIBIT A-2 Form of Notice of Conversion/Continuation

EXHIBIT B-1 Form of Revolving Note

EXHIBIT B-2 Form of Swingline Note

EXHIBIT C Form of U.S. Tax Compliance Certificate

EXHIBIT D Form of Notice of Secured Bank Product Provider

EXHIBIT E Form of Officers’ Certificate

EXHIBIT F [Reserved]

EXHIBIT G Form of Initial U.S. Security Agreement

EXHIBIT H Form of Guaranty Agreement

EXHIBIT I Form of Solvency Certificate

EXHIBIT J Form of Compliance Certificate

EXHIBIT K Form of Assignment and Assumption

EXHIBIT L Form of Intercreditor Agreement

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THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of October 17, 2025 and as amended from time to time, among GREENLIGHT ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), VM CONSOLIDATED, INC., a Delaware corporation (“Lead Borrower”), each of the other Borrowers (as defined herein) party hereto from time to time, the Subsidiary Guarantors (as defined herein) party hereto from time to time, the Lenders party hereto from time to time and BANK OF AMERICA, N.A. (“Bank of America”), as the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank. All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Holdings, Lead Borrower, each of the other borrowers party thereto from time to time, the lenders party thereto from time to time and Bank of America, N.A., as the administrative agent, the collateral agent, swingline lender and issuing bank are party to that certain Revolving Credit Agreement, dated as of the Original Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date, the “Original ABL Credit Agreement”);

WHEREAS, (a) the Borrowers have requested that the Lenders extend credit in the form of Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $150,000,000, (b) the Borrowers have requested that the Issuing Bank issue Letters of Credit in an aggregate stated amount at any time outstanding not to exceed $35,000,000 and (c) the Borrowers have requested that the Swingline Lender extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $15,000,000;

WHEREAS, the requisite parties to the Original ABL Credit Agreement have agreed to amend and restate the Original ABL Credit Agreement in the form hereof, on the terms and subject to the conditions set forth herein; and

WHEREAS, the Lenders are willing to extend such credit to the Borrowers, the Issuing Bank is willing to issue Letters of Credit for the account of the Borrowers and the Swingline Lender is willing to make Swingline Loans to the Borrowers, in each case, on the terms and subject to the conditions set forth herein.

Accordingly, the Original ABL Credit Agreement shall be amended and restated on the Closing Date as follows:

ARTICLE 1

Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“Account Debtor” shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC as in effect on the Closing Date in the State of New York, or, if applicable, in the PPSA in which any Person now or hereafter has rights and shall include all rights to payment for goods sold or leased, or for services rendered.

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“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division, product line, manufacturing facility or distribution facility of any Person not already a Subsidiary of Lead Borrower, which assets shall, as a result of the respective acquisition, become assets of Lead Borrower or a Restricted Subsidiary of Lead Borrower (or assets of a Person who shall be merged or amalgamated with and into Lead Borrower or a Restricted Subsidiary of Lead Borrower) or (y) a majority of the Equity Interests of any such Person, which Person shall, as a result of the respective acquisition, become a Restricted Subsidiary of Lead Borrower (or shall be merged or amalgamated with and into Lead Borrower or a Restricted Subsidiary of Lead Borrower).

“Acquisition Debt” shall mean any Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries that has been incurred or issued for the purpose of financing, in whole or in part, a Permitted Acquisition and any related transactions or series of related transactions; provided that (a) the release of the proceeds thereof to the Lead Borrower and its Restricted Subsidiaries is contingent upon the consummation of such Permitted Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Permitted Acquisition or if such Permitted Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Lead Borrower and its Restricted Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise requires such Indebtedness to be redeemed or prepaid if such Permitted Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness and, pending such redemption or prepayment, such proceeds are held in escrow or otherwise retained in a segregated account of the Lead Borrower and its Restricted Subsidiaries (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Permitted Acquisition is terminated in accordance with its terms prior to the consummation of such Permitted Acquisition or such Permitted Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Additional Intercreditor Agreement” shall mean an intercreditor agreement among the Collateral Agent and one or more Junior Representatives for holders of Permitted Junior Debt (as defined in the First Lien Term Loan Agreement) providing that, inter alia, the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be senior to such Liens on the Collateral in favor of the Junior Representatives (for the benefit of the holders of Permitted Junior Debt (as defined in the First Lien Term Loan Agreement)), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. The Additional Intercreditor Agreement shall be in a form customary at such time for transactions of the type contemplated thereby and reasonably satisfactory to the Administrative Agent and Lead Borrower.

“Additional Security Documents” shall have the meaning provided in Section 9.12(a).

“Adjustment Date” shall mean the first day of January, April, July and October of each fiscal year.

“Administrative Agent” shall mean Bank of America, in its capacity as Administrative Agent for the Lenders hereunder, and shall include its branch offices and affiliates in any applicable jurisdiction and any successor to the Administrative Agent appointed pursuant to Section 12.10.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied by the Administrative Agent.

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“Affected Financial Institution” shall mean any EEA Financial Institution or any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Lead Borrower or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith. For greater certainty, any reference to an Affiliate of the Administrative Agent, a Lender or any other Secured Party shall include a domestic or foreign branch of such Person.

“Agent Parties” shall have the meaning provided in Section 13.03(d).

“Agents” shall mean the Administrative Agent, the Collateral Agent, any sub-agent or co-agent of either of the foregoing pursuant to the Credit Documents, the Lead Arrangers and the Co-Documentation Agents.

“Aggregate Commitments” shall mean, at any time, the aggregate amount of the Revolving Commitments of all Lenders. The Aggregate Commitments as of the Closing Date are $150,000,000.

“Aggregate Commitment Adjustment Factor” shall mean, as of any date of determination, a fraction, the numerator of which is the Aggregate Commitments as in effect at such date and the denominator of which is the Aggregate Commitments as of the Closing Date.

“Aggregate Exposures” shall mean, at any time, the sum of (a) the aggregate Outstanding Amount of all Loans plus (b) the aggregate LC Exposure, each determined at such time.

“Agreed Currency” shall mean U.S. Dollars and each Alternative Currency.

“Agreement” shall mean this Amended and Restated Revolving Credit Agreement, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 13.23.

“Alternative Currency” shall mean (i) from and after the Canadian Activation Date, Canadian Dollars and (ii) each other currency (other than U.S. Dollars) that is approved in accordance with Section 1.07; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or Issuing Bank, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with U.S. Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the Issuing Bank, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

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“Alternative Currency Term Rate” shall mean, for any Interest Period, with respect to any Credit Extension:

(a) denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) on the Rate Determination Date with a term equivalent to such Interest Period (it being understood that there shall be no Credit Extension that bears interest at the Term CORRA Rate at any time prior to the Canadian Activation Date); and

(b) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.07(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.07(a);

provided, that, if any Alternative Currency Term Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement.

“Alternative Currency Term Rate Loan” shall mean a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Lead Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering including the United States Foreign Corrupt Practices Act of 1977 and the Corruption of Foreign Public Officials Act (Canada), each as amended.

“Applicable Authority” shall mean, (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity, (b) with respect to CORRA, the CORRA Administrator and (c) with respect to any other Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case, acting in such capacity.

“Applicable Margin” shall mean with respect to any Type of Revolving Loan, the per annum margin set forth below, as determined by the Average Availability as of the most recent Adjustment Date or otherwise in accordance with the provisions set forth below:

Level	Average Availability (percentage of Line Cap)	Base Rate Loans	Alternative Currency Term Rate Loans and Term SOFR Rate Loans
I	≥ 66%	0.25%	1.25%
II	≥ 33% but < 66%	0.50%	1.50%
III	< 33%	0.75%	1.75%

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Until the first Adjustment Date occurring after completion of the first fiscal quarter of Lead Borrower after the Closing Date, the Applicable Margin shall be determined as if Level I were applicable. Thereafter, the Applicable Margin shall be subject to increase or decrease on each Adjustment Date based on Average Availability during the immediately preceding fiscal quarter. If Lead Borrower fails to deliver any Borrowing Base Certificate on or before the date required for delivery thereof, then, upon written notice from the Administrative Agent (delivered at the request of the Required Lenders) to Lead Borrower, the Applicable Margin shall be determined as if Level III were applicable, from the first day of the calendar month following the date such Borrowing Base Certificate was required to be delivered until the date of delivery of such Borrowing Base Certificate.

“Applicable Time” shall mean, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” shall mean any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) an existing Lender, (b) an Affiliate of an existing Lender or (c) an entity or an Affiliate of an entity that administers or manages an existing Lender.

“Asset Retirement Obligation” shall mean costs required to be paid under any contract or agreement underlying any Eligible Accounts or Eligible Due From Agent Accounts at the time of any termination or lapse thereof.

“Asset Retirement Reserve” shall mean a Reserve in an amount not to exceed, with respect to any Eligible Account or Eligible Due From Agent Account, the lesser of (i) the Asset Retirement Obligation with respect to the applicable contracts or agreement and (ii) the amount included in the Borrowing Base pursuant to clause (a) or (b), as applicable, of the definition thereof and attributable to such Eligible Account or Eligible Due From Agent Account, which can be taken by the Administrative Agent in its Permitted Discretion at any time within the three months prior to the termination or lapse of the applicable agreement.

“Assignment and Assumption” shall mean an Assignment and Assumption substantially in the form of Exhibit K (appropriately completed) or such other form as shall be acceptable to the Administrative Agent and Lead Borrower (such approval by Lead Borrower not to be unreasonably withheld, delayed or conditioned).

“Availability” shall mean, as of any applicable date, the amount by which the Line Cap at such time exceeds the Aggregate Exposures on such date.

“Average Availability” shall mean, at any Adjustment Date, the average daily Availability for the fiscal quarter immediately preceding such Adjustment Date.

“Average Usage” shall mean, at any Adjustment Date, the average utilization of Revolving Commitments (expressed as a percentage) for the fiscal quarter immediately preceding such Adjustment Date.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” shall have the meaning provided in the preamble hereto.

“Bank Product” shall mean any of the following products, services or facilities extended to any Borrower or any of its Subsidiaries: (a) Cash Management Services; (b) products under Swap Contracts; (c) commercial credit card, purchase card and merchant card services; and (d) other banking products or services as may be requested by any Borrower or any of its Subsidiaries, other than Letters of Credit.

“Bank Product Debt” shall mean Indebtedness and other obligations of a Borrower or any of its Restricted Subsidiaries relating to Bank Products.

“Bank Product Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations (it being agreed that no Bank Product Reserve or other Reserve shall be established in respect of Noticed Hedges unless otherwise approved by Lead Borrower); provided, that, if applicable, the amount of any such Bank Product Reserve shall be reduced by the amount of any cash collateral provided by Lead Borrower or any of its Restricted Subsidiaries to a Secured Bank Product Provider on account of any such Secured Bank Product Obligations owing to such Secured Bank Product Provider to the extent that such Secured Bank Product Provider has provided written notice to the Administrative Agent of the amount of such cash collateral; provided further that, for the avoidance of doubt, such cash collateral provided on account of any such Secured Bank Product Obligations (i) shall not constitute Eligible Cash and may not be included in clause (d) of the “Borrowing Base” definition and (ii) must be permitted pursuant to Section 10.01.

“Bankruptcy Code” shall have the meaning provided in Section 11.05(a).

“Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Term SOFR Rate published on such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source) plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.05 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” shall mean each Revolving Loan which is designated or deemed designated as a Revolving Loan bearing interest at the Base Rate by Lead Borrower at the time of the incurrence thereof or conversion thereto. All Base Rate Loans shall be denominated in U.S. Dollars.

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“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. Section 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower Materials” shall have the meaning provided in Section 9.01.

“Borrowers” shall mean, collectively, (a) Lead Borrower and (b) any Subsidiary Borrower, in each case, party hereto at such time.

“Borrowing” shall mean the borrowing of the same Type and in the same currency, of Revolving Loan by the Borrowers from all the Lenders having Commitments on a given date (or resulting from a conversion or conversions on such date), having, in the case of Term SOFR Rate Loans or Alternative Currency Term Rate Loans, the same Interest Period.

“Borrowing Base” shall mean at any time of calculation, an amount equal to the sum of, without duplication:

(a) the book value of Eligible Accounts of the Borrowers and any Canadian Guarantors multiplied by the advance rate of 90%, plus

(b) the book value of Eligible Due From Agent Accounts of the Borrowers multiplied by the advance rate of 90%, plus

(c) the lesser of (i) the net book value of Eligible Inventory of the Borrowers multiplied by the advance rate of 50% and (ii) $10,000,000, plus

(d) 100% of Eligible Cash of the Borrowers, minus

(e) any Reserves established from time to time by the Administrative Agent on or after the Closing Date in accordance herewith.

Notwithstanding the foregoing, no assets of the Canadian Guarantors shall be included in the Borrowing Base until the Canadian Activation Date has occurred.

The Administrative Agent shall (i) promptly notify Lead Borrower in writing (including via e-mail) whenever it determines that the Borrowing Base set forth on a Borrowing Base Certificate differs from the Borrowing Base as determined by the Administrative Agent for such date, (ii) discuss the basis for any such deviation and any changes proposed by Lead Borrower, including the reasons for any impositions of or changes in Reserves or eligibility standards or criteria imposed or made by the Administrative Agent in its Permitted Discretion, with Lead Borrower, (iii) consider, in the exercise of its Permitted Discretion, any additional factual information provided by Lead Borrower relating to the determination of the Borrowing Base and (iv) promptly notify Lead Borrower of its decision with respect to any changes proposed by Lead Borrower. Pending a decision by the Administrative Agent to make any requested change, the initial determination of the Borrowing Base by the Administrative Agent shall continue to constitute the Borrowing Base.

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“Borrowing Base Certificate” shall mean a certificate of a Responsible Officer of Lead Borrower in form and substance reasonably satisfactory to the Administrative Agent.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that if such date relates to (i) (x) any Loans denominated in Canadian Dollars or (y) payment or purchase of Canadian Dollars, any day except Saturday, Sunday and any day which shall be in Toronto, Ontario a legal holiday or a day in which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario and (ii) if such day relates to any fundings, disbursements, settlements and payments in respect of an Alternative Currency Term Rate Loan denominated in a currency other than Canadian Dollars, or any other dealings in any currency other than Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Alternative Currency Term Rate Loan (other than any interest rate settings), means any day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Activation Date” shall mean the date on which all of the conditions set forth in Article 6(B) have been met with respect to each of the Canadian Credit Parties.

“Canadian Collateral” shall mean all the “Collateral” (or equivalent terminology, such as “Hypothecated Property”) as defined in the Initial Canadian Security Agreement and all other property with respect to which any security interests or hypothecs have been granted (or purported to be granted) by the Canadian Credit Parties or will be granted in accordance with the requirements set forth in Article 6(B) or Section 9.12, as applicable.

“Canadian Credit Party” shall mean each Canadian Guarantor.

“Canadian Defined Benefit Pension Plan” shall mean any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the CITA.

“Canadian Dollars” shall mean the lawful currency of Canada.

“Canadian Dominion Account” shall mean a special concentration account established by the applicable Canadian Credit Parties in Canada, at Bank of America or another bank reasonably acceptable to the Administrative Agent, over which the Administrative Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Credit Documents.

“Canadian Guarantor” shall mean each Canadian Subsidiary that is a Guarantor on the Canadian Activation Date, or which becomes a Guarantor after the Canadian Activation Date pursuant to Section 9.12 or otherwise.

“Canadian Initial Field Exam” shall mean a field examination of the Canadian Subsidiaries of Lead Borrower that become parties to this Agreement as of the Canadian Activation Date completed by one or more firms reasonably acceptable to the Administrative Agent.

“Canadian Pension Event” shall mean, solely with respect to a Canadian Defined Benefit Pension Plan, (a) the termination by a Credit Party of such a Canadian Defined Benefit Pension Plan; or (b) the filing of a notice of intention to terminate in whole or in part such a Canadian Defined Benefit Pension Plan; or (c) the issuance of an order by any Governmental Authority to terminate or have an administrator or like body appointed to administer such a Canadian Defined Benefit Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial

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termination or winding up or the appointment of an administrator to administer, any such Canadian Defined Benefit Pension Plan.

“Canadian Pension Plan” shall mean any “registered pension plan” as such term is defined under the CITA that is maintained or contributed to by a Credit Party for its employees or former employees.

“Canadian Priority Payables Reserve” shall mean, on any date of determination and only with respect to a Canadian Credit Party, reserves established by the Administrative Agent in its Permitted Discretion for amounts secured by any Liens, choate or inchoate, ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Canadian Collateral, including, without duplication, (i) amounts deemed to be held in trust, or held in trust, pursuant to applicable law, (ii) any such amounts due or which may become due for wages, salaries, commissions or compensation, including vacation pay (including amounts protected by section 81.3 of the Bankruptcy and Insolvency Act (Canada)), (iii) any such amounts for workers’ compensation, employment insurance, employee source deductions, employee income tax, sales tax, goods and services tax, value added tax, harmonized sales tax or similar taxes and all contributions under the Canada Pension Plan or the Quebec Pension Plan, (iv) any amounts due and not contributed to a Canadian Pension Plan, including with respect to any wind-up or solvency deficiency, and (v) similar statutory or other claims, that in each case referred to in paragraphs (i) through (iv) above are secured by Liens, choate or inchoate, ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Canadian Collateral.

“Canadian Security Documents” shall mean the Initial Canadian Security Agreement, each Deposit Account Control Agreement governed by the laws of Canada (or any province or territory thereof) and, after the execution and delivery thereof, each Additional Security Document governed by the laws of Canada (or any province or territory thereof), together with any other applicable security documents governed by the laws of Canada (or any province or territory thereof) from time to time, such as a deed of hypothec or any other related documents as may be required to perfect a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors.

“Canadian Subsidiary” shall mean any Subsidiary of Lead Borrower that is incorporated, formed or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Sweep” shall have the meaning provided in Section 9.17(d).

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which are required to be capitalized in accordance with U.S. GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person; provided that Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (iii) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures to the extent that they are actually paid for by any Person other than a Credit Party or any of its Restricted Subsidiaries and for which no Credit Party or any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period) and (v) property, plant and equipment taken in settlement of accounts.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under U.S. GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

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“Cash Collateralize” shall mean (a) to pledge and deposit with or deliver to the Administrative Agent for deposit into the LC Collateral Account, for the benefit of the Administrative Agent, the Issuing Bank or the Swingline Lender (as applicable) and the Lenders, cash as collateral for, or (b) to provide other credit support (including in the form of backstop letters of credit), in form and containing terms (including, to the extent not specifically set forth in this Agreement, the amount thereof) reasonably satisfactory to the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, for, in either case, the LC Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and such other credit support.

“Cash Equivalents” shall mean:

(i) U.S. Dollars, Canadian Dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(ii) readily marketable direct obligations of any member of the European Economic Area, Switzerland, Australia, or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s or AA- by S&P;

(iii) marketable general obligations issued by (a) any state of the United States or any political subdivision thereof or any instrumentality thereof that are guaranteed by the full faith and credit of such state or (b) Canada or any political subdivision, agency or instrumentality thereof that are guaranteed by the full faith and credit of Canada, and, in each case, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s or AA- by S&P;

(iv) securities or any other evidence of Indebtedness or readily marketable direct obligations issued or directly and fully guaranteed or insured by (a) the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities), or (b) Canada or any agency or instrumentality thereof (provided that the full faith and credit of Canada is pledged in support of those securities), and, in each case having maturities of not more than twelve months from the date of acquisition;

(v) certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any Lender party to this Agreement or any commercial bank or trust company having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s;

(vi) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (iv) and (v) above entered into with any financial institution meeting the qualifications specified in clause (v) above;

(vii) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within twenty-four months after the date of acquisition;

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(viii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition; and

(ix) Indebtedness or preferred stock issued by Person having a credit rating of at least A-2 (or the equivalent grade) by Moody’s or A by S&P, maturing within twenty-four months after the date of acquisition.

“Cash Management Services” shall mean any services provided from time to time to any Borrower or any of its Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a Subsidiary of Lead Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” shall mean the occurrence after the Closing Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.01(c) by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such applicable date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to occur if:

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), but excluding any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of Verra Mobility;

(b) a “change of control” (or similar event) shall occur under (i) the First Lien Term Loan Credit Agreement, (ii) the Unsecured Notes Indenture, or (iii) the definitive agreements pursuant to which any First Lien Incremental Equivalent/Refinancing Debt or Permitted Junior Debt was issued or incurred, in each case of this subclause (iii) with an aggregate outstanding principal amount in respect of such series of First Lien Incremental Equivalent/Refinancing Debt or Permitted Junior Debt in excess of the Threshold Amount; or

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(c) (i) Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of Lead Borrower or (ii) Verra Mobility shall cease to own, directly or indirectly, 100% of the Equity Interests of Holdings.

Notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, no person or “group” shall be deemed to beneficially own Equity Interests to be acquired by such person or “group” pursuant to a stock or asset purchase agreement, merger or amalgamation agreement, option agreement, warrant agreement or similar agreement until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.

“Chattel Paper” shall have the meaning provided in Article 9 of the UCC, or, if applicable, the PPSA.

“CITA” shall mean the Income Tax Act (Canada), as amended from time to time.

“Closing Date” means October 17, 2025.

“CME” shall mean the CME Group Benchmark Administration Limited.

“Co-Documentation Agents” shall mean, collectively, each Person identified on the cover of this Agreement as such, in its capacity as such.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean collectively, the U.S. Collateral and the Canadian Collateral, provided that in no event shall the term “Collateral” include (i) any interest in Real Property or (ii) any other Excluded Collateral.

“Collateral Agent” shall mean Bank of America, in its capacity as collateral agent for the Secured Creditors pursuant to the Security Documents, and shall include its branch offices and affiliates in any applicable jurisdiction and any successor to the Collateral Agent appointed pursuant to Section 12.10.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, LC Commitment or Swingline Commitment, or any Extended Revolving Loan Commitment of such Lender.

“Commodity Account” shall have the meaning assigned to such term in the Security Agreement.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” shall have the meaning assigned to such term in Section 13.24.

“Compliance Certificate” shall mean a certificate of a Responsible Officer of Lead Borrower substantially in the form of Exhibit J hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Conforming Changes” shall mean, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, Term CORRA, or any other Alternative Currency Term Rate or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “Term CORRA”, “Alternative Currency Term Rate”, “Interest Period” (and, in

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each case, the definitions of any component thereof), timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the Administrative Agent’s discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including (i) amortization of deferred financing fees and debt issuance costs, commissions, fees and expenses, (ii) amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits and (iii) amortization of intangibles (including, without limitation, amortization of turnaround costs, goodwill and organizational costs) (excluding any such adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), in each case of such Person and its Restricted Subsidiaries for such period on a consolidated basis in accordance with U.S. GAAP.

“Consolidated EBITDA” shall mean, with respect to any Person for any period, Consolidated Net Income of such Person for such period; plus (without duplication):

(i) provision for taxes based on income, profits or capital (including state franchise taxes and similar taxes in the nature of income tax) of such Person and its Restricted Subsidiaries for such period, franchise taxes and foreign withholding taxes and including an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) as though such amounts had been paid as income taxes directly by such Person, in each case, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(ii) the Consolidated Depreciation and Amortization Expense of such Person and its Restricted Subsidiaries for such period, to the extent such expenses were deducted in computing such Consolidated Net Income; plus

(iii) the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, including, without limitation, amortization of original issue discount, the interest component of all payments associated with Capitalized Lease Obligations, and the net of the effect of all payments made or received pursuant to Swap Contracts (but excluding any non-cash interest expense attributable to the mark-to-market valuation of Swap Contracts or other derivatives pursuant to U.S. GAAP) and excluding amortization or write-off of deferred financing fees and expensing of any other financing fees, including any expensing of bridge or commitment fees and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness of such Person and its Restricted Subsidiaries and commissions, discounts, yield, and other fees and charges (including any interest expense) relating to any securitization transaction; provided that, for purposes of calculating consolidated interest expense, no effect will be given to

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the discount and/or premium resulting from the bifurcation of derivatives under ASC 815, Derivatives and Hedging, as a result of the terms of the Indebtedness to which such consolidated interest expense applies; plus (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (iii) all cash dividends, whether paid or accrued, on any series of preferred stock or any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with U.S. GAAP; minus (iv) the consolidated interest income of such Person and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income; plus

(iv) any other non-cash charges of such Person and its Restricted Subsidiaries for such period, to the extent that such non-cash charges were included in computing such Consolidated Net Income; provided that if any such non-cash charge represents an accrual or reserve for anticipated cash charges in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(v) any losses from foreign currency transactions (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(vi) (a) the Specified Permitted Adjustment and (b) any other cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” (including, without limitation, costs and expenses incurred after the Closing Date related to employment of terminated employees incurred by such Person during such period to the extent such costs and expenses were deducted in computing Consolidated Net Income); plus

(vii) losses in respect of post-retirement benefits of such Person, as a result of the application of ASC 715, Compensation-Retirement Benefits, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(viii) [reserved]; plus

(ix) any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income; plus

(x) any fees and expenses related to a Qualified Securitization Transaction or any Receivables Facility to the extent such fees and expenses are included in computing Consolidated Net Income; plus

(xi) the amount of loss on sales of receivables and related assets to a Securitization Entity in connection with a Qualified Securitization Transaction or otherwise in connection with a Receivables Facility to the extent included in computing Consolidated Net Income; minus

(xii) the amount of any gain in respect of post-retirement benefits as a result of the application of ASC 715, to the extent such gains were taken into account in computing such Consolidated Net Income; minus

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(xiii) any gains from foreign currency transactions (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(xiv) non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than reversals of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, in each case, on a consolidated basis and determined in accordance with U.S. GAAP.

“Consolidated Fixed Charge Coverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of Lead Borrower and its Restricted Subsidiaries for such Test Period, minus (x) Capital Expenditures of Lead Borrower and its Restricted Subsidiaries paid in cash (excluding the proceeds of any Indebtedness (other than Indebtedness hereunder)) for such Test Period, (y) the amount of cash payments made during such Test Period (net of cash refunds received during such Test Period up to the amount of such cash payments) by Lead Borrower and its Restricted Subsidiaries in respect of federal, state, local and foreign income taxes during such Test Period and (z) Dividends permitted by Section 10.03(xiii) or (xv) paid in cash for such Test Period to (b) Consolidated Fixed Charges for such Test Period.

“Consolidated Fixed Charges” shall mean, with respect to any Test Period, for Lead Borrower and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication, of (a) Consolidated Interest Charges for such period to the extent paid in cash (or accrued and payable on a current basis in cash) and (b) the aggregate amount of scheduled amortization payments of principal made during such period in respect of long-term Consolidated Indebtedness. Notwithstanding the foregoing, for purposes of calculating Consolidated Fixed Charges for any period that includes a fiscal quarter (or portion thereof) prior to the Closing Date, Consolidated Fixed Charges shall be calculated for the period from the Closing Date to the date of determination divided by the number of days in such period and multiplied by 365.

“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Capitalized Lease Obligations of Lead Borrower and its Restricted Subsidiaries, (ii) all Indebtedness of Lead Borrower and its Restricted Subsidiaries of the type described in clause (i)(A) of the definition of “Indebtedness” and (iii) all Contingent Obligations of Lead Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in the preceding clauses (i) and (ii), in each case, determined on a consolidated basis in accordance with U.S. GAAP and calculated on a Pro Forma Basis; provided that Consolidated Indebtedness shall not include (x) Indebtedness in respect of any First Lien Incremental Equivalent/Refinancing Debt in the form of notes or Permitted Junior Notes, in each case, that have been defeased or satisfied and discharged in accordance with the applicable indenture or with respect to which the required deposit has been made in connection with a call for repurchase or redemption to occur within the time period set forth in the applicable indenture, in each case to the extent such transactions are permitted by Section 10.07(a) and (y) at any time during the period after the definitive documentation for any Permitted Acquisition shall have been executed and prior to the consummation of such Permitted Acquisition (or termination of the definitive documentation in respect thereof), any Acquisition Debt with respect to such Permitted Acquisition (other than, for the avoidance of doubt, for the purposes of testing compliance of such Permitted Acquisition (and any Indebtedness to be incurred, and the other transactions to be entered into, in connection therewith) with any of the ratios, tests, or baskets under the Credit Agreement, including if such compliance is determined or tested as of the LCT Test Date). For the avoidance of doubt, it is understood that obligations under any Receivables Facility and any Qualified Securitization Transaction do not constitute Consolidated Indebtedness.

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“Consolidated Interest Charges” shall mean, with respect to any Test Period, for Lead Borrower and its Restricted Subsidiaries on a consolidated basis, all cash interest, premium payments, debt discount, charges and related fees and expenses, net of interest income, of Lead Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, excluding (a) up-front or financing fees, transaction costs, commissions, expenses, premiums or charges, (b) costs associated with obtaining, or breakage costs in respect of, swap or hedging agreements and (c) amortization of deferred financing costs. Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Charges for any period that includes a fiscal quarter (or portion thereof) prior to the Closing Date (other than as a component of Consolidated EBITDA), Consolidated Interest Charges shall be calculated for the period from the Closing Date to the date of determination divided by the number of days in such period and multiplied by 365.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with U.S. GAAP; provided that:

(i) any after-tax effect of all extraordinary (as determined in accordance with U.S. GAAP prior to giving effect to Accounting Standards Update No. 2015-01, Income Statement—Extraordinary and Unusual Items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items), nonrecurring or unusual gains or losses or income or expenses (including related to the Transaction) or any restructuring charges or reserves, including, without limitation, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, retention, severance, system establishment cost, contract termination costs, costs to consolidate facilities and relocate employees, advisor fees and other out of pocket costs and non-cash charges to assess and execute operational improvement plans and restructuring programs, will be excluded;

(ii) any expenses, costs or charges incurred, or any amortization thereof for such period, in connection with any equity issuance, Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Agreement, including a refinancing thereof (in each case whether or not successful) (including any such costs and charges incurred in connection with the Transaction), and all gains and losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, loss, income or expense will be excluded;

(iii) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded; provided that the income of such Person will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the specified Person or a Restricted Subsidiary of the Person;

(iv) the net income (or loss) of any Person and its Restricted Subsidiaries will be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-Wholly-Owned Restricted Subsidiary except to the extent of the dividends paid in cash (or convertible into cash) during such period on the shares of Equity Interests of such Restricted Subsidiary held by such third parties;

(v) [reserved];

(vi) the cumulative effect of any change in accounting principles will be excluded;

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(vii) (a) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants or other equity incentive programs (including any stock appreciation and similar rights) and (b) any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent, in the case of this clause (b), that such costs or expenses are funded with cash proceeds contributed to the common equity capital of Lead Borrower or a Restricted Subsidiary of Lead Borrower, will be excluded;

(viii) the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of U.S. GAAP and the amortization of intangibles arising from the application of U.S. GAAP, including pursuant to ASC 805, Business Combinations, ASC 350, Intangibles-Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, will be excluded;

(ix) any net after-tax income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposed, abandoned or discontinued, transferred or closed operations will be excluded;

(x) any increase in amortization or depreciation, or effect of any adjustments to inventory, property, plant or equipment, software, goodwill and other intangibles, debt line items, deferred revenue or rent expense, any one time cash charges (such as purchased in process research and development or capitalized manufacturing profit in inventory) or any other effects, in each case, resulting from purchase accounting in connection with any acquisition prior to or following the Closing Date will be excluded;

(xi) an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) will be included as though such amounts had been paid as income taxes directly by such Person for such period;

(xii) unrealized gains and losses relating to foreign currency transactions, including those relating to mark-to-market of Indebtedness resulting from the application of U.S. GAAP, including pursuant to ASC 830, Foreign Currency Matters, (including any net loss or gain resulting from hedge arrangements for currency exchange risk) will be excluded;

(xiii) any net gain or loss in connection with the early extinguishment of Indebtedness or obligations under Swap Contracts (including of ASC 815, Derivatives and Hedging) will be excluded; and

(xiv) the amount of any restructuring, business optimization, acquisition and integration costs and charges (including, without limitation, retention, severance, systems establishment costs, excess pension charges, information technology costs, rebranding costs, contract termination costs, including future lease commitments, costs related to the start-up, closure or relocation or consolidation of facilities and costs to relocate employees) will be excluded.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with U.S. GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Lead Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period.

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“Consolidated Total Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Indebtedness as of the last day of such Test Period, less the aggregate amount of (a) unrestricted cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries and (b) cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries restricted solely in favor of or pursuant to (x) any Credit Document or (y) the First Lien Term Loan Credit Agreement and the credit documents related thereto, the definitive documents governing any First Lien Incremental Equivalent/Refinancing Debt, in the case of this clause (y), to the extent such cash and Cash Equivalents also secure the Indebtedness hereunder with the priority required by the Intercreditor Agreement or any Additional Intercreditor Agreement, as applicable (provided that the amounts set forth in clauses (a) and (b), for the avoidance of doubt, shall not include the proceeds of any Acquisition Debt) to (ii) Consolidated EBITDA of Lead Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person, in each case, solely to the extent guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. Except as otherwise provided herein, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contribution Indebtedness” shall mean Indebtedness of Lead Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than the proceeds from the issuance of Disqualified Stock or contributions by Lead Borrower or any Restricted Subsidiary or any Specified Equity Contribution) made to the capital of Lead Borrower or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of capital stock or otherwise), in each case, to the extent not otherwise applied to any basket or exception under this Agreement; provided that (a) the maturity date of such Contribution Indebtedness is no earlier than the Latest Maturity Date as of the date such Contribution Indebtedness was incurred and (b) such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to a certificate of a Responsible Officer of Lead Borrower promptly following incurrence thereof.

“CORRA” shall mean the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” shall mean the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined

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in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning provided in Section 13.28(a).

“Credit Documents” shall mean this Agreement, each Note, the Guaranty Agreement, each Security Document, the Intercreditor Agreement, any Additional Intercreditor Agreement, each Incremental Revolving Commitment Amendment and each Extension Amendment.

“Credit Event” shall mean the making of any Loan.

“Credit Extension” shall mean, as the context may require, (a) a Credit Event or (b) the issuance, amendment increasing the face amount thereof, extension or renewal of any Letter of Credit by the Issuing Bank or the amendment increasing the face amount thereof, extension or renewal of any Existing Letter of Credit; provided that “Credit Extensions” shall not include conversions and continuations of outstanding Loans or amendments to Letters of Credit that do not increase the face amount thereof or constitute an extension or renewal thereof.

“Credit Party” shall mean Holdings, each Borrower and each Subsidiary Guarantor.

“Daily SOFR” shall mean the rate per annum equal to SOFR determined for any day pursuant to the definition thereof. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect including any proceeding under corporate law or other law of any jurisdiction whereby a corporation seeks a stay or a compromise of the claims of its creditors against it and each of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified Lead Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public

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statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or Lead Borrower, to confirm in writing to the Administrative Agent and Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Lead Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Lead Borrower and each other Lender promptly following such determination.

“Deposit Account” shall have the meaning assigned thereto in Article 9 of the UCC (and/or with respect to any Deposit Account located outside of the United States, any bank account with a deposit function).

“Deposit Account Control Agreement” shall mean a Deposit Account control agreement to be executed by each institution maintaining a Deposit Account (other than an Excluded Account) for any Borrower or any other Credit Party, in each case as required by and in accordance with the terms of Section 9.17 (or any similar agreements, documentation or requirement necessary, including notice to and acknowledgement from the relevant institution maintaining a Deposit Account as determined by the Administrative Agent in its Permitted Discretion), to perfect the security interest of the Collateral Agent or effect control over the relevant Deposit Accounts.

“Designated Account” shall mean the Deposit Account of Lead Borrower or any other Borrower identified on Schedule 2.02(c) to this Agreement (or such other Deposit Account of Lead Borrower or any other Borrower that has been designated as such, in writing, by Lead Borrower to Administrative Agent).

“Designated Non-cash Consideration” shall mean the fair market value of non-cash consideration received by Lead Borrower or one of its Restricted Subsidiaries in connection with an asset sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Dilution” shall mean for any period with respect to any Borrower, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the Accounts of such Borrower for such period other than by reason of dollar for dollar cash payment and the denominator of which is the aggregate dollar amount of the sales of such Borrower for such period.

“Dilution Reserve” shall mean, as of any date of determination, an amount (initially $0) sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point (or fraction thereof, rounding to

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the nearest one-tenth of 1 percentage point) for each percentage point (or fraction thereof, rounding to the nearest one-tenth of 1 percentage point) by which Dilution is in excess of 5%.

“Disqualified Lender” shall mean (a) competitors of Lead Borrower and its Subsidiaries and any person controlling or controlled by any such competitor, in each case identified in writing by Lead Borrower (or its counsel) to the Administrative Agent at any time, (b) institutions previously designated in writing by Lead Borrower (or its counsel) to the Administrative Agent (or its counsel) on September 26, 2025 and (c) any affiliates of any such competitors, controlling or controlled persons or institutions reasonably identifiable as affiliates solely on the basis of their names (other than bona fide fixed income investors or debt funds that are affiliates of competitors described in clause (a) above but not of institutions described in clause (b) above) or identified by Lead Borrower (or its counsel) in writing to the Administrative Agent at any time (it being understood that any update pursuant to clause (a) or clause (c) above shall not become effective until the third Business Day following the Administrative Agent’s receipt of such notice, and, in any event, shall not apply retroactively or to any entity that is party to a pending trade as of the date of such notice).

“Disqualified Stock” shall mean, with respect to any Person, any capital stock of such Person other than common Equity Interests or Qualified Preferred Stock of such Person.

“Disqualifying Event” shall have the meaning provided in clause (c) of the definition of “Eligible Currency.”

“Distribution Conditions” shall mean as to any relevant action contemplated in this Agreement, (a) no Event of Default has then occurred and is continuing or would immediately result from any action, (b) Availability on a Pro Forma Basis immediately after giving effect to such action (and the average Availability over the prior 30 day period on a Pro Forma Basis assuming such action occurred on the first day of such 30 day prior period) would be at least the greater of (i) 15.0% of the Line Cap and (ii) $22,500,000 (in the case of this clause (ii), to the extent there has been any optional reduction in Commitments pursuant to Section 2.07(b) or any Revolving Commitment Increase pursuant to Section 2.15 after the Closing Date, multiplied by the Aggregate Commitment Adjustment Factor) and (c) if Availability on a Pro Forma Basis immediately after giving effect to such action (and the average Availability over the prior 30 day period on a Pro Forma Basis assuming such action occurred on the first day of such 30 day prior period) is less than 17.5% of the Aggregate Commitments, the Consolidated Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 on a Pro Forma Basis for such action.

“Dividend” shall mean, with respect to any Person, that such Person has paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or made or caused to be made any other payment or delivery of property (other than common equity of such Person) to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests).

“Division” shall mean the division of assets, liabilities and/or obligations of a Person among two or more Persons (whether pursuant to a "plan of division" or similar arrangement), which may or may not include the original dividing Person and pursuant to which the original dividing Person may or may not survive.

“Dollar Equivalent” shall mean, for any amount, at the time of determination thereof, (a) if such amount is expressed in U.S. Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the

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purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the Issuing Bank, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Bank, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Bank, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the Issuing Bank pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

“Dominion Account” shall mean the U.S. Dominion Account and/or the Canadian Dominion Account, as applicable.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning provided in Section 13.24.

“Electronic Record” shall have the meaning provided in Section 13.24.

“Electronic Signature” shall have the meaning provided in Section 13.24.

“Eligible Accounts” shall mean, on any date of determination of the Borrowing Base, all of the Accounts owned by any Borrower or, after the Canadian Activation Date, any Canadian Credit Party and reflected in the most recent Borrowing Base Certificate delivered by Lead Borrower to the Administrative Agent, all of which shall be “Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Accounts, in each case, in its Permitted Discretion, subject to the approval of the Supermajority Lenders in the case of adjustments which have the effect of making more credit available than would have been available immediately prior to the exercise of such rights by the Administrative Agent. Eligible Accounts shall not include any of the following Accounts:

(a) Eligible Due from Agent Accounts;

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(b) any Account in which the Collateral Agent, on behalf of the Secured Creditors, does not have a first priority (subject to Permitted Borrowing Base Liens) perfected Lien;

(c) any Account that is not owned by a Borrower or Canadian Credit Party;

(d) any Account due from an Account Debtor that is not domiciled in the United States, Canada, or any political subdivision thereof and (if not a natural person) organized or incorporated under the laws of the United States, Canada, or any political subdivision thereof in the aggregate unless, in each case, such Account is backed by a letter of credit acceptable to the Administrative Agent with respect to which the Administrative Agent has “control” as defined in Section 9-107 of the UCC and which is directly drawable by the Administrative Agent;

(e) any Account that is payable in any currency other than U.S. Dollars or Canadian Dollars;

(f) any Account that does not arise from the sale of goods or the performance of services by a Borrower or Canadian Credit Party in the ordinary course of its business;

(g) any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;

(h) any Account (i) as to which a Borrower’s or a Canadian Credit Party’s right to receive payment is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied, (ii) as to which a Borrower or a Canadian Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial. administrative or arbitration process, (iii) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Borrower’s or a Canadian Credit Party’s completion of further performance under such contract or in relation to which contract any surety bond issuer has performed under the applicable surety bond and became subrogated to the rights of the Account Debtor or (iv) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional except that Accounts arising from sales which are on a cash-on-delivery basis (to the extent such cash-on-delivery is in the ordinary course of business) shall not be deemed ineligible pursuant to this definition until 14 days after the shipment of the goods relating thereto;

(i) to the extent that any defense, counterclaim or dispute arises, or any accrued rebate exists or is owed, or the Account is, or is reasonably likely to become, subject to any exercised right of set-off by the Account Debtor or subject to any other right of non-payment, to the extent of the amount of such set-off or right of non-payment, it being understood that the remaining balance of the Account shall be eligible;

(j) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(k) any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Administrative Agent in form and substance, has not been sent on a timely basis to the applicable Account Debtor according to the

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normal invoicing and timing procedures of the Borrowers or Canadian Credit Parties or with respect to which a Borrower or Canadian Credit Party has not received driver information from the relevant contract counterparty or is otherwise unable to request payment from the Account Debtor according to the underlying contract;

(l) any Account that arises from a sale to any director, officer, other employee or Affiliate of a Borrower or a Canadian Credit Party;

(m) any Account that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default at any time upon the occurrence of any of the following; provided further that, in calculating delinquent portions of Accounts under clause (m)(i)(A) below, credit balances will be excluded:

(i) such Account (A) is not paid and is more than 60 days past due according to its original terms of sale or if no payment date is specified, more than 90 days after the date of the original invoice therefor; (B) which has been written off the books of the Borrowers or Canadian Credit Parties or otherwise designated as uncollectible; or (C) in relation to the Fleet Division the amount of the bad debt reserve as calculated per the financial statements and calculated in a manner consistent with past practices and based on historical collectability;

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, fails to pay its debts generally as they come due, or is classified by the Lead Borrower and its Subsidiaries as “cash only, bad check,” as determined by the Lead Borrower and its Subsidiaries in the ordinary course of business consistent with past-practice; or

(iii) a petition or proceeding is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law; provided that so long as an order exists permitting payment of trade creditors specifically with respect to such Account Debtor and such Account Debtor has obtained adequate post-petition financing to pay such Accounts, the Accounts of such Account Debtor shall not be deemed ineligible under the provisions of this clause (iii) to the extent the order permitting such financing allows the payment of the applicable Account;

(n) any Account that is the obligation of an Account Debtor (other than an individual) if 50% or more of the Dollar Equivalent of all Accounts owing by such Account Debtor are ineligible under the criteria set forth in clause (m) above;

(o) except as otherwise agreed by the Administrative Agent, any Account as to which any of the representations or warranties pertaining to Accounts set forth in the Credit Documents are untrue in any material respect (to the extent such materiality relates to the amount owing on such Account);

(p) any Account which is evidenced by a judgment, Instrument (as defined in the applicable Security Document or, if applicable, in the UCC or PPSA) or Chattel Paper and such Instrument or Chattel Paper is not pledged and delivered to the Collateral Agent under the Security Documents;

(q) the portion of any Account that comprises a fine, violation or similar fee due to a municipality;

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(r) any Account arising on account of a supplier rebate, unless the Borrowers or Canadian Credit Parties have received a waiver of offset from the supplier in form and substance reasonably satisfactory to the Administrative Agent;

(s) any Account which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers or Canadian Credit Parties exceeds (only in the case of an Account due in the Safety Division), 25% of all Eligible Accounts; provided that, notwithstanding anything to the contrary in this clause (s), any NYC DOT Account shall constitute an “Eligible Account” to the extent (i) such NYC DOT Account would meet all of the criteria of “Eligible Accounts” set forth in the other clauses of this definition, (ii) as of the date of such determination, New York (City of) NY has a corporate family rating that is an Investment Grade Rating or an equivalent rating and (iii) the aggregate amount of NYC DOT Accounts does not exceed 35% of all Eligible Accounts; provided, further, that, for the avoidance of doubt, to the extent clause (ii) of the previous proviso is not satisfied, NYC DOT Accounts may still be deemed Eligible Accounts, but subject to the 25% limitation set forth in this clause (s); provided, further, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(t) any Account which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or Canadian Credit Party;

(u) any Account which is owing in respect of interest and late charges or fees in respect of Indebtedness;

(v) any Account as to which the contract or agreement underlying such Account is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than the United States, any state thereof, the District of Columbia, Canada or any province or territory thereof;

(w) any Accounts (i) of an Acquired Entity or Business acquired in connection with a Permitted Acquisition or similar Investment, or (ii) acquired in a bulk sale transaction, in each case, until the completion of a field examination satisfactory to Administrative Agent in its Permitted Discretion with respect to such Accounts, in each case, to the extent that (x) unless otherwise agreed to by the Administrative Agent in its Permitted Discretion, such Accounts are not of a substantially similar type to the Accounts included in the Borrowing Base or (y) such Accounts would account for more than 25% of the Borrowing Base (with only the portion of such Accounts in excess of 25% of the Borrowing Base being excluded pursuant to this clause (w)(y));

(x) any Account owed by an Account Debtor who has entered into any factoring arrangement with a Credit Party (whether or not such Account is subject to such factoring arrangement);

(y) other such Accounts identified as ineligible (if any) in (i) the Initial Field Exam delivered on or prior to the Closing Date or (ii) the Canadian Initial Field Exam delivered on the Canadian Activation Date.

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For the avoidance of doubt, the Canadian Credit Parties shall not have any “Eligible Accounts” for inclusion in the Borrowing Base until after the occurrence of the Canadian Activation Date.

“Eligible Cash” shall mean, with respect to any Person, unrestricted cash and Cash Equivalents of such Person in each case that is on deposit in a Deposit Account or Securities Account maintained in the United States, as applicable, that is (i) established with the Administrative Agent, the Collateral Agent or any Revolving Lender, (ii) subject to a control agreement in favor of the Collateral Agent in a form reasonably acceptable to the Collateral Agent in its Permitted Discretion and (iii) not subject to any Liens other than (x) Permitted Borrowing Base Liens, (y) Liens pursuant to any Credit Document and (z) junior priority Liens in favor of or pursuant to the First Lien Term Loan Credit Agreement and the credit documents related thereto and the definitive documents governing any First Lien Incremental Equivalent/Refinancing Debt, in each case; provided that if the subject account is held at an institution other than Administrative Agent or its affiliates or branches, at any time that (i) a Credit Extension is requested, (ii) the Payment Conditions or the Distribution Conditions are tested or (iii) a Borrowing Base Certificate is delivered, the Collateral Agent reserves the right to verify the balance of such account (it being understood that the amount of Eligible Cash included in the Borrowing Base on any relevant date of determination shall be based on current account balances as of such date); provided, further, that no such verification shall relieve any Lender of its obligation to make any Credit Extensions on a timely basis in accordance with the provisions of this Agreement.

“Eligible Currency” shall mean any lawful currency other than U.S. Dollars that is readily available, freely transferable and convertible into U.S. Dollars in the international interbank market available to the Lenders or the Issuing Bank, as applicable in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders or the Issuing Bank, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into U.S. Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or the Issuing Bank, as applicable, or (d) no longer a currency in which the Lenders are willing to make such Credit Extensions (each of the foregoing clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and Lead Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the relevant Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in U.S. Dollars, subject to the other terms contained herein.

“Eligible Due from Agent Accounts” shall mean Accounts related to open AR settlements with rental car companies in the Fleet Division designated in the Borrowers’ financials statements as “Due from Agent” and that would otherwise constitute Eligible Accounts (but for clause (a) of the definition of Eligible Accounts) net of any corresponding “Due to Agent” liability that exists on the Borrowers’ financial statements.

“Eligible Inventory” shall mean, subject to adjustment as set forth below, items of Inventory of any Borrower held for sale or lease in the ordinary course of business (excluding packing or shipping materials or maintenance supplies). Eligible Inventory shall exclude any Inventory to which any of the exclusionary

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criteria set forth below applies. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Inventory, in each case, in its Permitted Discretion, subject to the approval of the Supermajority Lenders in the case of adjustments which have the effect of making more credit available than would have been available immediately prior to the exercise of such rights by the Administrative Agent. Eligible Inventory shall not include any Inventory of the Borrowers that:

(a) is not solely owned by a Borrower, or is leased by or is on consignment to a Borrower, or the Borrowers do not have title thereto;

(b) with respect to which the Collateral Agent, on behalf of the Secured Creditors, does not have a first priority (subject to Permitted Borrowing Base Liens) perfected Lien;

(c) (i) is stored at a location not owned by a Borrower unless (x) the Administrative Agent has given its prior consent thereto, (y) a reasonably satisfactory Landlord Lien Waiver and Access Agreement has been delivered to the Administrative Agent, or (z) Landlord Lien Reserves are permitted to be established hereunder by the Administrative Agent with respect thereto, or (ii) is stored with a bailee or warehouseman unless either (x) a reasonably satisfactory bailee waiver letter has been delivered to the Administrative Agent, or (y) Landlord Lien Reserves are permitted to be established hereunder by the Administrative Agent with respect thereto, it being understood that in each case of the foregoing clauses (i) and (ii), during the 120-day period immediately following the Original Closing Date, such location or warehouse need not be subject to a Landlord Lien Waiver and Access Agreement or bailee waiver letter, and neither the lack thereof nor the agreement hereunder not to impose Landlord Lien Reserves during such period shall not otherwise deem the applicable Inventory to be ineligible;

(d) (i) is placed on consignment or (ii) is in transit (except to the extent such Inventory (x) is in transit from (1) any location in the United States for receipt by a Borrower within fifteen (15) days of the date of determination or (2) any location outside of the United States for receipt by a Borrower within ninety (90) days of the date of determination, for which the document of title, to the extent applicable, reflects a Borrower as consignee (along with delivery to such Borrower of the documents of title, to the extent applicable, with respect thereto), and as to which the Administrative Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory, or (y) is in transit between locations leased, owned or occupied by a Borrower);

(e) is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of landlords, carriers, bailees and warehousemen if clause (c) has been complied with;

(f) is unsalable, shopworn, seconds, damaged or unfit for sale, in each case, as determined in the ordinary course of business by the Borrowers;

(g) consists of display items or packing or shipping materials or manufacturing supplies;

(h) is not of a type held for sale or lease in the ordinary course of business of the Borrowers;

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(i) except as otherwise agreed by the Administrative Agent, any Inventory as to which the representations or warranties pertaining to Inventory set forth in the Credit Documents are untrue in any material respect;

(j) is subject to any licensing arrangement or any other Intellectual Property or other proprietary rights of any Person, the effect of which would be to limit the ability of the Administrative Agent, or any Person selling the Inventory on behalf of the Administrative Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens without further consent or payment to the licensor or such other Person (unless such consent has then been obtained);

(k) is not covered by casualty insurance maintained as required by Section 9.03; or

(l) which is located at any location where the aggregate value of all Eligible Inventory of the Borrowers at such location is less than $100,000.

For the avoidance of doubt, (i) the Canadian Credit Parties shall not have any Eligible Inventory for inclusion in the Borrowing Base and (ii) except for the Inventory contemplated by clause (d)(ii) immediately above, no Inventory located outside of the United States shall be considered “Eligible Inventory”.

“Eligible Transferee” shall mean and include any existing Lender, any Approved Fund or any commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) but in any event excluding (i) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) any Disqualified Lender (solely, in the case of a sale of a participation to such Person, to the extent that the list of Disqualified Lenders has been disclosed to all Lenders) and (iii) Holdings, each of the Borrowers and their respective Subsidiaries and Affiliates.

“Engagement Letter” shall mean that certain engagement letter dated as of September 22, 2025, by and among the Lead Borrower and the applicable Lead Arranger.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations and/or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law, including, without limitation, (a) any and all Environmental Claims by governmental or regulatory authorities for enforcement, investigation, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the Environment due to the presence of Hazardous Materials, including any Release or threat of Release of any Hazardous Materials.

“Environmental Law” shall mean any federal, state, provincial, territorial, foreign, municipal or local statute, law, rule, regulation, ordinance, code, binding guideline and rule of common law, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, occupational health or Hazardous Materials.

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“Equity Interests” of any Person, shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any successor Section thereof.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with Lead Borrower or a Restricted Subsidiary of Lead Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code and solely with respect to Section 412 of the Code, Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Plan, (b) any failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the failure to satisfy the minimum funding standards set forth in Section 412 or 430 of the Code or Section 302 or 303 of ERISA, or the arising of such a Lien or encumbrance, with respect to a Plan, (c) the incurrence by Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) of any of Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate from any Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (e) the receipt by Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (g) the receipt by Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate of any written notice concerning statutory liability arising from the withdrawal or partial withdrawal of Lead Borrower, a Restricted Subsidiary of Lead Borrower, or an ERISA Affiliate from a Multiemployer Plan or a written determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, (h) the occurrence of any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to which Lead Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Lead Borrower or any Restricted Subsidiary could reasonably be expected to have liability, (i) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Plan or the appointment of a trustee to administer any Plan, (j) the filing of any request for or receipt of a minimum funding waiver under Section 412(c) of the Code with respect to any Plan or Multiemployer Plan, (k) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (l) the receipt by Lead Borrower, a Restricted Subsidiary of Lead Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is, or is expected to be, in endangered or critical status under Section 305 of ERISA, or (m) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan which would reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

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“Event of Default” shall have the meaning provided in Article 11.

“Excluded Account” shall mean a Deposit Account, Securities Account (as defined in the UCC or, if applicable, the PPSA) or Commodity Account (as defined in the UCC or, if applicable, the PPSA (which is known as a “futures account”)) (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (ii) which is used solely for paying taxes, including sales taxes, (iii) which is used as an escrow account or as a fiduciary or trust account or is otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities), (iv) which is a zero balance Deposit Account, Securities Account or Commodity Account that in the case of a zero balance Deposit Account, ultimately sweeps into another Deposit Account or (v) which is not otherwise subject to the provisions of this definition and together with any other Deposit Accounts, Securities Accounts or Commodity Accounts that are excluded pursuant to this clause (v), have an average daily balance for any fiscal month of less than $11,000,000 in aggregate.

“Excluded Collateral” shall mean, with respect to a (i) U.S. Credit Party, the meaning provided in the Initial U.S. Security Agreement or (ii) Canadian Credit Party, the meaning provided in the Initial Canadian Security Agreement.

“Excluded Subsidiary” shall mean any Subsidiary of Lead Borrower that is (a) a Foreign Subsidiary, other than any Canadian Credit Party, (b) an Unrestricted Subsidiary, (c) a FSHCO, (d) not a Wholly-Owned Subsidiary of Lead Borrower or one or more of its Wholly-Owned Restricted Subsidiaries; provided that a Credit Party that ceases to be a Wholly-Owned Subsidiary shall not be an Excluded Subsidiary pursuant to this clause (d) unless the conditions to its release under Section 12.11(a)(ii) have been satisfied, (e) an Immaterial Subsidiary, (f) established or created pursuant to Section 10.05(xi) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period prior to such acquisition, (g) prohibited (but only for so long as such Subsidiary would be prohibited) by Requirements of Law, rule or regulation from guaranteeing the facilities under this Agreement, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, in each case, unless such consent, approval, license or authorization has been received (but without obligation to seek the same), (h) prohibited (but only for so long as such Subsidiary would be prohibited) from guaranteeing the Obligations by any contractual obligation in existence (x) on the Original Closing Date or (y) at the time of the acquisition of such Subsidiary after the Original Closing Date (to the extent such prohibition was not entered into in contemplation of such acquisition), (i) a Subsidiary with respect to which a guarantee by it of the Obligations would result in a material adverse tax consequence to Holdings, Lead Borrower or any of the Restricted Subsidiaries (other than any adverse tax consequence under Section 956 of the Code attributable to the provision of a guarantee by a Canadian Credit Party), as reasonably determined in good faith by Lead Borrower and notified in writing to the Administrative Agent, (j) a not-for-profit Subsidiary or a Subsidiary regulated as an insurance company, (k) any other Subsidiary with respect to which Lead Borrower and the Administrative Agent reasonably agree in writing that the cost or other consequences of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, and (l) any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC (other than a CFC that is a Credit Party) or that is a FSHCO; provided that, notwithstanding the above, (x) Lead Borrower may designate any Restricted Subsidiary that would otherwise constitute an “Excluded Subsidiary” hereunder as a “Subsidiary Guarantor” and cause such Subsidiary to execute the Guaranty Agreement as a “Subsidiary Guarantor” (and from and after the execution of the Guaranty Agreement, such Subsidiary shall no longer constitute an “Excluded Subsidiary” unless released from its obligations under the Guaranty Agreement as a “Subsidiary Guarantor” in

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accordance with the terms hereof and thereof; provided that such Restricted Subsidiary shall not be released solely on the basis that it was not required to become a Guarantor) so long as the Administrative Agent has consented to such designation and such Subsidiary shall grant a perfected lien on substantially all of its assets to the Collateral Agent for the benefit of the Secured Creditors regardless of whether such Subsidiary is organized in a jurisdiction other than the United States (notwithstanding anything to the contrary in this Agreement), pursuant to arrangements reasonably agreed between the Administrative Agent and Lead Borrower and subject to customary limitations in such jurisdiction to be reasonably agreed to between the Administrative Agent and Lead Borrower and (y) if a Subsidiary serves as a borrower, issuer or a guarantor under the First Lien Term Loan Credit Agreement, the Unsecured Notes Documents or any First Lien Incremental Equivalent/Refinancing Debt, then it shall not constitute an “Excluded Subsidiary.” For the avoidance of doubt, no Borrower or Guarantor shall constitute an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) Taxes imposed on (or measured by) its net income and franchise (and similar) Taxes imposed on it in lieu of income Taxes, either pursuant to the laws of the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof) or as a result of any other present or former connection between it and the jurisdiction imposing such Tax (other than a connection arising from such Administrative Agent, Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (b) any branch profits Taxes under Section 884(a) of the Code or any similar Tax imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender at the time such Lender (i) becomes a party to this Agreement (other than pursuant to an assignment requested by a Borrower under Section 3.04) or (ii) designates a new lending office, except in each case to the extent such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding tax pursuant to Section 5.01(a) or (ii) is

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attributable to such recipient’s failure to comply with Section 5.01(b) or Section 5.01(c), (d) any Taxes imposed under FATCA and (e) U.S. federal backup withholding Taxes pursuant to Code Section 3406.

“Existing Letters of Credit” shall mean those Letters of Credit issued under the Original ABL Credit Agreement and described on Schedule 1.02 hereto.

“Existing Revolving Loans” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loan Commitments” shall mean one or more commitments hereunder to convert Existing Revolving Loans to Extended Revolving Loans of a given Extension Series pursuant to an Extension Amendment.

“Extending Lender” shall have the meaning provided in Section 2.19(c).

“Extension Amendment” shall have the meaning provided in Section 2.19(d).

“Extension Election” shall have the meaning provided in Section 2.19(c).

“Extension Request” shall have the meaning provided in Section 2.19(a).

“Extension Series” shall have the meaning provided in Section 2.19(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any such amended or successor version), any intergovernmental agreements between a non-U.S. jurisdiction and the United States with respect to any of the foregoing and any Requirement of Law adopted and any agreements entered into pursuant to any such intergovernmental agreement, treaty or convention among Governmental Authorities (or related laws, rules or official administrative guidance) implementing such sections of the Code.

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” shall mean, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 2.05.

“First Lien Incremental Equivalent/Refinancing Debt” shall mean (a) Indebtedness permitted by Section 10.04(xxvii) or Section 10.04(xxxi) of the First Lien Term Loan Credit Agreement, as in effect on the Closing Date, or any similar provision of any subsequent First Lien Term Loan Credit Agreement which does not modify the financial tests and dollar baskets set forth in such Sections of the First Lien Term Loan Credit Agreement (as in effect on the Closing Date) in a manner that is less restrictive to the Credit Parties in any material respect and (b) any Permitted Refinancing Indebtedness in respect thereof.

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“First Lien Term Agent” shall mean Bank of America, in its capacity as administrative agent and collateral agent under the First Lien Term Documents, and any successor administrative agent or collateral agent under the First Lien Term Loan Credit Agreement.

“First Lien Term Documents” shall mean the First Lien Term Loan Credit Agreement, any guarantees issued thereunder and the collateral and security documents (and intercreditor agreements) entered into in connection therewith.

“First Lien Term Loans” shall have the meaning ascribed to the term “Term Loans” in the First Lien Term Loan Credit Agreement.

“First Lien Term Loan Credit Agreement” shall mean (a) that certain First Lien Term Loan Credit Agreement, as in effect on of the Closing Date and as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof (including by reference to the Intercreditor Agreement) and thereof, among Holdings, the Borrowers party thereto, certain lenders party thereto and the First Lien Term Agent and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein (including by reference to the Intercreditor Agreement)) or refinance in whole or in part the Indebtedness and other obligations outstanding under (i) the credit agreement referred to in clause (a) or (ii) any subsequent First Lien Term Loan Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a First Lien Term Loan Credit Agreement hereunder. Any reference to the First Lien Term Loan Credit Agreement hereunder shall be deemed a reference to any First Lien Term Loan Credit Agreement then in existence.

“Fixed Amounts” shall have the meaning assigned to such term in Section 1.09.

“Fleet Division” shall mean the division of Lead Borrower that performs toll and violation management solutions for the commercial fleet and rental car industries.

“Foreign Pension Plan” shall mean any pension or benefit plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States or Canada by any Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of such Borrower or such Restricted Subsidiaries residing outside the United States or Canada (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code or applicable Canadian law.

“Foreign Subsidiaries” shall mean each Subsidiary of a Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean a Defaulting Lender’s Pro Rata Share of LC Exposure or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 2.11.

“Fronting Fee” shall have the meaning provided in Section 2.05(c)(ii).

“FSHCO” shall mean any Domestic Subsidiary that is a disregarded entity that has no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs (other than CFCs that are Credit Parties).

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“Governmental Authority” shall mean the government of the United States of America, any other, supranational authority or nation or any political subdivision thereof, whether state, provincial, territorial, municipal, local, or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Creditors” shall mean and include (x) each of the Lender Creditors, (y) any Secured Bank Product Provider or any Person that was a Secured Bank Product Provider on the Closing Date or at the time it entered into a Bank Product with a Borrower or its Subsidiary and (z) any other Secured Creditor.

“Guarantor” shall mean and include Holdings, each Borrower (other than with respect to its own Obligations) and each Subsidiary Guarantor.

“Guaranty” shall mean, as to any Guarantor, the guarantees granted by such Guarantor pursuant to the terms of the Guaranty Agreement.

“Guaranty Agreement” shall have the meaning provided in Section 6.06.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance regulated under any Environmental Law.

“Holdings” shall have the meaning provided in the preamble hereto.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary of Lead Borrower that, as of the end of the most recently ended Test Period, does not have: (a) (i) individually, assets in excess of 5.00% of Consolidated Total Assets; and (ii) when taken together with all other Immaterial Subsidiaries, assets in excess of 10.00% of Consolidated Total Assets; or (b) (i) individually, revenues for the period of four consecutive fiscal quarters ending on such date in excess of 5.00% of the consolidated revenues of Lead Borrower and the Restricted Subsidiaries for such period; and (ii) when taken together with all other Immaterial Subsidiaries, revenues for the period of four consecutive fiscal quarters ending on such date in excess of 10.00% of the consolidated revenues of Lead Borrower and the Restricted Subsidiaries for such period; provided that in no event shall a Borrower be considered an Immaterial Subsidiary.

“Increase Date” shall have the meaning provided in Section 2.15(b).

“Increase Loan Lender” shall have the meaning provided in Section 2.15(b).

“Incremental Revolving Commitment Amendment” shall have the meaning provided in Section 2.15(d).

“Incurrence-Based Amounts” shall have the meaning assigned to such term in Section 1.09.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (A) for borrowed money or (B) for the deferred

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purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of (x) the aggregate unpaid amount of Indebtedness secured by such Lien and (y) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations under any Swap Contracts and any Bank Product Debt or under any similar type of agreement and (vii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include (a) trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person or (b) earn-outs and contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment has become fixed, due and payable for more than 10 Business Days without being paid and is required by U.S. GAAP to be reflected as a liability on the consolidated balance sheet of Lead Borrower and its Restricted Subsidiaries.

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party under any Credit Document other than (i) Excluded Taxes and (ii) Other Taxes.

“Independent Assets or Operations” shall mean, with respect to any Parent Company, that such Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in Lead Borrower and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 5.00% of such Parent Company’s corresponding consolidated amount.

“Initial Borrowing Base Certificate” shall mean the initial Borrowing Base Certificate delivered hereunder on the Closing Date setting forth Lead Borrower’s calculation of the Borrowing Base (prior to giving effect to the Canadian Activation Date) in accordance with clauses (a) through (e) of the definition thereof as of the last Business Day of the most recent fiscal month ended at least 20 days prior to the date of the Closing Date; which shall be substantially consistent with the last Borrowing Base Certificate delivered under the Original ABL Credit Agreement, except that it shall be prepared based on the “Borrowing Base” as defined in this Agreement as of the Closing Date.

“Initial Canadian Security Agreement” shall mean, collectively, the Canadian law Canadian ABL Security Agreement and, if applicable, the deed of hypothec executed by the applicable Canadian Credit Parties on or about the Canadian Activation Date or at such later time in accordance with this Agreement creating security interests over Canadian Collateral of the Canadian Credit Parties (subject to the exceptions set forth therein).

“Initial Field Exam” shall mean a field examination of the Borrowers completed by Hilco Valuation Services delivered to the Administrative Agent on October 7, 2025.

“Initial Maturity Date” shall mean the date that is five years after the Closing Date, or if such date is not a Business Day, the next preceding Business Day (such date, the “Non-Springing Maturity Date”);

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provided that if, as of the date that is 91 days prior to the earliest stated maturity date of any of the Unsecured Notes then outstanding (or any Indebtedness that refinances the Unsecured Notes and has a maturity date that is prior to the date that is 91 days after the Non-Springing Maturity Date) (or, if such date is not a Business Day, the next preceding Business Day) (such date or next preceding Business Day, the “Unsecured Notes Springing Maturity Date”) (x) the earliest stated maturity date of such Unsecured Notes (or such Indebtedness that refinances the Unsecured Notes) has not been extended to a date that is at least 91 days after the Non-Springing Maturity Date and (y) such Unsecured Notes (or such Indebtedness that refinances the Unsecured Notes) have not been repaid in full, then the Initial Maturity Date shall instead be the Unsecured Notes Springing Maturity Date.

“Initial Security Agreements” shall mean the Initial U.S. Security Agreement and the Initial Canadian Security Agreement.

“Initial U.S. Security Agreement” shall mean that certain Amended and Restated Security Agreement dated the Closing Date substantially in the form of Exhibit G, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.

“Intellectual Property” shall have the meaning provided in Section 8.20.

“Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement substantially in the form of Exhibit L, dated as of the Closing Date, by and among the Collateral Agent and Bank of America, as collateral agent under the First Lien Term Loan Credit Agreement, as amended and restated as of the date hereof and as may be further amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms thereof.

“Interest Period” shall mean, as to each Alternative Currency Term Rate Loan, the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one, three or (other than with respect to Alternative Currency Term Rate Loans denominated in Canadian Dollars) six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Notice of Borrowing;; provided that (i) any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period pertaining to an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period shall extend beyond the Maturity Date.

“Interim Period” shall have the meaning assigned to such term in Section 10.11(b).

“Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect on the Closing Date in the State of New York, or, if applicable, the PPSA, wherever located, in which any Person now or hereafter has rights.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investments” shall have the meaning provided in Section 10.05.

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“Issuing Bank” shall mean, as the context may require, (a) Bank of America or any affiliate of Bank of America with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.13(i) and 2.13(k), with respect to Letters of Credit issued by such Lender; (c) with respect to the Existing Letters of Credit, the Lender which issued each such Letter of Credit, or (d) collectively, all of the foregoing.

“Judgment Currency” shall have the meaning assigned to such term in Section 13.23.

“Junior Representative” shall mean, with respect to any series of Permitted Junior Debt (as defined in the First Lien Term Loan Credit Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Junior Debt (as defined in the First Lien Term Loan Credit Agreement) is issued, incurred or otherwise obtained and each of their successors in such capacities.

“Landlord Lien Reserve” shall mean an amount not to exceed the lesser of (i) three months’ rent for all of the leased locations of the Borrowers at which Eligible Inventory is stored, other than leased locations with respect to which the Administrative Agent has received a Landlord Lien Waiver and Access Agreement and (ii) the aggregate amount included in the Borrowing Base pursuant to clause (c) of the definition thereof.

“Landlord Lien Waiver and Access Agreement” shall mean a Landlord Lien Waiver and Access Agreement, in a form reasonably approved by the Administrative Agent.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Loans or Commitments hereunder at such time, including the latest termination date of any Existing Revolving Loans or Extended Revolving Loan Commitments, as applicable, as extended in accordance with this Agreement from time to time.

“LC Collateral Account” shall mean a collateral account in the form of a deposit account established and maintained by the Administrative Agent for the benefit of the Secured Creditors, in accordance with the provisions of Section 2.13.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.13.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean all documents, instruments and agreements delivered by Lead Borrower or any Restricted Subsidiary of Lead Borrower that is a co-applicant in respect of any Letter of Credit to the Issuing Bank or the Administrative Agent in connection with any Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the Borrowers for any drawings under Letters of Credit (including any bankers’ acceptances or other payment obligations arising therefrom), and (b) the undrawn amount of all outstanding Letters of Credit.

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“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c)(i).

“LC Request” shall mean a request by Lead Borrower in accordance with the terms of Section 2.13(b) in form and substance reasonably satisfactory to the Issuing Bank.

“LCT Election” shall have the meaning provided in Section 1.03.

“LCT Test Date” shall have the meaning provided in Section 1.03.

“Lead Arrangers” shall mean Bank of America, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., BMO Capital Markets Corp. and Deutsche Bank Securities, Inc. in their capacities as joint lead arrangers and/or bookrunners for this Agreement.

“Lead Borrower” shall have the meaning provided in the preamble hereto.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.15, 3.04 or 13.04(b), and, as the context requires, includes the Swingline Lender.

“Lender Creditors” shall mean the Agents, the Lenders and the Indemnified Persons.

“Letter of Credit” shall mean any letters of credit issued or to be issued by an Issuing Bank for the account of Lead Borrower or any of its Subsidiaries pursuant to Section 2.13, including each Existing Letter of Credit. Letters of Credit shall be issued in U.S. Dollars only.

“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Maturity Date unless otherwise agreed by the Administrative Agent and the Issuing Bank.

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, deemed or statutory trust, security conveyance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

“Limited Condition Acquisition” shall mean any acquisition (including by way of merger) or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, financing.

“Limited Condition Transaction” shall mean any acquisition (including by way of merger or amalgamation) or similar Investment (including the assumption or incurrence of Indebtedness), any disposition, the making of any Dividend and/or the making of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a).

“Limited Originator Recourse” shall mean a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Entity under a Qualified Securitization Transaction, in each case, solely to the extent required to satisfy Standard Securitization Undertakings.

“Line Cap” shall mean an amount that is the lesser of (a) the Aggregate Commitments and (b) the then applicable Borrowing Base.

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“Liquidity Event” shall mean the occurrence of a date when (a) Availability shall have been less than the greater of (i) 10.0% of the Line Cap and (ii) $15,000,000 (in the case of this clause (ii), to the extent there has been any optional reduction in Commitments pursuant to Section 2.07(b) or any Revolving Commitment Increase pursuant to Section 2.15 after the Closing Date, multiplied by the Aggregate Commitment Adjustment Factor), in either case for five consecutive Business Days, until such date as (b) (x) Availability shall have been at least equal to the greater of (i) 10.0% of the Line Cap and (ii) $15,000,000 (in the case of this clause (ii), to the extent there has been any optional reduction in Commitments pursuant to Section 2.07(b) or any Revolving Commitment Increase pursuant to Section 2.15 after the Closing Date, multiplied by the Aggregate Commitment Adjustment Factor) for 30 consecutive calendar days.

“Liquidity Notice” shall mean a written notice delivered by the Administrative Agent at any time during a Liquidity Period to any bank or other depository at which any Deposit Account (other than any Excluded Account) is maintained directing such bank or other depository (a) to remit all funds in such Deposit Account to the Dominion Account, or in the case of the Dominion Account, to the Administrative Agent on a daily basis, and (b) to cease following directions or instructions given to such bank or other depository by any Credit Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.

“Liquidity Period” shall mean any period throughout which (a) a Liquidity Event has occurred and is continuing or (b) a Specified Event of Default has occurred and is continuing.

“Loans” shall mean advances made to or at the instructions of Lead Borrower pursuant to Article 2 hereof and may constitute Revolving Loans, Swingline Loans or Overadvance Loans.

“Location” of any Person shall mean such Person’s “location” as determined pursuant to Section 9-307 of the UCC of the State of New York.

“Margin Stock” shall have the meaning provided in Regulation U.

“Master Agreement” shall have the meaning provided to such term in the definition of “Swap Contract”.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, assets, financial condition or results of operations of Lead Borrower and its Restricted Subsidiaries, taken as a whole, (ii) a material and adverse effect on the rights and remedies of the Administrative Agent and Collateral Agent, on behalf of the Lenders, taken as a whole, under the Credit Documents or (iii) a material and adverse effect on the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Documents.

“Material Intellectual Property” shall mean any Intellectual Property that is, in the good faith determination of Lead Borrower, material to the operation of the business of Lead Borrower and its Restricted Subsidiaries, taken as a whole.

“Maturity Date” shall mean the Initial Maturity Date or the Latest Maturity Date, as applicable.

“Maximum Rate” shall have the meaning provided in Section 13.30.

“Moody’s” shall mean Moody’s Investors Service, Inc.

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“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA under which Lead Borrower or a Restricted Subsidiary of Lead Borrower has any obligation or liability, including on account of an ERISA Affiliate.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Note” shall mean each Revolving Note or Swingline Note, as applicable.

“Notice of Borrowing” shall mean a notice substantially in the form of Exhibit A-1 hereto.

“Notice of Conversion/Continuation” shall mean a notice substantially in the form of Exhibit A-2 hereto.

“Notice Office” shall mean, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.03 with respect to such currency; or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Noticed Hedge” shall mean any Secured Bank Product Obligations arising under a Swap Contract with respect to which Lead Borrower and the Secured Bank Product Provider thereof have notified the Administrative Agent of the intent to include such Secured Bank Product Obligations as a Noticed Hedge hereunder.

“NYC DOT” shall mean the New York City Department of Transportation.

“NYC DOT Accounts” shall mean Accounts owing from the NYC DOT.

“Obligations” shall mean (i) all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance by any Credit Party of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person, by any Credit Party arising out of this Agreement or any other Credit Document, including, without limitation, all obligations to repay principal or interest on the Loans and Letters of Credit, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to any Credit Party or for which any Credit Party is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (in each case, including interest, fees and other amounts accruing during any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) and (ii) all liabilities and indebtedness of Lead Borrower or any of its Restricted Subsidiaries owing in respect of Secured Bank Product Obligations (with respect to any Subsidiary Guarantor, other than any Excluded Swap Obligation of such Subsidiary Guarantor) entered into by Lead Borrower or any of its Restricted Subsidiaries, whether now in existence or hereafter arising. Notwithstanding anything to the contrary contained above (x) obligations of any Credit Party or Restricted Subsidiary under any Secured Bank Product Obligations shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Bank Product Obligations.

“OFAC” shall mean the U.S. Treasury Department Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person, shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any Sale-Leaseback Transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other

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transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Original ABL Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Original Closing Date” shall mean March 1, 2018.

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or property Taxes or similar Taxes arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.04) that are imposed as a result of any present or former connection between the relevant Lender and the jurisdiction imposing such Tax (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Outbound Investment Rules” shall mean the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Outstanding Amount” shall mean with respect to Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Overadvance” shall have the meaning of such term assigned to such term in Section 2.17.

“Overadvance Loan” shall mean a Base Rate Loan made when an Overadvance exists or is caused by the funding thereof.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Bank, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Bank as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent Company” shall mean any direct or indirect parent company of Lead Borrower.

“Participant” shall have the meaning provided in Section 13.04(c).

“Participant Register” shall have the meaning provided in Section 13.04(c).

“Patent Security Agreement” shall have the meaning provided in the Initial U.S. Security Agreement, or if, applicable, the Initial Canadian Security Agreement.

“Patriot Act” shall have the meaning provided in Section 13.17.

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“Payment Conditions” shall mean as to any relevant action contemplated in this Agreement, (a) no Event of Default has then occurred and is continuing or would immediately result from any action, (b) Availability on a Pro Forma Basis immediately after giving effect to such action (and the average Availability over the prior 30 day period on a Pro Forma Basis assuming such action occurred on the first day of such 30 day period) would be at least the greater of (i) 12.5% of the Line Cap and (ii) $18,750,000 (in the case of this clause (ii), to the extent there has been any optional reduction in Commitments pursuant to Section 2.07(b) or any Revolving Commitment Increase pursuant to Section 2.15 after the Closing Date, multiplied by the Aggregate Commitment Adjustment Factor) and (c) if Availability on a Pro Forma Basis immediately after giving effect to such action (and the average Availability over the prior 30 day period on a Pro Forma Basis assuming such action occurred on the first day of such 30 day period) is less than 15% of the Aggregate Commitments, the Consolidated Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 on a Pro Forma Basis for such action.

“Payment in Full” shall mean (a) all Commitments have been terminated, (b) all Obligations have been paid in full and (c) other than as described in clause (iii) of the following parenthetical, all outstanding Letters of Credit have been terminated, expired, or cancelled and returned (other than (i) contingent indemnification obligations as to which no claim has been made or notice has been given, (ii) Secured Bank Product Obligations not then due and payable pursuant to Section 11.11, and (iii) Letters of Credit that have been Cash Collateralized in an amount equal to 102% of the aggregate LC Obligations as of such date (or one or more standby letters of credit, which are acceptable to the Administrative Agent in its discretion, in the amount of the required Cash Collateral shall have been delivered)).

“Payment Office” shall mean the office of the Administrative Agent set forth on Schedule 13.03 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall have the meaning provided in the Initial U.S. Security Agreement or the Initial Canadian Security Agreement, as applicable.

“Permitted Acquisition” shall mean the acquisition by Lead Borrower or any of its Restricted Subsidiaries of an Acquired Entity or Business; provided that (i) the Acquired Entity or Business acquired is in a business permitted by Section 10.09 and (ii) all applicable requirements of Section 9.14 are satisfied.

“Permitted Borrowing Base Liens” shall mean Liens on the Collateral permitted by Sections 10.01(i), (ii) (solely with respect to warehousemens’ liens), (xi), (xii) and (xxiii) (in the case of Sections 10.01(ii), (xi) and (xxiii), subject to compliance with clause (iii) of the definition of “Eligible Inventory” and in each case, solely to the extent any such Lien set forth in Section 10.01(ii), (xi), (xii) or (xxiii) arises by operation of law).

“Permitted Discretion” shall mean commercially reasonable credit judgment made in good faith in accordance with customary business practices for comparable asset-based lending transactions, and as it relates to the establishment or adjustment of Reserves (in addition to the requirements set forth in the last paragraph of the definition of “Reserves”) or the modification of eligibility standards and criteria shall require, that (a) such establishment, adjustment or imposition after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Closing Date or are materially different from the facts or events occurring or known to the Administrative Agent on the Closing Date, unless Lead Borrower and the Administrative Agent otherwise agree in writing, (b) the contributing factors to the imposition of any Reserves shall not duplicate the exclusionary criteria set forth

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in the definitions of Eligible Accounts, Eligible Due from Agent Accounts or Eligible Inventory, as applicable, and vice versa and (c) the amount of any such Reserve so established or the effect of any adjustment shall be a reasonable quantification (as reasonably determined by the Administrative Agent) of the incremental dilution of the Borrowing Base attributable to such contributing factors.

“Permitted Encumbrances” shall mean, with respect to any real property, such exceptions to title as are set forth in any mortgage title insurance policy delivered to any holder of a Permitted Lien thereon with respect thereto.

“Permitted Investment” shall have the meaning provided in Section 10.05.

“Permitted Junior Debt” shall mean any Permitted Junior Notes and any Permitted Junior Loans.

“Permitted Junior Debt Documents” shall mean any Permitted Junior Notes Documents and any Permitted Junior Loan Documents.

“Permitted Junior Loan Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Junior Loans, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Loans” shall mean any Indebtedness of Lead Borrower or any Restricted Subsidiary in the form of unsecured loans; provided that (i) [reserved], (ii) no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than Holdings, a Borrower or a Subsidiary Guarantor, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity (excluding for this purpose, interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the maturity requirements of this clause), in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, (iv) [reserved], (v) [reserved] and (vi) to the extent incurred by any Credit Party, the negative covenants and events of default, taken as a whole, (i) shall not be materially more favorable to the lenders providing such Permitted Junior Loans than the related provisions contained in this Agreement; provided that (x) any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred, or (y) in the event that any agreement evidencing such Indebtedness contains such terms that are materially more favorable that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Lead Borrower shall have offered in good faith to enter into an amendment to this Agreement to add or conform any such terms as are not then contained in this Agreement, (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence thereof or (iii) are otherwise reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vi), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes” shall mean any Indebtedness of Lead Borrower or any Restricted Subsidiary in the form of unsecured notes and incurred pursuant to one or more issuances of such notes; provided that (i) [reserved], (ii) no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than Holdings, a Borrower or a Subsidiary Guarantor, (iii) no such

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Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, (iv) [reserved], (v) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (vi) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default,” (vii) [reserved] and (viii) to the extent incurred by any Credit Party, the negative covenants and events of default, taken as a whole, contained in the indenture governing such Indebtedness (i) shall not be materially more favorable to the holders of such Permitted Junior Notes than the related provisions contained in this Agreement; provided that (x) any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred or (y) in the event that any indenture evidencing such Indebtedness contains such terms that are materially more favorable that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Lead Borrower shall have offered in good faith to enter into an amendment to this Agreement to add or conform any such terms as are not then contained in this Agreement, (ii) reflect market terms and conditions (taken as a whole) at the time of incurrence thereof or (iii) are otherwise reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (viii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Junior Notes Indenture, and the Permitted Junior Notes, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted Refinancing Indebtedness” shall mean Indebtedness incurred by Lead Borrower or any Restricted Subsidiary which serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, including any previously issued Permitted Refinancing Indebtedness, so long as:

(1) the principal amount of such new Indebtedness does not exceed (a) the principal amount of Indebtedness (including any unused commitments therefor that are able to be drawn at such time) being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, the “Refinanced Debt”), plus (b) any accrued and unpaid interest and fees on such Refinanced Debt, plus (c) the amount of any tender or redemption premium paid thereon or any penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any costs, fees and expenses incurred in connection with the issuance of such new Indebtedness and the Refinancing of such Refinanced Debt;

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(2) such Permitted Refinancing Indebtedness (excluding for this purpose, interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the requirements of this clause) has a:

(a) Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and

(b) final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the Latest Maturity Date as of the date such Indebtedness was incurred);

(3) to the extent such Permitted Refinancing Indebtedness Refinances (a) Indebtedness that is expressly subordinated in right of payment to the Obligations (other than Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), such Permitted Refinancing Indebtedness is subordinated to the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the subordination terms applicable to the Refinanced Debt, (b) Indebtedness that is secured by Liens that are subordinated to the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Lien subordination terms applicable to the Refinanced Debt, (c) Indebtedness that is secured by Liens that are pari passu with the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are pari passu or subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Collateral sharing provisions applicable to the Refinanced Debt, or (d) First Lien Incremental Equivalent/Refinancing Debt that is pari passu with the First Lien Term Loans, such Permitted Refinancing Indebtedness is (i) unsecured, (ii) secured by Liens that are pari passu or subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the terms of the Collateral sharing provisions applicable to the Refinanced Debt or (iii) secured by first-priority Liens, which are senior to the Liens that secure the Obligations, on the Fixed Asset Collateral (as defined in the Intercreditor Agreement) and by second-priority Liens, which are subordinated to the Liens that secure the Obligations, on the ABL Collateral (as defined in the Intercreditor Agreement) on terms that are, taken as a whole, not materially less favorable to the Lenders than the Collateral sharing provisions set forth in the Intercreditor Agreement; and

(4) subject to Section 10.01(vi), such Permitted Refinancing Indebtedness shall not be secured by any assets or property of Lead Borrower or any Restricted Subsidiary that does not secure the Refinanced Debt being Refinanced (plus improvements and accessions thereon and proceeds in respect thereof);

provided that (a) Permitted Refinancing Indebtedness will not include Indebtedness of a Restricted Subsidiary of Lead Borrower that is not a Borrower or a Subsidiary Guarantor that refinances Indebtedness of a Borrower or a Subsidiary Guarantor, and (b) clause (2) of this definition will not apply to any Refinancing of any Indebtedness under clause (iii) or (v) of Section 10.04.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

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“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Canadian Pension Plan, Foreign Pension Plan or a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) Lead Borrower or a Restricted Subsidiary of Lead Borrower or with respect to which Lead Borrower or a Restricted Subsidiary of Lead Borrower has, or may have, any liability, including, for greater certainty, liability arising from an ERISA Affiliate.

“Plan of Reorganization” shall have the meaning provided in Section 13.04(j)(ii).

“Platform” shall mean Debt Domain, Intralinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Lien on any applicable Collateral are governed by the personal property security laws or other applicable laws of any jurisdiction in Canada other than Ontario, PPSA shall mean those personal property security laws or such other applicable laws (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Pro Forma Basis” shall mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated Fixed Charge Coverage Ratio and the Consolidated Total Net Leverage Ratio and the calculation of Consolidated Total Assets and Availability, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transaction, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated) (but excluding the identifiable proceeds of any Indebtedness being incurred substantially simultaneously therewith or as part of the same transaction or series of related transactions for purposes of netting cash to calculate the applicable ratio), any issuance or redemption of preferred stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated, or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.

For purposes of making any computation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness);

(2) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity

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as such and not in his or her personal capacity, of Lead Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with U.S. GAAP;

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Lead Borrower may designate; and

(4) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

Any pro forma calculation may include, without limitation, adjustments calculated in accordance with Regulation S-X under the Securities Act; provided that any such adjustments, other than Specified Permitted Adjustments, that consist of reductions in costs and other operating improvements or synergies (whether added pursuant to this definition, the definition of “Pro Forma Cost Savings” or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”

“Pro Forma Cost Savings” shall mean, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Lead Borrower (or any successor thereto) or any Restricted Subsidiary within 24 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Lead Borrower (or any successor thereto)) and are reasonably anticipated to be realized within 24 months after the date of such pro forma calculation and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 24 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

“Properly Contested” shall mean with respect to any obligation of a Credit Party, (a) the obligation is subject to a bona fide dispute regarding amount or the Credit Party's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with U.S. GAAP; (d) non-payment would not have a Material Adverse Effect, nor result in forfeiture or sale of any material assets of the Credit Party; (e) no Lien is imposed on any material assets of the Credit Party as a result of such dispute, unless bonded and stayed to the reasonable satisfaction of Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

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“Pro Rata Percentage” of any Revolving Lender at any time, shall mean the percentage of the total Aggregate Commitments represented by such Lender’s Revolving Commitment.

“Pro Rata Share” shall mean, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all Aggregate Exposures at such time. The initial Pro Rata Shares of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Protective Advances” shall have the meaning provided in Section 2.18.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning provided in Section 9.01.

“Public-Sider” shall mean a Lender whose representatives may trade in securities of Lead Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by Lead Borrower under the terms of this Agreement.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning provided in Section 13.28(a).

“Qualified Preferred Stock” shall mean any preferred capital stock of Holdings or Lead Borrower so long as the terms of any such preferred capital stock (x) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the 91st day after the Latest Maturity Date as of the date such Qualified Preferred Stock was issued other than (i) provisions requiring payment solely (or with provisions permitting Holdings or Lead Borrower, as applicable, to opt to make payment solely) in the form of common Equity Interests, Qualified Preferred Stock of Holdings or Lead Borrower or cash in lieu of fractional shares, as applicable, or any Equity Interests of any direct or indirect Parent Company of Holdings or Lead Borrower, as applicable, (ii) provisions requiring payment solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the payment in full of all Obligations in cash (other than unasserted contingent indemnification obligations) or such payment is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder) and (iii) with respect to preferred capital stock issued to any plan for the benefit of employees of Holdings or Lead Borrower, as applicable, or its Subsidiaries or by any such plan to such employees, provisions requiring the repurchase thereof in order to satisfy applicable statutory or regulatory obligations and (y) give Holdings or Lead Borrower the option to elect to pay such dividends or distributions on a non-cash basis or otherwise do not require the cash payment of dividends or distributions at any time that such cash payment is not permitted under this Agreement or would result in an Event of Default hereunder.

“Qualified Securitization Transaction” shall mean any Securitization Transaction of a Securitization Entity that meets the following conditions:

(1) the board of directors of Lead Borrower (or the board of directors of any direct or indirect parent of the Lead Borrower) or the applicable Restricted Subsidiary shall have determined in good faith that such Qualified Securitization Transaction (including financing terms, covenants, termination events or

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other provisions) is in the aggregate economically fair and reasonable to Lead Borrower or the applicable Restricted Subsidiary;

(2) all sales of accounts receivable and related assets to the Securitization Entity are made at fair market value (as determined in good faith by Lead Borrower or the applicable Restricted Subsidiary) and may include Standard Securitization Undertakings; and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Lead Borrower) and may include Standard Securitization Undertakings and Limited Originator Recourse.

Notwithstanding anything to the contrary, the grant of a security interest in any accounts receivable of any Credit Party to secure Indebtedness or other obligations under this Agreement or the First Lien Term Loan Credit Agreement shall not be deemed a Qualified Securitization Transaction.

“Quarterly BBC Conditions” shall have the meaning provided in Section 9.17(a).

“Rate Determination Date” shall mean two (2) Business Days prior to the commencement of any such Interest Period (or such other day as is generally treated as the rate fixing day be market practice in such interbank market as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Rating Agencies” shall mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the applicable securities, Person or corporate family publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Lead Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Property” of any Person, shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean (a) any accounts receivable and the proceeds thereof owed to a Borrower or a Restricted Subsidiary subject to a Receivables Facility and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable factoring arrangement and which are, in each case, sold, conveyed, assigned or otherwise transferred or pledged by a Borrower or a Restricted Subsidiary to a commercial bank in connection with a Receivables Facility. For the avoidance of doubt, no Receivables Assets shall be included in the Borrowing Base.

“Receivables Facility” shall mean an agreement between Lead Borrower or a Restricted Subsidiary and a commercial bank that is entered into at the request of a customer of Lead Borrower or a Restricted Subsidiary, pursuant to which (a) Lead Borrower or such Restricted Subsidiary, as applicable, agrees to sell to such commercial bank accounts receivable owing by such customer, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof, and (b) the obligations of Lead Borrower or such Restricted Subsidiary, as applicable,

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thereunder are non-recourse (except for Securitization Repurchase Obligations) to Lead Borrower and such Restricted Subsidiary.

“Recovery Event” shall mean the receipt by Lead Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Lead Borrower or any of its Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 9.03, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by Lead Borrower or any of its Restricted Subsidiaries in respect of any such event.

“Reference Period” shall have the meaning provided in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness.”

“Refinanced Debt” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness.”

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Party” shall mean (a) [reserved]; (b) with respect to any officer of Lead Borrower or its Subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships and (c) with respect to any Agent, such Agent’s Affiliates and the respective directors, officers, employees, agents and advisors of such Agent and such Agent’s Affiliates.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, of any Hazardous Material into, through or upon the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Rate” shall mean with respect to any Credit Extension denominated in (a) U.S. Dollars, Term SOFR and (b) Canadian Dollars, the Term CORRA Rate.

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“Replaced Lender” shall have the meaning provided in Section 3.04.

“Replacement Lender” shall have the meaning provided in Section 3.04.

“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Commitments as of any date of determination represent greater than 50% of the sum of all outstanding principal of Commitments of Non-Defaulting Lenders at such time, or if the Commitments have been terminated, Non-Defaulting Lenders, the sum of whose outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) as of any date of determination represent greater than 50% of the sum of all such Credit Extensions (other than Credit Extensions made by Defaulting Lenders).

“Requirement of Law” or “Requirements of Law” shall mean, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction, official administrative pronouncement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescindable Amount” shall have the meaning provided in Section 2.10(d).

“Reserves” shall mean, without duplication of any items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent, from time to time determines in its Permitted Discretion, including but not limited to Dilution Reserves, Landlord Lien Reserves, Asset Retirement Reserves and Canadian Priority Payables Reserve and, solely during a continuing Event of Default or during a continuing Liquidity Period, reserves reasonably determined by the Administrative Agent in good faith to be necessary as a result of any failure to comply with the Assignment of Claims Act (or any federal, foreign, state, provincial, territorial or municipal equivalent thereof), plus any Bank Product Reserves.

Notwithstanding the foregoing or anything contrary in this Agreement, (a) no Reserves shall be established or changed and no modifications to eligibility criteria or standards made, in each case, except upon not less than five (5) Business Days’ prior written notice to Lead Borrower, which notice shall include a reasonably detailed description of such Reserve being established or the modification to eligibility criteria or standards being made (during which period (i) the Administrative Agent shall, if requested, discuss any such Reserve, change or modification with Lead Borrower, (ii) Lead Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve, change or modification thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change or modification thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent and (iii) no Credit Extensions shall be made to the Borrowers if after giving effect to such Credit Extension the Outstanding Amount would exceed the Line Cap less such Reserves), provided that (x) no Landlord Lien Reserves may be established unless Eligible Inventory is included in the Borrowing Base or prior to the date that is 120 days after the Original Closing Date, (y) no Reserves may be established as a result of any failure to comply with the Assignment of Claims Act (or any state or municipal equivalent thereof) prior to the 90th day following receipt by Lead Borrower of a written request from the Administrative Agent given during a continuing Event of Default or a continuing Liquidity Period to comply with the Assignment of Claims Act and, following such 90th day, shall not be imposed to the extent the Administrative Agent reasonably determines that the Borrowers are using their reasonable efforts to cause such compliance and (z) no Canadian Priority Payables Reserves may be established prior to the Canadian Activation Date; provided, further, that such Reserves shall cease to be effective at the time such Event of Default is cured or waived or such Liquidity Period ceases to be continuing, as applicable), (b) no Reserves shall be established with respect to any surety or performance bond in which guarantees, letters of credit, bonds or similar arrangements are issued to facilitate the Credit Parties’ business, except to the

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extent (i) any assets included in the Borrowing Base are subject to a perfected Lien securing reimbursement obligations in respect of such surety or performance bond and such Liens are pari passu or senior to the Liens securing the Obligations hereunder or (ii) the counterparties to any such surety bond have made demands for cash collateral which have not been satisfied, (c) the amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve and any modification to eligibility criteria and standards, shall have a direct and reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change and (d) no Reserve shall be duplicative of any Reserve already accounted for through eligibility criteria or constitute a general Reserve applicable to all Inventory or Accounts that is the functional equivalent of a decrease in advance rates. Notwithstanding clause (a) of the preceding sentence, changes to the Reserves solely for purposes of correcting mathematical or clerical errors shall not be subject to such notice period, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of six (6) Business Days.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Person, its chief financial officer, chief executive officer, president, or any vice president, managing director, director, treasurer, controller or other officer of such Person having substantially the same authority and responsibility and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer, director or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean the chief financial officer, treasurer or controller of Lead Borrower, or any other officer of Lead Borrower having substantially the same authority and responsibility.

“Restricted Subsidiary” shall mean each Subsidiary of Lead Borrower other than any Unrestricted Subsidiaries. Each Subsidiary of Lead Borrower that is a Borrower shall constitute a Restricted Subsidiary.

“Returns” shall have the meaning provided in Section 8.09.

“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Term Rate Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in an Alternative Currency and (iii) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Required Lenders shall require.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section

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13.04. For the avoidance of doubt, the Revolving Commitments outstanding under (and as defined in) the Original ABL Credit Agreement immediately prior to the Closing Date shall be terminated in full on the Closing Date and the Revolving Commitments provided by the Lenders party hereto as of the Closing Date shall be deemed outstanding under this Agreement as of the Closing Date.

“Revolving Commitment Increase” shall have the meaning provided in Section 2.15(a).

“Revolving Commitment Increase Notice” shall have the meaning provided in Section 2.15(b).

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loans” shall mean advances made to or at the instructions of Lead Borrower pursuant to Section 2 hereof and may constitute Revolving Loans, Swingline Loans, Protective Advances, or Overadvance Loans.

“Revolving Note” shall mean each revolving note substantially in the form of Exhibit B-1 hereto.

“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor owner of such division.

“Safety Division” shall mean the division of Lead Borrower that provides municipalities with red-light, speed and other traffic enforcement solutions.

“Sale-Leaseback Transaction” shall mean any arrangements with any Person providing for the leasing by Lead Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by Lead Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.

“Sanctioned Country” shall mean a country, region or territory that at any time is the subject or target of any comprehensive territorial Sanctions (as of the Closing Date, the so-called Donestk People’s Republic, so-called Luhansk People’s Republic and the Crimea, Kherson and Zaporizhzhia regions of the Ukraine, Cuba, Iran and North Korea).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the government of Canada, the European Union or any European Union member state, (b) any Person organized or resident in a Sanctioned Country, (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b), or (d) any person that is otherwise subject to Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the government of Canada, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

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“Scheduled Unavailability Date” shall have the meaning provided in Section 3.05(c)(ii).

“SEC” shall have the meaning provided in Section 9.01(g).

“Section 9.01 Financials” shall mean the annual and quarterly financial statements required to be delivered pursuant to Sections 9.01(a) and (b).

“Secured Bank Product Obligations” shall mean Bank Product Debt owing to a Secured Bank Product Provider or any Person that was a Secured Bank Product Provider on the Original Closing Date, the Closing Date or at the time it entered into a Bank Product with Lead Borrower or its Restricted Subsidiary, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates) specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice by Lead Borrower to the Administrative Agent from time to time) as long as no Default or Event of Default then exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations (it being agreed that no such Bank Product Reserve shall be established in respect of any Noticed Hedge, unless agreed to by Lead Borrower).

“Secured Bank Product Provider” shall mean, at the time of entry into a Bank Product with a Borrower or its Restricted Subsidiary (or, if such Bank Product exists (x) on the Original Closing Date, as of the Original Closing Date or (y) on the Closing Date, as of the Closing Date) the Administrative Agent, any Lender or any of their respective Affiliates that is providing a Bank Product; provided such provider delivers written notice to the Administrative Agent, substantially in the form of Exhibit D hereto, by the later of ten (10) Business Days following (a) the Original Closing Date, (b) the Closing Date and (c) creation of the Bank Product, (i) describing the Bank Product and, solely if such Bank Product is not a Noticed Hedge, setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.12. It is hereby understood that a Person may not be a Secured Bank Product Provider to the extent it is similarly treated as such under the First Lien Term Loan Credit Agreement in respect of such Bank Product.

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Securitization Assets” shall mean (a) the accounts receivable subject to a Securitization Transaction and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guaranties or other obligations in respect of such accounts receivable, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts receivable in a Securitization Transaction and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by Lead Borrower or any Restricted Subsidiary in connection with a Securitization Transaction. For the avoidance of doubt, no Securitization Assets shall be included in the Borrowing Base.

“Securitization Entity” shall mean a Wholly-Owned Restricted Subsidiary of Lead Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Transaction with Lead

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Borrower in which Lead Borrower or any Restricted Subsidiary of Lead Borrower makes an Investment and to which Lead Borrower or any Restricted Subsidiary of Lead Borrower transfers Securitization Assets) that is designated by the board of directors of Lead Borrower (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of Securitization Assets and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Lead Borrower or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (b) is recourse to or obligates Lead Borrower or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (c) subjects any asset of Lead Borrower or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(2) with which neither Lead Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to Lead Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Lead Borrower; and

(3) to which neither Lead Borrower nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction or a Receivables Facility.

“Securitization Repurchase Obligation” shall mean any obligation of a seller of receivables in a Qualified Securitization Transaction or a Receivables Facility, as applicable, to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Transaction” shall mean any transaction or series of transactions that may be entered into by Lead Borrower, any of its Restricted Subsidiaries or a Securitization Entity pursuant to which Lead Borrower, such Restricted Subsidiary or such Securitization Entity may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity, Lead Borrower or any of its Restricted Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by Lead Borrower or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Lead Borrower or any of its Restricted Subsidiaries which arose in the ordinary course of business of Lead Borrower or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

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“Security Document” shall mean and include each of the U.S. Security Documents and Canadian Security Documents.

“Settlement Date” shall have the meaning provided in Section 2.14(b).

“Similar Business” shall mean any business and any services, activities or businesses incidental, or reasonably related or similar to, or complementary to any line of business engaged in by Lead Borrower and its Restricted Subsidiaries on the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“SOFR” shall mean means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the second U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is a satisfactory to the Administrative Agent.

“Solvent” and “Solvency” shall mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (ii) the present fair saleable value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (iii) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature in the ordinary course of business on their respective stated maturities and are otherwise “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances; and (iv) such Person and its Subsidiaries on a consolidated basis have, and will have, adequate capital with which to conduct the business they are presently conducting and reasonably anticipate conducting.

“Special Notice Currency” shall mean at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Equity Contribution” shall have the meaning provided in Section 10.11(b).

“Specified Event of Default” shall mean any Event of Default arising under Section 11.01, 11.02 (solely relating to a material inaccuracy in a Borrowing Base Certificate), 11.03(i) (solely relating to a failure to comply with Section 9.17(c) and (d)) or Section 10.11 (but only if such failure is no longer capable of being cured as provided in Section 10.11), 11.03(ii) or 11.05.

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“Specified Permitted Adjustments” shall mean all adjustments identified in the calculation of “Pro Forma Adjusted EBITDA” in the confidential information memorandum for the First Lien Term Loans to the extent such adjustments, without duplication, continue to be applicable to the reference period (it being understood that such adjustments shall be calculated net of the amount of actual benefits realized or expected to be realized during such reference period that are otherwise included in the calculation of Consolidated EBITDA).

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by Lead Borrower or any of its Subsidiaries which Lead Borrower has determined in good faith to be customary in a Securitization Transaction including, without limitation, those relating to the servicing of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Subordinated Indebtedness” shall mean any Indebtedness that is expressly subordinated in right of payment to the Obligations.

“Subsequent Transaction” shall have the meaning provided in Section 1.03.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Subsidiary Borrower” shall mean any Domestic Subsidiaries of any Borrower that own any assets included in the Borrowing Base and that execute a counterpart hereto and to any other applicable Credit Document as a Borrower; provided that the Administrative Agent and the Lenders shall have received from the Credit Parties all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulations, prior to the designation of any Subsidiary Borrower.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary (other than any Excluded Subsidiary) that is not a Borrower in existence on the Closing Date and becomes a party to the Guaranty Agreement on the Canadian Activation Date, as well as each Restricted Subsidiary that is not a Borrower established, created or acquired after the Closing Date which becomes a party to the Guaranty Agreement in accordance with the requirements of this Agreement and the provisions of the Guaranty Agreement.

“Successor Rate” shall have the meaning provided in Section 3.05(c).

“Supermajority Lenders” shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage “50%” contained therein were changed to “66-2/3%.”

“Supported QFC” shall have the meaning provided in Section 13.27.

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward

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foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.12, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.12.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean Bank of America.

“Swingline Loan” shall mean any Loan made by the Swingline Lender pursuant to Section 2.12. All Swingline Loans shall be Base Rate Loans.

“Swingline Note” shall mean each swingline note substantially in the form of Exhibit B-2 hereto.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Target Person” shall have the meaning provided in Section 10.05.

“Tax Group” shall have the meaning provided in Section 10.03(vi)(B).

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, liabilities or withholdings imposed by any Governmental Authority in the nature of a tax, including interest, penalties and additions to tax with respect thereto.

“Term CORRA” shall have the meaning provided in clause (a) of the definition of “Alternative Currency Term Rate”.

“Term CORRA Rate” shall have the meaning provided in clause (a) of the definition of “Alternative Currency Term Rate”.

“Term SOFR” shall mean (a) for any Interest Period with respect to a Term SOFR Rate Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period, with a term equivalent to such Interest Period; provided that (if the rate is not published prior to 11:00 a.m. on such determination date then, Term SOFR means the

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Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto); and

(b) for any interest calculation with respect to a Base Rate Loan on any day, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided, that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less 0.00%, Term SOFR shall be deemed 0.00% for purposes of this Agreement.

“Term SOFR Rate Loan” shall mean each Revolving Loan that bears interest based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” shall mean the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Term SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.05(b).

“Term SOFR Successor Rate” has the meaning specified in Section 3.05(b).

“Test Period” shall mean each period of four consecutive fiscal quarters of Lead Borrower (in each case taken as one accounting period) for which Section 9.01 Financials have been (or were required to be) delivered or, other than in the case of Section 10.11, are otherwise internally available; provided that, until the first such Section 9.01 Financials are (or are required to be) delivered hereunder or, other than in the case of Section 10.11, are otherwise internally available, “Test Period” shall mean the four consecutive fiscal quarters of Lead Borrower for which financial statements have been delivered pursuant to the Original ABL Credit Agreement.

“Threshold Amount” shall mean $75,000,000.

“Trademark Security Agreement” shall have the meaning assigned to such term in the Initial U.S. Security Agreement and/or the Initial Canadian Security Agreement, as applicable.

“Transaction” shall mean, collectively, (i) the entering into of the Credit Documents and the incurrence of the Loans on the Closing Date, if any, (ii) the amendment and restatement of the First Lien Term Loan Credit Agreement and the initial borrowings thereunder on the Closing Date, and (iii) the payment of all Transaction Costs.

“Transaction Costs” shall mean the fees, premiums, commissions and expenses payable by Holdings, Lead Borrower and its Subsidiaries in connection with the transactions described in clauses (i) through (iii) of the definition of “Transaction.”

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Term SOFR Rate Loan or Alternative Currency Term Rate Loan.

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“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“UK Financial Institution” shall mean any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unsecured Notes” shall mean the senior notes issued under the Unsecured Notes Indenture.

“Unsecured Notes Documents” shall mean the Unsecured Notes Indenture and all other documents executed and delivered with respect to the Unsecured Notes or the Unsecured Notes Indenture, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Unsecured Notes Indenture” shall mean (i) that certain Indenture as in effect on the Closing Date and as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof, by and among Lead Borrower, as issuer, the guarantors party thereto and Wilmington Trust National Association, as trustee, pursuant to which $350,000,000 aggregate principal amount of 5.50% senior unsecured notes due 2029 were issued, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (subject to the limitations set forth herein) in whole or in part the Indebtedness and other obligations outstanding under (x) the Indenture referred to in clause (i) or (y) any subsequent Unsecured Notes Indenture, unless such agreement or instrument expressly provides that it is not intended to be and is not an Unsecured Notes Indenture hereunder. Any reference to the Unsecured Notes Indenture hereunder shall be deemed a reference to any Unsecured Notes Indenture then in existence.

“Unsecured Notes Springing Maturity” shall have the meaning assigned to such term under the definition of “Initial Maturity Date”.

“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Pension Liability” of any Plan subject to Title IV of ERISA, shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Plan.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Subsidiary” shall mean (i) on the Closing Date, each Subsidiary of Lead Borrower listed on Schedule 1.01, except to the extent redesignated as a Restricted Subsidiary in accordance with Section 9.16, (ii) any other Subsidiary of Lead Borrower designated by the board of directors of Lead

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Borrower as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Closing Date, except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 9.16; provided, however, that no Subsidiary Borrower shall be designated as an Unrestricted Subsidiary unless released from its obligations as a Subsidiary Borrower concurrently with or after satisfaction of all applicable conditions to such designation in accordance with Section 9.16 and (iii) any Subsidiary of an Unrestricted Subsidiary pursuant to the foregoing clause (i) or (ii).

“Unused Line Fee” shall have the meaning provided in Section 2.05(a).

“Unused Line Fee Rate” shall mean (a) initially, 0.375% per annum and (b) from and after the first fiscal quarter completed after the Closing Date, determined as of each Adjustment Date by reference to the following grid on a per annum basis based on the Average Usage during the fiscal quarter immediately preceding such Adjustment Date:

Average Usage	Unused Line Fee Rate
< 50%	0.375%
≥ 50%	0.250%

“U.S. Credit Party” shall mean Holdings, each Borrower and each Domestic Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such of such Guaranty Agreement.

“U.S. Dollars” and the sign “$” shall each mean freely transferable lawful money (expressed in dollars) of the United States.

“U.S. Dominion Account” shall mean a special concentration account established by a Borrower in the United States, at Bank of America or another bank reasonably acceptable to the Administrative Agent, over which the Administrative Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Credit Documents.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with U.S. GAAP are subject (to the extent provided therein) to Section 13.07(a).

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.“U.S. Security Documents” shall mean the Initial U.S. Security Agreement, each Deposit Account Control Agreement of a U.S. Credit Party, and, after the execution and delivery thereof, each Additional Security Document of a U.S. Credit Party.

“U.S. Special Resolution Regimes” shall have the meaning provided in Section 13.28.

“U.S. Sweep” shall have the meaning provided in Section 9.17(c).

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“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.01(c).

“Verra Mobility” shall mean, Verra Mobility Corporation, a Delaware corporation, the public indirect parent company of Lead Borrower.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary of such Person.

“Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than Lead Borrower and its Subsidiaries under Requirements of Law).

“Withholding Agent” shall mean any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Terms Generally and Certain Interpretive Provisions. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly

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provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Any reference herein or in any other Credit Document to the satisfaction, repayment, or payment in full of the Obligations or the Obligations having been repaid in full, or words of similar import, shall mean (i) the payment or repayment in full in cash of all such Obligations (other than (x) LC Exposure of the type described in clause (a) of the definition thereof, (y) contingent indemnification Obligations for which no claim has been asserted and (z) Secured Bank Product Obligations), (ii) the receipt by the Administrative Agent of Cash Collateral in order to secure (x) contingent indemnification and reimbursement Obligations for which a claim has been asserted, and (y) LC Exposure of the type described in clause (b) of the definition thereof, and (iii) the termination of all of the Commitments of the Lenders.

Section 1.03 Limited Condition Transactions.

Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction (other than (a) the making by any Lender or Issuing Bank, as applicable, of any Credit Extension unless otherwise agreed by such Lender or Issuing Bank and (b) determining Availability for purposes of the Payment Conditions or Distribution Conditions, other than with respect to any Limited Condition Transaction that is to be financed solely with proceeds of newly committed financing not constituting Commitments hereunder), for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio and Consolidated Total Net Leverage Ratio;

(ii) testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets); or

(iii) determining other compliance with this Agreement (including the determination that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom);

in each case, at the option of Lead Borrower (Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be made (1) in the case of any acquisition (including by way of merger) or similar Investment (including the assumption or incurrence of Indebtedness in connection therewith) or disposition, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition, Investment or disposition, (y) the public announcement of an intention to make an offer in respect of the target of such acquisition, Investment or disposition or (z) the consummation of such acquisition, Investment or disposition, (2) in the case of any Dividend, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) (x) the declaration of such Dividend or (y) the making of such Dividend and (3) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the

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last day of, the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment or redemption or acquisition of such Indebtedness or (y) the making of such voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness (the “LCT Test Date”), and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of Lead Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Dividends, the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of Lead Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 1.04 Exchange Rates; Currency Equivalent.

(a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than U.S. Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Term Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Alternative Currency Term Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such U.S. Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein, the selection of rates, any related spread or adjustment or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of

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the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) ( or any component of any of the foregoing), in each case pursuant to the terms of this Agreements, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

(d) For purposes of determining compliance with Section 10 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder). For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness does not exceed the principal amount of such other Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other reasonable costs and expenses (including original issue discount) incurred in connection with such refinancing.

Section 1.05 Additional Alternative Currencies.

(a) The Borrowers may from time to time request that Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Term Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders with Commitments under which such currency is requested to be made available; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Bank.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Loans, the Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Bank thereof. Each applicable Lender (in the case of any such request pertaining to Loans) or the Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than

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11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the Issuing Bank, as the case may be, to permit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Alternative Currency Term Rate Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify such Borrower and (i) the Administrative Agent and such Lenders may amend the definition of “Alternative Currency Term Rate” to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of or “Alternative Currency Term Rate,” as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans. If the Administrative Agent and the Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify such Borrower and (i) the Administrative Agent and the Issuing Bank may amend the definition of “Alternative Currency Term Rate,” as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of “Alternative Currency Term Rate,” as applicable, has been amended to reflect the appropriate rate for such currency such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify such Borrower.

Section 1.06 Classification and Reclassification. It is understood and agreed that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness need not be permitted solely by reference to one category of permitted Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness under Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07(a), respectively, but may instead be permitted in part under any combination thereof (it being understood that Lead Borrower may utilize amounts under any category that is subject to any financial ratio or test, including the Consolidated Total Net Leverage Ratio, Payment Conditions or Distribution Conditions, prior to amounts under any other category). For purposes of determining compliance at any time with Sections 10.01 and 10.04, in the event that any Lien or Indebtedness meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 10.01 and 10.04, Lead Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

Section 1.07 Other Matters. Notwithstanding anything in this Agreement or any Credit Document to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (as it relates to any “fixed” or similar amount)) that does not require compliance with a financial ratio or test (including, without limitation, any borrowing of revolving loans or delayed draw term loans) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement (as it relates to any “incurrence-based” or similar amount incurred hereunder)) that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that any Fixed Amount (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount in connection with such substantially concurrent incurrence.

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Section 1.08 Division. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company or limited partnership, or an allocation of assets to a series of any such entity (or the unwinding of a Division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a Person shall constitute a separate Person hereunder.

Section 1.09 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.10 Quebec Terms. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property” shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest,” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec to the extent such law is applicable to the validity, perfection and effect of perfection of the Collateral Agent’s Liens on applicable Collateral, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “easement” shall be deemed to include “servitude,” (p) “priority” shall be deemed to include “prior claim,” (q) “survey” shall be deemed to include “certificate of location and plan,” (r) “fee simple title” shall be deemed to include “absolute ownership,” (s) “ground lease” shall be deemed to include “emphyteutic lease” and (t) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

Section 1.11 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which

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is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day unless otherwise expressly provided herein.

Section 1.12 Certifications. All certifications to be made hereunder by an officer, Responsible Officer, or representative, as the case may be, of a Credit Party shall be made by such Person in his or her capacity solely as an officer, Responsible Officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.

ARTICLE 2

Amount and Terms of Credit

Section 2.01 The Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans in (x) U.S. Dollars and (y) from and after the Canadian Activation Date, Canadian Dollars, to the Borrowers, at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination in full of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding the lesser of (i) such Lender’s Revolving Commitment, and (ii) such Lender’s Pro Rata Percentage multiplied by the Borrowing Base then in effect. Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the U.S. Borrowers may borrow, pay or prepay and reborrow Revolving Loans. All Borrowers shall be jointly and severally liable as Borrowers for all Loans regardless of which Borrower receives the proceeds thereof. Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (A) affect in any manner the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement, (B) excuse or relieve any Lender of its Commitment to make any such Loan to the extent not so made by such branch or Affiliate or (C) cause the Borrowers to pay additional amounts pursuant to Section 3.01.

Section 2.02 Loans.

(a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders in (x) U.S. Dollars and (y) from and after the Canadian Activation Date, Canadian Dollars, ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), Loans (other than Swingline Loans) comprising any Borrowing shall be in an aggregate principal amount that is (i)(A) in the case of Base Rate Loans, not less than $500,000 and (B) in the case of Term SOFR Rate Loans or Alternative Currency Term Rate Loans, an integral multiple of the Dollar Equivalent of $250,000 and not less than the Dollar Equivalent of $1,000,000, or (ii) equal to the remaining available balance of the applicable Revolving Commitments.

(b) Subject to Section 3.01, each Borrowing shall be comprised entirely of Base Rate Loans, Term SOFR Rate Loans or Alternative Currency Term Rate Loans as Lead Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to repay such Loan in accordance with the terms of this Agreement or cause the Borrowers to pay increased additional amounts pursuant to Section 3.01 at the time of such exercise. Borrowings of more than one Type may be outstanding at the same time; provided further that Lead

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Borrower shall not be entitled to request any Borrowing that, if made, would result in more than (i) ten (10) Borrowings of Term SOFR Rate Loans and (ii) five (5) Borrowings of Alternative Currency Term Rate Loans, in each case, outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan (other than Swingline Loans) to be made by it hereunder on the requested date of such Borrowing by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate, by not later than 1:00 p.m. New York City in the case of any Loan denominated in U.S. Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency and the Administrative Agent shall promptly credit the amounts so received to the Designated Account (or such other deposit account of Lead Borrower specified in the applicable Notice of Borrowing) on the requested date of such Borrowing or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of a Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, Lead Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(f) If the Issuing Bank shall not have received from Lead Borrower the payment required to be made by Section 2.13(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute a Base Rate Loan of such Lender, and such payment shall be deemed to have reduced the LC Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Lead Borrower pursuant to Section 2.13(e) prior to the time that any Revolving Lender makes any payment pursuant to this clause (f), and any such amounts

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received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and Lead Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this clause (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Lead Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate, and for each day thereafter, the Base Rate.

Section 2.03 Borrowing Procedure. To request a Revolving Borrowing, Lead Borrower shall notify the Administrative Agent of such request by electronic transmission (if arrangements for doing so have been approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed) (i) in the case of a Borrowing of Term SOFR Rate Loans, 1:00 p.m., New York City time, three (3) Business Days prior to the requested date of such Borrowing of a Term SOFR Loan, (ii) in the case of a Borrowing of Alternative Currency Term Rate Loans denominated in Canadian Dollars, not later than 11:00 a.m., New York City time, four (4) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of Alternative Currency Term Rate Loans, (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request a Term SOFR Rate Loan or an Alternative Currency Term Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (x) four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation of a Term SOFR Loan or (y) five (5) Business Days (or six (6) Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing of Alternative Currency Term Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Each such written Notice of Borrowing shall specify the following information in compliance with Section 2.02:

(a) the name of the Borrower;

(b) the aggregate amount of such Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be a Borrowing of Base Rate Loans, a Borrowing of Term SOFR Rate Loans or a Borrowing of Alternative Currency Term Rate Loans (specifying the applicable Alternative Currency Term Rate);

(e) in the case of a Borrowing of Term SOFR Loans or Alternative Currency Term Rate Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(f) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02;

(g) the currency of the Borrowing (it being understood that Canadian Dollar Borrowings shall not be available under this Agreement prior to the Canadian Activation Date);

(h) solely to the extent Eligible Cash has been included in the most recent Borrowing Base Certificate delivered pursuant to Section 9.17(a), the amount of Eligible Cash as of the close of

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business on the Business Day prior to the date of such notice and the remaining Availability after adjusting for the proposed Borrowing; and

(i) that the conditions set forth in Article 6(A), 6(B) or Article 7, as applicable, are satisfied or waived as of the date of the notice.

In addition to the foregoing, if Lead Borrower is then delivering a Borrowing Base Certificate on a quarterly basis pursuant to Section 9.17(a)(i), then within 15 Business Days of delivering the applicable Notice of Borrowing, Lead Borrower shall deliver an updated Borrowing Base Certificate for the most recent fiscal month ended prior to the date of such Borrowing, which specifies the remaining Availability after giving effect to such Borrowing.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Borrowing of Base Rate Loans (for Borrowings in U.S. Dollars) and Alternative Currency Term Rate Loans with an Interest Period of one month (for Borrowings in Canadian Dollars). For the avoidance of doubt, there shall be no Borrowings in Canadian Dollars prior to the Canadian Activation Date. If no Interest Period is specified with respect to any requested Borrowing of Term SOFR Rate Loans or Alternative Currency Term Rate Loans, then Lead Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified, then the requested Borrowing shall be made in U.S. Dollars. Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. This Section 2.03 shall not apply to Swingline Loans, the borrowing of which shall be in accordance with Section 2.12.

Section 2.04 Evidence of Debt; Repayment of Loans.

(a) Each Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Lead Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof, the currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Lead Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(d) The entries made in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms; provided, further, for the avoidance of doubt, to the extent any conflict arises between the accounts maintained pursuant to clause (b) above and clause (c) above, the accounts maintained by the Administrative Agent pursuant to clause (c) above shall control.

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(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit B-1 or Exhibit B-2, as applicable.

Section 2.05 Fees.

(a) Unused Line Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the pro rata benefit of the Lenders (other than any Defaulting Lender), a fee in U.S. Dollars equal to the Unused Line Fee Rate multiplied by the amount by which the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) and stated amount of outstanding Letters of Credit during any fiscal quarter (such fee, the “Unused Line Fee”). Such fee shall accrue commencing on the Closing Date, and will be payable in arrears, on the first day of each quarter, commencing on or about January 1, 2026; provided, that the Unused Line Fee that accrued under the Original Credit Agreement from October 1, 2025 through the Closing Date shall be paid on the Closing Date.

(b) Administrative Agent Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times separately agreed upon between Lead Borrower and the Administrative Agent.

(c) LC and Fronting Fees. The Borrowers jointly and severally agree to pay (i) to the Administrative Agent for the account of each applicable Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Term SOFR Rate Loans pursuant to Section 2.06, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder as agreed among Lead Borrower and the Issuing Bank from time to time. LC Participation Fees and Fronting Fees shall be payable on the first day of the quarter, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand (including documentation reasonably supporting such request). Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after written demand (together with backup documentation supporting such reimbursement request). All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders (other than Defaulting Lenders), except that the Fronting Fees shall be paid directly to the Issuing Bank. Once paid, none of the fees shall be refundable under any circumstances.

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Section 2.06 Interest on Loans.

(a) Subject to the provisions of Section 2.06(d), the Loans comprising each Borrowing of Base Rate Loans, including each Swingline Loan, shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.06(d), the Loans comprising each Borrowing of Term SOFR Rate Loans shall bear interest at a rate per annum equal to the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Subject to the provisions of Section 2.06(d), the Loans comprising each Borrowing of Alternative Currency Term Rate Loans shall bear interest at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin; it being understood that no Loans will bear interest at the Term CORRA Rate at any time prior to the Canadian Activation Date.

(d) Upon the occurrence and during the continuance of any Event of Default under Section 11.01 or Section 11.05, (x) overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan, shall bear interest at a rate per annum equal to (i) for Base Rate Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for Base Rate Loans plus the Base Rate, (ii) for Term SOFR Rate Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for Term SOFR Rate Loans plus the Term SOFR Rate for the Interest Period in effect for such Borrowing and (iii) for Alternative Currency Term Rate Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for Alternative Currency Term Rate Loans plus the Alternative Currency Term Rate for the Interest Period in effect for such Borrowing and (y) overdue Fees shall bear interest at a rate per annum equal to 2.00% per annum in excess of the Applicable Margin for Base Rate Loans plus the Base Rate, each as in effect from time to time, in each case with such interest to be payable on demand.

(e) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 or 365 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on the number of days in the calendar year, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, 365 or such other period of time that is less than the calendar year, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. Each Canadian Credit Party confirms that it fully understands and is able to calculate the rate of interest applicable to loans, advances, liabilities and obligations under this Agreement based on the methodology for calculating per annum rates provided for in this Agreement.

(f) Accrued interest on each Loan shall be payable in arrears (i) in the case of Base Rate Loans, on each Adjustment Date, commencing with January 1, 2026, for such Base Rate Loans, (ii) in the case of Term SOFR Rate Loans or Alternative Currency Term Rate Loans, at the end of the current Interest Period therefor and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iii) in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (x) interest accrued pursuant to clause (d) of this Section 2.06 shall be payable on demand and, absent demand, on each Adjustment Date, at the end of the current Interest Period and upon termination of the Revolving Commitments, as applicable, (y) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall

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be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any Term SOFR Rate Loan or Alternative Currency Term Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion; provided, further, that accrued interest on Loans outstanding under the Original Credit Agreement immediately prior to the Closing Date shall be paid on the Closing Date.

(g) All interest hereunder for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and Alternative Currency Term Rate Loans shall be computed on the basis of a year of 365/366 days, except that interest computed by reference to the Term SOFR Rate (other than Base Rate Loans determined by reference to the Term SOFR Rate) shall be computed on the basis of a year (provided that, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, such interest shall be computed in accordance with such market practice). All other computations of interest and all fees shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Term SOFR Rate or Alternative Currency Term Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

(h) With respect to SOFR, Term SOFR, Term CORRA, or any Alternative Currency Term Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to Lead Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(i) If any provision of this Agreement or of any of the other Credit Documents would obligate any Canadian Credit Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.06, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Canadian Credit Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the applicable Canadian Credit Parties. Any amount or rate of interest referred to in this Section 2.06 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

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Section 2.07 Termination and Reduction of Commitments.

(a) The Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Maturity Date.

(b) Lead Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) any such reduction shall be in an amount that is an integral multiple of $1,000,000 and (ii) the Revolving Commitments shall not be terminated or reduced if after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the Aggregate Exposures would exceed the Aggregate Commitments.

(c) Lead Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under paragraph (b) of this Section 2.07 at least two Business Days (or such shorter period to which the Administrative Agent may consent) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each such notice shall be irrevocable except that, to the extent delivered in connection with a refinancing of the Obligations or other contingent transaction, such notice shall not be irrevocable until such refinancing is closed and funded or other contingent transaction has been consummated. Any effectuated termination or reduction of the Aggregate Commitments shall be permanent. Each reduction of the Aggregate Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

Section 2.08 Interest Elections.

(a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of Term SOFR Rate Loans or Alternative Currency Term Rate Loans, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, Lead Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Borrowing of Term SOFR Rate Loans or Alternative Currency Term Rate Loans, may elect Interest Periods therefor, all as provided in this Section 2.08; provided that except as otherwise provided in Section 3.02, Term SOFR Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Term SOFR Rate Loans shall reduce the outstanding principal amount of such Term SOFR Rate Loans made pursuant to a single Borrowing to less than the minimum Borrowing amount. Lead Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than ten (10) Borrowings of Term SOFR Rate Loans and five (5) Borrowings of Alternative Currency Term Rate Loans outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.

(b) To make an election pursuant to this Section 2.08, Lead Borrower shall notify the Administrative Agent of such election by electronic transmission (if arrangements for doing so have been approved by the Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned) by the time that a Notice of Borrowing would be required under Section 2.03 if Lead Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, subject to Section 3.05. Each such written Notice of Conversion/Continuation shall

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be substantially in the form of Exhibit A-2, unless otherwise agreed to by the Administrative Agent and Lead Borrower.

(c) Each written Notice of Conversion/Continuation shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Borrowing of Base Rate Loans, a Borrowing of Term SOFR Rate Loans or a Borrowing of Alternative Currency Term Rate Loans (specifying the applicable Alternative Currency Term Rate);

(iv) the currency of the resulting Borrowing; and

(v) if the resulting Borrowing is a Borrowing of Term SOFR Rate Loans or Alternative Currency Term Rate Loans, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Notice of Conversion/Continuation requests a Borrowing of Term SOFR Rate Loans or Alternative Currency Term Rate Loans but does not specify an Interest Period, then Lead Borrower shall be deemed to have selected an Interest Period of one month’s duration. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.

(d) Promptly following receipt of a Notice of Conversion/Continuation, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Notice of Conversion/Continuation with respect to a Borrowing of Term SOFR Rate Loans or Alternative Currency Term Rate Loans denominated in Canadian Dollars is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Lead Borrower, then, after the occurrence and during the continuance of such Event of Default (i) no outstanding Borrowing may be converted to or continued as a Borrowing of Term SOFR Rate Loans or Alternative Currency Term Rate Loans, (ii) unless repaid, each Borrowing of Term SOFR Rate Loans shall be converted to a Borrowing of Base Rate Loans at the end of the Interest Period applicable thereto, and (iii) no Loans may be converted into Alternative Currency Term Rate Loans and Alternative Currency Term Rate Loans may not be continued.

(f) Except as otherwise provided herein, an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Alternative Currency Term Rate

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Loan. During the existence of a Default, no Loans may be requested as converted to or continued as Alternative Currency Term Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that and any or all of the then outstanding Alternative Currency Term Rate Loans be prepaid, or redenominated into U.S. Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(g) The Administrative Agent may make Conforming Changes from time to time with respect to SOFR, Term SOFR, Term CORRA or any Successor Rate. Notwithstanding anything to the contrary in any Credit Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Credit Document. The Administrative Agent shall post or provide each such amendment to Lenders and the Lead Borrower reasonably promptly after it becomes effective.

Section 2.09 Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay, without premium or penalty (subject to Section 3.02), any Borrowing, in whole or in part, subject to the requirements of this Section 2.09; provided that each partial prepayment shall be in an amount that is an integral multiple of $100,000 (or the Dollar Equivalent thereof).

(b) Revolving Loan Prepayments.

(i) In the event of the termination of all the Revolving Commitments, Lead Borrower shall, on the date of such termination, repay or prepay all the outstanding Revolving Borrowings and all outstanding Swingline Loans and Cash Collateralize or backstop on terms reasonably satisfactory to the Administrative Agent the LC Exposure in accordance with Section 2.13(j).

(ii) In the event of any partial reduction of the Revolving Commitments, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify Lead Borrower and the Revolving Lenders of the Aggregate Exposures after giving effect thereto and (B) if the Aggregate Exposures would exceed the Line Cap then in effect, after giving effect to such reduction, then Lead Borrower shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five (5) Business Days following such notice), first, repay or prepay all Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(iii) In the event that the Aggregate Exposures at any time exceeds the Line Cap then in effect, Lead Borrower shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, or change in eligibility criteria or standards or the occurrence of a Revaluation Date, within five (5) Business Days following notice from the Administrative Agent), apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, in accordance with this Section 2.09(b)(iii). Lead Borrower shall, first, repay or prepay all Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Lead Borrower shall, immediately after demand, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

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(v) In the event the Administrative Agent delivers a Liquidity Notice to any bank or other depository at which any Deposit Account is maintained directing such bank or other depository to remit all funds in such Deposit Account to the Dominion Account, the Administrative Agent may apply any funds from time to time on deposit in the Dominion Account first, to repay or prepay all Swingline Loans and any interest accrued thereon, and second, repay or prepay Revolving Borrowings, with any amounts remaining after such application being deposited into the Designated Account.

(c) Application of Prepayments.

(i) Prior to any optional or mandatory prepayment of Borrowings hereunder, Lead Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to clause (i) of this Section 2.09(c). Except as provided in Section 2.09(b)(iii) hereof, all mandatory prepayments shall be applied as follows: first, to fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to the Credit Documents; second, to interest then due and payable on the Lead Borrower’s Swingline Loans; third, to the principal balance of the Swingline Loan outstanding until the same has been prepaid in full; fourth, to interest then due and payable by the applicable Borrower(s) on the Revolving Loans and other amounts due pursuant to Sections 3.01, 3.02 and 5.01; fifth, to the principal balance of the Revolving Loans until the same have been prepaid in full; sixth, to Cash Collateralize all LC Exposure plus any accrued and unpaid interest thereon (to be held and applied in accordance with Section 2.13(j) hereof); seventh, to all other Obligations pro rata in accordance with the amounts that such Lender certifies is outstanding; and eighth, as required by the Intercreditor Agreement or, in the absence of any such requirement, returned to Lead Borrower or to such party as otherwise required by law.

(ii) Amounts to be applied pursuant to this Section 2.09 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay Term SOFR Rate Loans or Alternative Currency Term Rate Loans. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.09 shall be in excess of the amount of the Base Rate Loans at the time outstanding, only the portion of the amount of such prepayment that is equal to the amount of such outstanding Base Rate Loans shall be immediately prepaid and, at the election of Lead Borrower, the balance of such required prepayment shall be either (A) deposited in the LC Collateral Account and applied to the prepayment of Term SOFR Rate Loans or Alternative Currency Term Rate Loans, as applicable, on the last day of the then next-expiring Interest Period for Term SOFR Rate Loans and Alternative Currency Term Rate Loans (with all interest accruing thereon for the account of the applicable Borrowers) or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.10. Notwithstanding any such deposit in the LC Collateral Account, interest shall continue to accrue on such Loans until prepayment.

(d) Notice of Optional Prepayment. Lead Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by electronic mail service of any optional prepayment hereunder (i) in the case of prepayment of a Borrowing of Term SOFR Rate Loans , to the Administrative Agent’s New York office not later than 1:00 p.m., New York City time, three (3) Business Days (or such shorter period to which the Administrative Agent may consent) before the date of prepayment, (ii) in the case of prepayment of a Borrowing of Base Rate Loans (other than Swingline Loans), to the Administrative Agent’s New York office not later than 4:00 p.m., New York City time, on the date of prepayment, (iii) in the case of prepayment of a Borrowing of Alternative Currency Term Rate Loans (other than a Loan denominated in a Special Notice Currency), to the Administrative Agent’s Toronto office not later than 1:00pm., Toronto time, four Business Days before the date of prepayment, (iv) in the case of prepayment of a Revolving Borrowing of an Alternative Currency Term Rate Loan denominated in Special Notice Currency, to the Administrative Agent’s London office not later than 1:00 p.m., London time, five Business Days before the date of payment and (v) in the case of a prepayment of a Swingline Loan, not

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later than 4:00 p.m., New York City time, on the date of prepayment. Each such notice shall specify the prepayment date, the currency, the principal amount of each Borrowing or portion thereof to be prepaid and the Type(s) of Loans to be prepaid and, if a Term SOFR Loan or an Alternative Currency Term Rate Loan are to be prepaid, the Interest Period(s) of such Loans. Each notice of prepayment pursuant to this Section shall be irrevocable, except that Lead Borrower may, by subsequent notice to the Administrative Agent, revoke any such notice of prepayment if such notice of revocation is received not later than 10:00 a.m. (New York City time) on the day on which such prepayment is scheduled to occur, and, provided that (i) Lead Borrower reimburses each Lender pursuant to Section 3.02 for any funding losses within five Business Days after receiving written demand therefor and (ii) the amount of Loans as to which such revocation applies shall be deemed converted to (or continued as, as applicable) Base Rate Loans (in the case of a Borrowing of U.S. Dollars), or Alternative Currency Term Rate Loans (in case of any other currency) with an Interest Period of one month, in accordance with the provisions of Section 2.08 as of the date of notice of revocation (subject to subsequent conversion in accordance with the provisions of this Agreement). Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

Section 2.10 Payments Generally; Pro Rata Treatment; Sharing of Set‑offs.

(a) Each Borrower shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 3.01, 3.02 and 5.01 or otherwise) at or before the time expressly required hereunder or under such other Credit Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time or, in the case of any Loan denominated in U.S. Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan or LC Disbursement in an Alternative Currency, in each case), on the date when due, in immediately available funds, without set-off or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s applicable office in such Alternative Currency and in immediately available funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in U.S. Dollars in the Dollar Equivalent of the Alternative Currency payment amount. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.01, 3.02, 5.01 and 13.01 shall be made to the Administrative Agent for the benefit of the Persons entitled thereto and payments pursuant to other Credit Documents shall be made to the Administrative Agent for the benefit of the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Credit Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

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(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied in the manner as provided in Section 2.09(c) or 11.11 hereof, as applicable, ratably among the parties entitled thereto.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Lead Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Lead Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Credit Parties rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of a Credit Party in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that Lead Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment, a "Rescindable Amount"): (1) the applicable Borrower has not in fact made such payment, (2) the Administrative Agent has made a payment in excess of the amount so paid by the applicable Borrower (whether or not then owed), or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each Lender or Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to or otherwise made for the account of such Lender or Issuing Bank, in immediately available funds with interest thereon for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate (or, with respect to an Alternative Currency, the applicable Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.02(f), 2.10(d), 2.12(d) or 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the

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Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.11 Defaulting Lenders.

(a) Reallocation of Pro Rata Share; Amendments. For purposes of determining the Lenders’ obligations to fund or acquire participations in Loans or Letters of Credit, the Administrative Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata Shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Credit Document, except as provided in Section 13.12.

(b) Payments; Fees. The Administrative Agent may, in its discretion, receive and retain any amounts required to be paid to a Defaulting Lender under the Credit Documents, and a Defaulting Lender shall be deemed to have assigned to the Administrative Agent such amounts until all Obligations owing to the Administrative Agent, Non-Defaulting Lenders and other Secured Creditors have been paid in full. The Administrative Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to the Borrowers hereunder. A Lender shall not be entitled to receive (and no Borrower shall be obligated to pay) any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the Unused Line Fee under Section 2.05(a). To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, LC Participation Fees attributable to such LC Obligations under Section 2.05(c) shall be paid to such other Lenders. The Administrative Agent shall be paid all LC Participation Fees attributable to LC Obligations that are not so reallocated.

(c) Cure. Lead Borrower, Administrative Agent and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata Shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Shares. Unless expressly agreed by Lead Borrower, Administrative Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

Section 2.12 Swingline Loans.

(a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender may, but shall not be obligated to, make Swingline Loans to the Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the Aggregate Exposures exceeding the lesser of (A) the Aggregate Commitments and (B) the Borrowing Base then in effect; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Swingline Loans.

(b) Swingline Loans. To request a Swingline Loan, Lead Borrower shall notify the Administrative Agent of such request by electronic mail service, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The

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Administrative Agent will promptly advise the Swingline Lender of any such notice received from Lead Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the Designated Account (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.13(e), by remittance to the Issuing Bank) by 5:00 p.m., New York City time, on the requested date of such Swingline Loan. Lead Borrower shall not request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $100,000.

(c) Prepayment. Lead Borrower shall have the right at any time and from time to time to repay, without premium or penalty, any Swingline Loan, in whole or in part, upon giving written notice or notice via electronic mail service to the Swingline Lender and to the Administrative Agent before 4:00 p.m., New York City time on the date of repayment at the Swingline Lender’s address for notices specified in the Swingline Lender’s administrative questionnaire. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

(d) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 4:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments or whether an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Lead Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Lead Borrower (or other party on behalf of Lead Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

(e) If a Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then on such Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Maturity Date); provided that, if on the occurrence of such Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.13(o)), there shall exist sufficient unutilized Extended

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Revolving Loan Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Loan Commitments which will remain in effect after the occurrence of such Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Loan Commitments and such Swingline Loans shall not be so required to be repaid in full on such Maturity Date.

Section 2.13 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, Lead Borrower may request the issuance of Letters of Credit in U.S. Dollars for Lead Borrower’s account or the account of a Subsidiary of Lead Borrower in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that Lead Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary). All Existing Letters of Credit shall be deemed, without further action by any party hereto, to have been issued on the Closing Date pursuant to this Agreement, and the Lenders shall thereupon acquire participations in the Existing Letters of Credit as if so issued without further action by any party hereto, to be acquired by the Lenders hereto. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Lead Borrower to, or entered into by Lead Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Lead Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) a LC Request to the Issuing Bank and the Administrative Agent not later than 1:00 p.m. on the second Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is reasonably acceptable to the Issuing Bank). A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (vii) such other matters as the Issuing Bank may reasonably require. A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank (w) the Letter of Credit to be amended, renewed or extended; (x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), (y) the nature of the proposed amendment, renewal or extension, and (z) such other matters as the Issuing Bank may reasonably require. If requested by the Issuing Bank, Lead Borrower also shall submit a letter of credit application substantially on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Lead Borrower shall be deemed to represent and warrant (solely in the case of (w) and (x) that), after giving effect to such issuance, amendment, renewal or extension (A) the LC Exposure shall not exceed $35,000,000, (B) the total Revolving Exposures shall not exceed the lesser of (1) the total Revolving Commitments and (2) the Borrowing Base then in effect and (C) if a Defaulting Lender exists, either such Lender or Lead Borrower has entered into arrangements reasonably satisfactory to the Administrative Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender). Unless the Issuing Bank shall otherwise agree, no Letter of Credit shall be denominated in a currency other than U.S. Dollars .

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(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is one year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the Issuing Bank may agree and, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and, unless Cash Collateralized (in which case the expiry may extend no longer than twelve months after the Letter of Credit Expiration Date) the Letter of Credit Expiration Date. Each Letter of Credit may, upon the request of Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but, subject to the foregoing, not beyond the date that is after the Letter of Credit Expiration Date) unless the Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Lead Borrower on the date due as provided in clause (e) of this Section 2.13, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments or whether or not an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Lead Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the Business Day after receiving notice from the Issuing Bank of such LC Disbursement; provided that, whether or not Lead Borrower submits a Notice of Borrowing, Lead Borrower shall be deemed to have requested (except to the extent Lead Borrower makes payment to reimburse such LC Disbursement when due) a Borrowing of Base Rate Loans in an amount necessary to reimburse such LC Disbursement. If Lead Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Lead Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from Lead Borrower pursuant to this paragraph, the Administrative Agent shall, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, distribute such payment to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve Lead Borrower of its obligation to reimburse such LC Disbursement.

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(f) Obligations Absolute.

(i) Subject to the limitations set forth below, the obligation of Lead Borrower to reimburse LC Disbursements as provided in clause (e) of this Section 2.13 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) the existence of any claim, set-off, defense or other right which Lead Borrower may have at any time against a beneficiary of any Letter of Credit, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13, constitute a legal or equitable discharge of, or provide a right of set-off against, the obligations of Lead Borrower hereunder; provided that Lead Borrower shall have no obligation to reimburse the Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith, or willful misconduct of the Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Lead Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Lead Borrower to the extent permitted by applicable law) suffered by Lead Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct, or bad faith on the part of the Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(ii) The Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by Lead Borrower or other Person of any obligations under any LC Document. The Issuing Bank does not make to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, such documents or any Credit Party. The Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Document; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party.

(iii) No Issuing Bank or any of its Affiliates or any of its or their respective officers, directors, employees, agents and investment advisors shall be liable to any Lender or other Person for any action

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taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct as determined by court of competent jurisdiction in a final nonappealable judgment. The Issuing Bank shall not have any liability to any Lender if the Issuing Bank refrains from any action under any Letter of Credit or such LC Documents until it receives written instructions from the Required Lenders.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and Lead Borrower by electronic mail service of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Lead Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.13(e)).

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Lead Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Lead Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if Lead Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section 2.13, then Section 2.06(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.13 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and Lead Borrower. The Issuing Bank may be replaced at any time by agreement between Lead Borrower and the Administrative Agent. One or more Lenders may be appointed as additional Issuing Banks in accordance with clause (k) below. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Lead Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Lead Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j) Cash Collateralization.

(i) If any Event of Default under Section 11.01 or Section 11.05 shall occur and be continuing, on the Business Day after Lead Borrower receives notice from the Administrative Agent (acting at the request of the Required Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, Lead Borrower shall deposit in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Secured Creditors, an amount in cash equal to 102% of the LC Exposure as of such date.

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Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of Lead Borrower under this Agreement, but shall be immediately released and returned to Lead Borrower (in no event later than two (2) Business Days) once all such Events of Default are cured or waived. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made only in Cash Equivalents and at the direction of Lead Borrower and at Lead Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Lead Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Lead Borrower.

(ii) Lead Borrower shall, on demand by the Issuing Bank or the Administrative Agent from time to time, Cash Collateralize the Fronting Exposure associated with any Defaulting Lender.

(k) Additional Issuing Banks. Lead Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this clause (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Credit Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

(l) The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

(m) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (i) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(n) LC Collateral Account.

(i) The Administrative Agent is hereby authorized to establish and maintain at the Notice Office, in the name of the Administrative Agent and pursuant to a dominion and control agreement, a

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restricted deposit account designated “Lead Borrower LC Collateral Account” (or such sub-accounts as the Administrative Agent may require for purposes of administration or collateral separation or otherwise). Each Credit Party shall deposit into the LC Collateral Account from time to time the Cash Collateral required to be deposited under Section 2.13(j) hereof.

(ii) The balance from time to time in such LC Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. Notwithstanding any other provision hereof to the contrary, all amounts held in the LC Collateral Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full. All funds in “Lead Borrower LC Collateral Account” may be invested in accordance with the provisions of Section 2.13(j).

(o) Extended Commitments. If a Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then (i) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 2.13(d) and (e)) under (and ratably participated in by Lenders) the Extended Revolving Loan Commitments, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Loan Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.13(j). Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of such Maturity Date with respect to Existing Revolving Loans shall have no effect upon (and shall not diminish) the percentage participations of the Lenders of Extended Revolving Loans in any Letter of Credit issued before such Maturity Date.

Section 2.14 Settlement Amongst Lenders.

(a) The Swingline Lender may, at any time (but, in any event shall weekly), on behalf of Lead Borrower (which hereby authorizes the Swingline Lender to act on its behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Loan (which shall be a Base Rate Loan) in an amount equal to such Lender’s Pro Rata Percentage of the Outstanding Amount of Swingline Loans, which request may be made regardless of whether the conditions set forth in Article 7 have been satisfied. Upon such request, each such Lender shall make available to the Administrative Agent the proceeds of such Revolving Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

(b) The amount of each Lender’s Pro Rata Percentage of outstanding Revolving Loans (including outstanding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swingline Loans) and repayments of Revolving Loans (including Swingline Loans)

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received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Pro Rata Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender with respect to Revolving Loans to the Borrowers (including Swingline Loans) shall be equal to such Lender’s applicable Pro Rata Percentage of Revolving Loans (including Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

Section 2.15 Revolving Commitment Increase.

(a) Subject to the terms and conditions set forth herein, after the Closing Date, Lead Borrower shall have the right to request, by written notice to the Administrative Agent, an increase in the Revolving Commitments (a “Revolving Commitment Increase”) in an aggregate amount not to exceed the greater of (x) $75,000,000 and (y) the excess of the Borrowing Base at such time over the Aggregate Commitments at such time; provided that (a) Lead Borrower shall only be permitted to effect five Revolving Commitment Increases during the term of this Agreement and (b) any Revolving Commitment Increase shall be in a minimum amount of $10,000,000 or, if less than $10,000,000 is available, the amount left available (but in any event no less than $5,000,000).

(b) Each notice submitted pursuant to this Section 2.15 (a “Revolving Commitment Increase Notice”) requesting a Revolving Commitment Increase shall specify the amount of the increase in the Revolving Commitments being requested. Upon receipt of a Revolving Commitment Increase Notice, the Administrative Agent may (at the direction of Lead Borrower) promptly notify the Lenders selected by Lead Borrower to provide all or a portion of the Revolving Commitment Increase (it being understood that Lead Borrower shall have no obligation to seek or accept a Revolving Commitment Increase from any existing Lenders) and each such Lender may (subject to Lead Borrower’s consent) have the right to elect to have its Revolving Commitment increased by such portion of the requested increase in Revolving Commitments as agreed with Lead Borrower; provided that (i) each such Lender may decline, in its sole discretion, to have its Revolving Commitment increased in connection with any requested Revolving Commitment Increase, it being understood that no Lender shall be obligated to increase its Revolving Commitment unless it so agrees, (ii) if commitments from additional financial institutions are required by Lead Borrower in connection with the Revolving Commitment Increase, any Person or Persons selected by Lead Borrower and providing such commitment shall be subject to the written consent of the Administrative Agent, the Swingline Lender and the Issuing Bank (such consent not to be unreasonably withheld, delayed or conditioned), if such consent would be required pursuant to the definition of Eligible Transferee and (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolving Commitment Increase; and (iv) no Issuing Bank or Swingline Lender shall be required to act in such capacity under the Revolving Commitment Increase without its prior written consent. In the event that any Lender or other Person agrees

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to participate in any Revolving Commitment Increase (each an “Increase Loan Lender”), such Revolving Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and Lead Borrower, which date shall be as soon as practicable after the date of receipt of the Revolving Commitment Increase Notice (such date, the “Increase Date”); provided that the establishment of such Revolving Commitment Increase shall be subject to the satisfaction of each of the following conditions: (1) subject to Section 1.03, no Event of Default shall have occurred and be continuing or would exist after giving effect thereto; (2) subject to Section 1.03, the representations and warranties under Article 8 shall be true in all material respects and (3) the Revolving Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by Lead Borrower, the Administrative Agent, and the Increase Loan Lenders, each of which shall be reasonably satisfactory to Lead Borrower, the Administrative Agent, and the Increase Loan Lenders; (4) the Credit Parties shall execute and deliver or cause to be executed and delivered to the Administrative Agent such amendments to the Credit Documents, customary legal opinions and other documents as the Administrative Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Administrative Agent; and (5) the Borrowers shall have paid to the Administrative Agent and the Lenders such additional fees as may be agreed to be paid by the Borrowers in connection therewith.

(c) On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.15, (i) the Administrative Agent shall effect a settlement of all outstanding Revolving Loans among the Lenders that will reflect the adjustments to the Revolving Commitments of the Lenders as a result of the Revolving Commitment Increase, (ii) the Administrative Agent shall notify the Lenders and Credit Parties of the occurrence of the Revolving Commitment Increase to be effected on the Increase Date and (iii) Schedule 2.01 shall be deemed modified to reflect the revised Revolving Commitments of the affected Lenders.

(d) The terms and provisions of the Revolving Commitment Increase shall be identical to the Revolving Loans and the Revolving Commitments (other than (A) any terms and provisions that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Revolving Commitment Increase (immediately prior to the establishment of such Revolving Commitment Increase), (B) subject to clause (i) below, the maturity date and (C) arranger, upfront fees and other similar fees) and, for purposes of this Agreement and the other Credit Documents, all Revolving Loans made under the Revolving Commitment Increase shall be deemed to be Revolving Loans. Without limiting the generality of the foregoing, (i) in no event shall the final maturity date of any Revolving Loans under a Revolving Commitment Increase at the time of establishment thereof be earlier than the Latest Maturity Date that is in effect on the effective date of the Revolving Commitment Increase (immediately prior to the establishment of such Revolving Commitment Increase), (ii) the Revolving Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the Latest Maturity Date that is in effect on the effective date of the Revolving Commitment Increase (immediately prior to the establishment of such Revolving Commitment Increase), (iii) the rate of interest applicable to the Revolving Commitment Increase shall be the same as the rate of interest applicable to the existing Revolving Loans, (iv) unused line fees applicable to the Revolving Commitment Increase shall be calculated using the same Unused Line Fee Rates applicable to the existing Revolving Loans, (v) the Revolving Commitment Increase shall share ratably in any mandatory prepayments of the Revolving Loans, (vi) after giving effect to such Revolving Commitment Increases, the Pro Rata Percentage of the Revolving Commitments of each Lender may be adjusted to give effect to the total Revolving Commitment as increased by such Revolving Commitment Increase, and (vii) the Revolving Commitment Increase shall rank pari passu in right of payment and security with the existing Revolving Loans. Each joinder agreement and any amendment to any Credit Document requested by the Administrative Agent in connection with the establishment of the Revolving Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement (an “Incremental Revolving Commitment Amendment”) and

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the other Credit Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and Lead Borrower, to effect the provisions of this Section 2.15.

Section 2.16 Lead Borrower. Each Borrower hereby designates Lead Borrower as its representative and agent for all purposes under the Credit Documents, including requests for Revolving Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Credit Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Issuing Bank or any Lender. Lead Borrower hereby accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by Lead Borrower on behalf of any Borrower. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to Lead Borrower on behalf of such Borrower. Each of the Administrative Agent, the Issuing Bank and the Lenders shall have the right, in its discretion, to deal exclusively with Lead Borrower for any or all purposes under the Credit Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Lead Borrower shall be binding upon and enforceable against it.

Section 2.17 Overadvances. If the aggregate Revolving Loans outstanding exceed the Line Cap (an “Overadvance”) at any time, the excess amount shall be payable by the Borrowers on demand (or, if such Overadvance is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility criteria or standards, or the occurrence of a Revaluation Date, within three Business Days following notice from the Administrative Agent) by the Administrative Agent, but all such Revolving Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Credit Documents. The Administrative Agent may require the Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance, (a) when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required) and (ii) the aggregate amount of all Overadvances and Protective Advances is not known by the Administrative Agent to exceed 10% of the Borrowing Base, (b) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the aggregate outstanding Revolving Loans and LC Obligations to exceed the aggregate Revolving Commitments. The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the then existing Event of Default. In no event shall any Borrower or other Credit Party be permitted to require any Overadvance Loan to be made.

Section 2.18 Protective Advances. The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with Lead Borrower, at any time, to make Base Rate Loans or Alternative Currency Term Rate Loans with an Interest Period of one (1) month (“Protective Advances”) (a) in an aggregate amount, together with the aggregate amount of all Overadvance Loans, not to exceed 10% of the Borrowing Base, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Collateral, or to enhance the collectability or repayment of the Obligations; or (b) to pay any other amounts chargeable to Credit Parties under any Credit Documents, including costs, fees and expenses; provided that, the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolving Loans and LC Obligations shall not exceed the aggregate Revolving Commitments. Each Lender shall participate in each Protective Advance in accordance with its

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Pro Rata Percentage. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Collateral; or (b) defend or maintain the validity or priority of the Administrative Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided that the Administrative Agent shall use reasonable efforts to notify Lead Borrower after paying any such amount or taking any such action and shall not make payment of any item that is being Properly Contested.

Section 2.19 Extended Loans.

(a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.19, Lead Borrower may at any time and from time to time when no Event of Default then exists request that all or a portion of the then-existing Revolving Loans (the “Existing Revolving Loans”), together with any related outstandings, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of the principal amount (and related outstandings) of such Revolving Loans (any such Revolving Loans which have been so converted, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.19. In order to establish any Extended Revolving Loans, Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (each, an “Extension Request”) setting forth the proposed terms of the Extended Revolving Loans to be established, which shall (x) be identical as offered to each Lender (including as to the proposed interest rates and fees payable) and (y) have the same terms as the Existing Revolving Loans from which such Extended Revolving Loans are to be converted, except that: (i) repayments of principal of the Extended Revolving Loans may be delayed to later dates than the Initial Maturity Date; (ii) the effective yield with respect to the Extended Revolving Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the effective yield for the Existing Revolving Loans to the extent provided in the applicable Extension Amendment; and (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Loans); provided, however, that (A) in no event shall the final maturity date of any Extended Revolving Loans at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Loans hereunder that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Loans) and (B) the Weighted Average Life to Maturity of any Extended Revolving Loans at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Revolving Loans then outstanding. Any Extended Revolving Loans converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Revolving Loans, as applicable, for all purposes of this Agreement; provided that any Extended Revolving Loans converted from Existing Revolving Loans may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Revolving Loans.

(b) With respect to any Extended Revolving Loans, subject to the provisions of Sections 2.12(e) and 2.13(o), to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a Maturity Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and/or Extended Revolving Loan Commitments in accordance with their Pro Rata Share of the Aggregate Commitments under each Extension Series of Extended Revolving Loans, and the Existing Revolving Loans (and, except as provided in Sections 2.12(e) and 2.13(o), without giving effect to changes thereto on such Maturity Date with respect to Swingline Loans

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and Letters of Credit theretofore incurred or issued) and all borrowings under the Aggregate Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings) and (y) repayments required upon any Maturity Date of any Revolving Commitments or Extended Revolving Loan Commitments).

(c) Lead Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Revolving Loans, are requested to respond, and shall agree to such procedures, if any, as may be established by, or reasonably acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19. No Lender shall have any obligation to agree to have any of its Existing Revolving Loans converted into Extended Revolving Loans pursuant to any Extension Request. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Existing Revolving Loans subject to such Extension Request converted into Extended Revolving Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Revolving Loans which it has elected to request be converted into Extended Revolving Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Existing Revolving Loans subject to Extension Elections relating to a particular Extension Request exceeds the amount of Extended Revolving Loans requested pursuant to such Extension Request, Revolving Loans subject to such Extension Elections shall be converted to Extended Revolving Loans, on a pro rata basis based on the aggregate principal amount of Revolving Loans included in each such Extension Elections or to the extent such option is expressly set forth in the respective Extension Request, Lead Borrower shall have the option to increase the amount of Extended Revolving Loans so that such excess does not exist.

(d) Extended Revolving Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Lender providing Extended Revolving Loans thereunder which shall be consistent with the provisions set forth in Section 2.19(a) above and the Issuing Bank (solely to the extent that such Extension Amendment would result in the extension of the Issuing Bank’s obligations with respect to Letters of Credit) (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment.

(e) With respect to any Extension Amendment consummated by a Borrower pursuant to this Section 2.19, (i) such Extension Amendment shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, (ii) with respect to Extended Revolving Loan Commitments, if the aggregate amount extended is less than (A) the LC Commitment, the LC Commitment shall be reduced upon the date that is five (5) Business Days prior to the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Loans) (to the extent needed so that the LC Commitment does not exceed the aggregate Revolving Commitment which would be in effect after such Latest Maturity Date), and, if applicable, the Borrowers shall Cash Collateralize obligations under any issued Letters of Credit in an amount equal to 102% of the stated amount of such Letters of Credit, or (B) the Swingline Commitment, the Swingline Commitment shall be reduced upon the date that is five (5) Business Days prior to such Latest Maturity Date (to the extent needed so that the Swingline Commitment does not exceed the aggregate Revolving Commitment which would be in effect after such Latest Maturity Date), and, if applicable, the Borrowers shall prepay any outstanding Swingline Loans. The Administrative Agent and the Lenders hereby consent to each Extension Amendment and the other transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Revolving Loan Commitments on such terms as may be set forth in the Extension Request) and hereby waive the

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requirements of any provision of this Agreement or any other Credit Document that may otherwise prohibit any Extension Amendment or any other transaction contemplated by this Section 2.19; provided that such consent shall not be deemed to be an acceptance of the Extension Request.

(f) Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of any Extended Revolving Loans incurred pursuant thereto, (ii) establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.19, and (iii) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Lead Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

ARTICLE 3

Yield Protection, Illegality and Replacement of Lenders

Section 3.01 Increased Costs, Illegality, etc. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Rate Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “Term SOFR Rate” or “Term CORRA Rate”;

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Term SOFR Rate Loan or any Alternative Currency Term Rate Loan because of any Change in Law; or

(iii) at any time, if the making or continuance of any Term SOFR Rate Loan or any Alternative Currency Term Rate Loan has been made (x) unlawful by any Change in Law, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice in writing by electronic communication to Lead Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Term SOFR Rate Loans or any Alternative Currency Term Rate Loans, as applicable, shall no longer be available until such time as the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by Lead Borrower with respect to Term SOFR Rate Loans or any Alternative Currency Term Rate Loans, as applicable, which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrowers, (y) in the case of clause (ii) above, each Borrower, jointly and severally, agrees to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different

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method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice setting forth the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, shall be submitted to Lead Borrower by such Lender and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any Term SOFR Rate Loan or any Alternative Currency Term Rate Loan is affected by the circumstances described in Section 3.01(a)(ii), Lead Borrower may, and in the case of a Term SOFR Rate Loan or any Alternative Currency Term Rate Loan affected by the circumstances described in Section 3.01(a)(iii), Lead Borrower shall, either (x) if the affected Term SOFR Rate Loan or any Alternative Currency Term Rate Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent written notice by electronic communication on the same date that Lead Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 3.01(a)(ii) or (iii) or (y) if the affected Term SOFR Rate Loan or Alternative Currency Term Rate Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert (x) such Term SOFR Rate Loan into a Base Rate Loan and (y) such Alternative Currency Term Rate Loan into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such Alternative Currency Term Rate Loan at the end of the applicable Interest Period; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).

(c) If any Lender determines that after the Closing Date any Change in Law, will have the effect of increasing the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then each Borrower, jointly and severally, agrees to pay to such Lender, upon its written demand therefor, such additional documented amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 3.01(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to Lead Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

Notwithstanding the above, (x) a Lender will not be entitled to demand compensation for any increased cost or reduction set forth in this Section 3.01 at any time if it is not the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances at such time and (y) the Borrowers shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent, as the case may be, notifies Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.02 Compensation. Each Borrower, jointly and severally, agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation; it being understood that no

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Lender shall be required to disclose (i) any confidential or price sensitive information, or (ii) any other information, to the extent prohibited by any Requirement of Law), for all losses, expenses and liabilities (including, without limitation, any loss (including foreign exchange losses), expense or liability incurred by reason of the liquidation or reemployment of deposits (or from the performance of any foreign exchange contract) or other funds required by such Lender to fund its Term SOFR Rate Loans or Alternative Currency Term Rate Loans, but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Term SOFR Rate Loans or Alternative Currency Term Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the applicable Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) if any prepayment or repayment (including any termination or reduction of Commitments made pursuant to Section 2.07 or as a result of an acceleration of the Loans pursuant to Article 11) or conversion of any of its Term SOFR Rate Loans or Alternative Currency Term Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Term SOFR Rate Loans or Alternative Currency Term Rate Loans is not made on any date specified in a notice of termination or reduction given by Lead Borrower; (iv) as a consequence of (x) any other default by any Borrower to repay its Term SOFR Rate Loans or Alternative Currency Term Rate Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 3.01(b), (v) any assignment of an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Lead Borrower pursuant to Section 3.04, or (vi) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.04, each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.

Section 3.03 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 5.01 with respect to such Lender, it will, if requested by Lead Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 3.03 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 3.01 and 5.01.

Section 3.04 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 5.01 with respect to such Lender or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), Lead Borrower shall have the right, if no Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent and the Issuing Bank (to the extent the Administrative Agent’s and the Issuing Bank’s consent would be required for an assignment to such Replacement Lender pursuant to Section 13.04); provided that (i) at the time of any replacement pursuant to this Section 3.04,

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the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among Lead Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender and (II) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 2.05 and (ii) all obligations of each Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 3.04, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption on behalf of such Replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 3.04 and Section 13.04. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 3.01, 3.02, 5.01, 12.07 and 13.01), which shall survive as to such Replaced Lender with respect to actions or occurrences prior to it ceasing to be a Lender hereunder. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 3.04, each Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of such Borrower, as described above in this Section 3.04 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 3.04.

Section 3.05 Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Rate Loan or an Alternative Currency Term Rate Loan or a conversion to or continuation thereof, as applicable, (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.05(b) or Section 3.05(c) and the circumstances under clause (i) of Section 3.05(b) or of Section 3.05(c) or the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any requested Interest Period, as applicable, with respect to a proposed Term SOFR Rate Loan or Alternative Currency Term Rate Loan in connection with an existing or proposed Base Rate Loan, or (b) the Administrative Agent or Required Lenders determine that for any reason the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) with respect to a proposed Term SOFR Rate Loan or Alternative Currency Term Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and Lenders.

Thereafter, (x) the obligation of Lenders to make, maintain, or convert Base Rate Loans to, Term SOFR Rate Loans or Loans in the affected currencies, as applicable, shall be suspended (to the extent of the affected Term SOFR Rate Loans, Alternative Currency Term Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of such component in determining Base Rate shall be suspended,

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in each case until the Administrative Agent (or, in the case of a determination by Required Lenders described above, until the Administrative Agent upon instruction of Required Lenders) revokes such notice.

Upon receipt of such notice, (I) Lead Borrower may revoke any pending request for a Borrowing, conversion or continuation of Term SOFR Rate Loans (to the extent of the affected Term SOFR Rate Loans or Interest Periods, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans, and (II) (A) any outstanding Term SOFR Rate Loans shall convert to Base Rate Loans at the end of their respective Interest Periods and (B) any outstanding affected Alternative Currency Term Rate Loans, at Lead Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Term Rate Loan at the end of the applicable Interest Period or (2) be prepaid in full immediately at the end of the applicable Interest Period applicable to the Alternative Currency Term Rate Loan; provided that if no election is made by Lead Borrower by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, Lead Borrower shall be deemed to have elected clause (1) above.

(b) Replacement of SOFR or Term SOFR Successor Rate. Notwithstanding anything to the contrary in any Credit Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or Lead Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Lead Borrower) that Lead Borrower or the Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one, three and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available or permitted to be used for determining the interest rate of U.S. Dollar denominated syndicated loans, or shall or will otherwise cease, provided, that, in each case, at the time of such statement, there is no successor administrator satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR on a representative basis after such specific date (the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the "Term SOFR Scheduled Unavailability Date");

(iii) or if the events or circumstances of the type described in Section 3.05(b)(i) or (ii) have occurred with respect to the Term SOFR Successor Rate then in effect, then, the Administrative Agent and Lead Borrower may amend this Agreement solely for the purpose of replacing SOFR for U.S. Dollars or any then current Term SOFR Successor Rate for U.S. Dollars in accordance with this Section 3.05 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in U.S. Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in U.S. Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Term SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and Lead Borrower unless, prior to such

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time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c) Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or Lead Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that Lead Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than SOFR) for an Agreed Currency (other than U.S. Dollars) because none of the tenors of such Relevant Rate (other than SOFR) under this Agreement is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than SOFR) for an Agreed Currency (other than U.S. Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than U.S. Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than SOFR) for such Agreed Currency (other than U.S. Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than U.S. Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.05(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 3.05 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify Lead Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

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Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to Lead Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(e) For the purposes of this Section 3.05, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

ARTICLE 4

[Reserved]

ARTICLE 5

Taxes

Section 5.01 Net Payments.

(a) All payments made by or on account of any Credit Party under any Credit Document shall be made without deduction or withholding for, any Taxes, except as required by applicable law. If any Taxes are required under any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to be withheld or deducted from such payments, then (i) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable by the applicable Credit Party shall be increased as necessary so that after making all such required deductions or withholding (including deduction or withholdings applicable to additional sums payable under this Section 5.01), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent will make such deductions or withholdings, and (iii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. The Credit Parties will furnish to the Administrative Agent within 45 days after the date the payment by any of them of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the applicable Credit Party. The Credit Parties jointly and severally agree to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 Business Days of written request therefor, for the amount of any Indemnified Taxes (including any Indemnified Taxes imposed on amounts payable under this Section 5.01) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, and any Other Taxes, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

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(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Lead Borrower and the Administrative Agent, at the time or times reasonably requested by Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Lead Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduced rate of, withholding Tax. In addition, each Lender shall deliver to Lead Borrower and the Administrative Agent, at the time or times reasonably requested by Lead Borrower or the Administrative Agent, such other documentation prescribed by applicable law or reasonably requested by Lead Borrower or the Administrative Agent as will enable Lead Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in Section 5.01(c)) expired, obsolete or inaccurate in any respect, deliver promptly to Lead Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Lead Borrower or the Administrative Agent) or promptly notify Lead Borrower and the Administrative Agent in writing of its ineligibility to do so.

(c) Without limiting the generality of the foregoing: (x) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to Lead Borrower and the Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 3.04 or 13.04(b) (unless the relevant Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) or Form W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party or Form W-8ECI (or successor form), or (ii) in the case of a Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate substantially in the form of Exhibit C (any such certificate, a “U.S. Tax Compliance Certificate”) and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) or W-8BEN-E (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from U.S. withholding tax with respect to payments of interest to be made under this Agreement and under any Note; or (iii) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY (or successor form) of the Lender, accompanied by Form W-8ECI, Form W-8BEN, Form W-8BEN-E, U.S. Tax Compliance Certificate, Form W-8IMY, and/or any other required information (or successor or other applicable form) from each beneficial owner that would be required under this Section 5.01(c) if such beneficial owner were a Lender (provided that, if the Lender is a partnership for U.S. federal income Tax purposes (and not a participating Lender), and one or more beneficial owners are claiming the portfolio interest exemption), the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owners; (y) Each Lender that is a United States person, as defined in Section 7701(a)(30) of the Code, shall deliver to Lead Borrower and the Administrative Agent, at the times specified in Section 5.01(b), two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States backup withholding requirements; and (z) if any payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Lead Borrower and the Administrative Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by Lead Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Lead Borrower or the Administrative Agent as may be necessary for Lead Borrower or the Administrative Agent to comply

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with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine, if necessary, the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.01(c)(z), “FATCA” shall include any amendment made to FATCA after the Closing Date.

Each Lender authorizes the Administrative Agent to deliver to Lead Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to Section 5.01(b) or this Section 5.01(c). Notwithstanding any other provision of this Section 5.01, a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(d) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to Section 5.01(a), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 5.01(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.01(d), in no event will the Administrative Agent or any Lender be required to pay any amount to any Credit Party pursuant to this Section 5.01(d) to the extent that such payment would place the Administrative Agent or such Lender in a less favorable position (on a net after-Tax basis) than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. Nothing in this Section 5.01(d) shall be construed to obligate the Administrative Agent or any Lender to disclose its Tax returns or any other information regarding its Tax affairs or computations that it deems confidential to any Person or otherwise to arrange its Tax affairs in any manner other than as it determines in its sole discretion.

(e) For the avoidance of doubt, for purposes of this Section 5.01, the term “Lender” shall include any Issuing Bank.

ARTICLE 6(A)

Conditions Precedent to Credit Extensions on the Closing Date

The Administrative Agent, Swingline Lenders, the Issuing Bank and the Lenders shall not be required to fund any Revolving Loans or Swingline Loans, or arrange for the issuance of any Letters of Credit on the Closing Date, until the following conditions are satisfied or waived.

Section 6.01 Revolving Credit Agreement. On or prior to the Closing Date, Holdings, the Borrowers, the Lenders, the Issuing Bank and the Swingline Lender shall have executed and delivered to the Administrative Agent a counterpart of this Agreement.

Section 6.02 Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date in form and substance reasonably satisfactory to the Administrative Agent from each of (i) Hogan

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Lovells US LLP, special New York counsel to the U.S. Credit Parties, and (ii) Husch Blackwell LLP, special Kansas counsel to the U.S. Credit Parties.

Section 6.03. Corporate Documents; Proceedings, etc. (a) On the Closing Date, the Administrative Agent shall have received a certificate from each U.S. Credit Party, dated the Closing Date, signed by the Secretary or Assistant Secretary or other authorized signatory of such U.S. Credit Party, and attested to by an authorized signatory of such U.S. Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such U.S. Credit Party and the resolutions of such U.S. Credit Party referred to in such certificate, and each of the foregoing shall be in customary form.

(b) The Administrative Agent shall have received good standing certificates and bring-down letters or facsimiles, if any, for the U.S. Credit Parties which the Administrative Agent reasonably may have requested.

Section 6.04 Intercreditor Agreement. On the Closing Date, (i) the Administrative Agent, the Collateral Agent and the First Lien Term Agent shall have executed and delivered the Intercreditor Agreement substantially in the form attached to Exhibit L and (ii) each U.S. Credit Party shall have executed and delivered an acknowledgment to the Intercreditor Agreement.

Section 6.05 Security Agreement. On the Closing Date, each U.S. Credit Party shall have executed and delivered the Initial U.S. Security Agreement substantially in the form of Exhibit G covering all of such U.S. Credit Party’s present and future Collateral referred to therein, and shall have delivered to the Collateral Agent:

(i) proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC and filings with the United States Patent and Trademark Office and United States Copyright Office or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Initial U.S. Security Agreement;

(ii) certified copies of a recent date of requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements that name the U.S. Borrowers or any other U.S. Credit Party as debtor and that are filed in their respective jurisdictions of organization, together with copies of such financing statements; and

(iii) an executed Perfection Certificate.

Section 6.06 Guaranty Agreement. On the Closing Date, each U.S. Guarantor shall have executed and delivered the Guaranty Agreement substantially in the form of Exhibit H (as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Guaranty Agreement”).

Section 6.07 Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer (or officer with equivalent duties) of Lead Borrower, certifying as of the Closing Date, solvency of Lead Borrower and its Subsidiaries on a consolidated basis after giving effect to this Agreement and the other transactions to be consummated on the Closing Date, substantially in the form of Exhibit I.

Section 6.08 Fees, etc. On the Closing Date, the Borrowers shall have paid (i) all fees required to be paid by the Borrowers on the Closing Date pursuant to the Engagement Letter and (ii) to the extent invoiced at least three Business Days prior the Closing Date, all reasonable and documented out-of-pocket costs and

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expenses (including, without limitation, legal fees and expenses) required to be reimbursed to the Agents and their Affiliates pursuant to the Original ABL Credit Agreement and the Engagement Letter and other compensation payable to the Agents or such Lender on the Closing Date that have been separately agreed and are payable in respect of the Transaction to the extent then due.

Section 6.09 Representations and Warranties. Each of the representations and warranties set forth in Article 8 of this Agreement or in any other Credit Document shall be true and correct in all material respects on the Closing Date (in each case, any representation or warranty that is qualified as to “materiality” or similar language shall be true and correct in all respects on the Closing Date).

Section 6.10 Patriot Act. The U.S. Credit Parties shall have provided or caused to be provided the documentation and other information to the Administrative Agent and the Lenders that are reasonably required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case, at least two (2) Business Days prior to the Closing Date, and (ii) if any Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), the Administrative Agent and such Lender that has requested a certification regarding beneficial ownership (a “Beneficial Ownership Certification”) shall have received, at least two (2) Business Days prior to the Closing Date, such Beneficial Ownership Certification, consistent with the LSTA form beneficial ownership certification, in relation to such Borrower, in each case of clauses (i) and (ii) above to the extent that the Administrative Agent or such Lender have reasonably requested such items or information in writing at least ten (10) Business Days prior to the Closing Date.

Section 6.11 [Reserved]

Section 6.12 Officer’s Certificate. On the Closing Date, Lead Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Lead Borrower certifying as to the satisfaction of the conditions in Section 6.09 and Section 6.13.

Section 6.13 Material Adverse Effect. Since December 31, 2024, there shall not have occurred any change, event or development that, individually or in the aggregate, has had and continues to have or is reasonably expected to have a Material Adverse Effect.

Section 6.14 Borrowing Base Certificate. Lead Borrower shall have delivered to the Administrative Agent the Initial Borrowing Base Certificate.

Section 6.15 [Reserved.]

Section 6.16 First Lien Term Loan Credit Agreement. The First Lien Term Loan Credit Agreement (as amended and restated as of the Closing Date) shall be executed and delivered by the Credit Parties party thereto, the lenders party thereto and the First Lien Term Agent, substantially concurrently with the execution and delivery of this Agreement on the Closing Date and shall contemplate a maturity extension for all loans outstanding thereunder to a date is seven years after the Closing Date.

ARTICLE 6(B).

(II) Conditions Precedent to Canadian Activation Date.

Notwithstanding anything to the contrary herein, the assets of the Canadian Credit Parties shall not be included in the Borrowing Base until each of the additional conditions set forth in Sections

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6(B).01-0.06 below are either satisfied or waived by the Required Lenders (or in the case of Section 6(B).02, all Lenders) in respect of the assets of the Canadian Credit Parties (the first date on which such conditions are satisfied or waived the “Canadian Activation Date”).

Section 6(B).01 Guaranty; Security Documents; Opinions; Etc. Each of the documents set forth on Schedule 6(B) relating to the Canadian Credit Parties shall have been delivered.

Section 6(B).02 Know Your Customer Approvals. The Canadian Credit Parties shall have provided or caused to be provided the documentation and other information to the Administrative Agent and the Lenders that the Administrative Agent and Lenders reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

Section 6(B).03 Fees and Expenses. All reasonable and documented out-of-pocket fees and expenses required to be reimbursed by Lead Borrower pursuant to this Agreement that have been accrued through the Canadian Activation Date (without duplication of the fees set forth in Section 6(A).08), to the extent invoiced at least three Business Days prior to the Canadian Activation Date, shall have been paid.

Section 6(B)(II).04 Borrowing Base Certificate. Lead Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate for the month ended immediately prior to the Canadian Activation Date, which reflects the Borrowing Base, after giving effect to the Canadian Activation Date, in form and substance reasonably satisfactory to the Administrative Agent.

Section 6(B)(II).05 Canadian Initial Field Exam. The Canadian Initial Field Exam shall have been completed and delivered to the Administrative Agent.

Section 6(B)(II).06 Prior Notice. Lead Borrower shall have delivered to the Administrative Agent at least ten (10) Business Day (or such shorter notice period as the Administrative Agent may agree) prior written notice of the proposed Canadian Activation Date.

ARTICLE 7

Conditions Precedent to All Credit Extensions after the Closing Date

The obligation of each Lender and each Issuing Bank to make any Credit Extension after the Closing Date shall be subject to the satisfaction or waiver of the conditions set forth below:

Section 7.01 Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Revolving Loans are being requested or, in the case of the issuance, amendment increasing the face amount thereof, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit meeting the requirements of Section 2.13(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan meeting the requirements of Section 2.12(b).

Section 7.02 Availability. Availability on the proposed date of such Borrowing shall not be less than the amount of such Borrowing.

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Section 7.03 No Default. No Default or Event of Default shall exist at the time of, or result from, such Credit Extension.

Section 7.04 Representations and Warranties. Each of the representations and warranties made by any Credit Party set forth in Article 8 hereof or in any other Credit Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty).

Section 7.05 Eligible Currency. In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

ARTICLE 8

Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrowers (and, solely with respect to Sections 8.01, 8.02, 8.03, 8.04, and 8.16 with respect to itself, Holdings), makes the following representations and warranties, in each case after giving effect to the Transaction.

Section 8.01 Organizational Status. Each of Holdings, Lead Borrower and each of the Restricted Subsidiaries (i) is a duly organized, registered, formed, or incorporated and validly existing corporation, partnership, limited liability company, unlimited liability company or other applicable business entity, as the case may be, in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, incorporation, formation or registration, as the case may be, (ii) has the requisite corporate, partnership, limited liability company, unlimited liability company or other applicable business entity power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 8.02 Power and Authority; Enforceability. Each Credit Party has the corporate, partnership, limited liability company, unlimited liability company or other applicable business entity power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company, unlimited liability company or other applicable business entity action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 8.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Requirement of Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or

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instrument, in each case to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject (in the case of the preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, in each case, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party.

Section 8.04 Approvals. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date, (y) filings which are necessary to perfect the security interests created under the Security Documents and (z) customary filings and disclosures to be made with the SEC in respect of material agreements), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document.

Section 8.05 Financial Statements; Financial Condition.

(a) (i) The balance sheets included in the audited financial statements delivered pursuant to Section 9.01(b) of the Original Credit Agreement as of the fiscal year ended December 31, 2024 and the related consolidated statements of income, cash flows and retained earnings included in the audited financial statements for the fiscal year ended December 31, 2024, present fairly in all material respects the consolidated financial position of Lead Borrower and its Subsidiaries and with respect to such audited financial statements of Lead Borrower, in each case, at the dates of such balance sheets and the consolidated results of the operations of Lead Borrower for the periods covered thereby. All of the foregoing historical financial statements have been audited by independent certified public accountants of recognized national standing and prepared in accordance with U.S. GAAP consistently applied.

(ii) The balance sheets included in the unaudited financial statements delivered pursuant to Section 9.01(b) of the Original Credit Agreement as of the fiscal quarters ended March 31, 2025 and June 30, 2025 and the related consolidated statements of income, cash flows and retained earnings included in the unaudited financial statements for the fiscal quarters, and the elapsed portion of the fiscal year, ended March 31, 2025 and June 30, 2025, (i) present fairly in all material respects the consolidated financial position of Lead Borrower and its Subsidiaries with respect to such quarterly financial statements of Lead Borrower, in each case, at the dates of such balance sheets and the consolidated results of operations of Lead Borrower for the periods covered thereby and (ii) have been prepared in accordance with U.S. GAAP, subject, in the case of the immediately preceding clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(b) On the Closing Date, Lead Borrower and its Subsidiaries, on a consolidated basis, are Solvent after giving effect to the consummation of the Transaction.

(c) Since the Closing Date there has been no change, event or occurrence that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 8.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened in writing (i) with respect to the Transaction or any Credit Document or (ii) that either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.

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Section 8.07 True and Complete Disclosure. All written information (other than information consisting of statements, estimates, forecasts and projections, and information of a general economic or industry nature, as to which no representation, warranty or covenant is made) that has been made available to the Administrative Agent or any Lender by any Credit Party or any representative of a Credit Party at its direction and on its behalf in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein, when taken as a whole and after giving effect to all supplements thereto, is complete and correct in all material respects when furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in each case in light of the circumstances under which such statements are made, not materially misleading when furnished.

Section 8.08 Use of Proceeds; Margin Regulations.

(a) [Reserved.]

(b) All proceeds of the Loans and the Letters of Credit incurred after the Closing Date will be used for working capital needs and general corporate purposes, including the financing of capital expenditures, Permitted Acquisitions, and other permitted Investments, Dividends and any other purpose not prohibited hereunder.

(c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(d) The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any unlawful activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to Lead Borrower and its Subsidiaries or, to the knowledge of the Borrowers, any other party hereto.

Section 8.09 Tax Returns and Payments. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) Lead Borrower and each of its Restricted Subsidiaries have timely filed or caused to be timely filed with the relevant Governmental Authority all Tax returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, Lead Borrower and/or any of its Restricted Subsidiaries, (ii) the Returns accurately reflect in all material respects all liability for Taxes of Lead Borrower and its Restricted Subsidiaries for the periods covered thereby, and (iii) Lead Borrower and each of its Restricted Subsidiaries have paid all Taxes payable by them, other than those that are being contested in good faith by appropriate proceedings and fully provided for as a reserve on the financial statements of Lead Borrower and its Restricted Subsidiaries in accordance with U.S. GAAP or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization or incorporation. There is no action, suit, proceeding, audit or claim now pending and, to the knowledge of the Borrowers, there is no action, suit, proceeding, audit, claim threatened in writing by any relevant Governmental Authority or ongoing investigation by any relevant Governmental Authority, in each case, regarding any Taxes relating to Lead Borrower or any of its Restricted Subsidiaries that is reasonably likely to be adversely determined, and, if adversely determined, would reasonably be expected to result in a Material Adverse Effect.

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Section 8.10 ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable law, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype document that is the subject of a favorable opinion letter.

(b) There exists no Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to have a Material Adverse Effect.

(c) If each of Lead Borrower, each Restricted Subsidiary of Lead Borrower and each ERISA Affiliate were to withdraw from all Multiemployer Plans in a complete withdrawal as of the date this assurance is given, the aggregate withdrawal liability that would be incurred would not reasonably be expected to have a Material Adverse Effect.

(d) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrowers, any Restricted Subsidiary of Lead Borrower or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(e) Lead Borrower, any Restricted Subsidiary of Lead Borrower and any ERISA Affiliate have made all material contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan except where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(f) Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; and (iii) neither Lead Borrower nor any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.

(g) The Borrowers are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

(h) Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, (i) each Canadian Pension Plan is in compliance with the terms of such plan (including the terms of any documents in respect of such plan), all applicable laws and any collective agreements, as applicable, (ii) no Canadian Pension Plan is subject to an investigation, any other proceeding, or action or claim, (iii) all employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan by a Credit Party have been paid by each such Credit Party in a timely fashion in accordance with the terms thereof, any funding agreement and all

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applicable laws except to the extent cured within 10 Business Days of the due date in respect thereof and (iv) no Lien has arisen in respect of any Credit Party in connection with any Canadian Pension Plan (save for contribution amounts not yet due). No Canadian Pension Plan is a Canadian Defined Benefit Pension Plan as of the Closing Date.

Section 8.11 The Security Documents. The provisions of the Security Documents are or will be effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest (except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law) in all right, title and interest of the Credit Parties in the Collateral specified therein in which a security interest can be created under applicable law, and (1) in the case of the U.S. Security Documents and U.S. Collateral described therein, as a result of (i) the timely and proper filing of financing statements listing each applicable Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization, formation, registration or incorporation, as the case may be, of such Credit Party, (ii) the receipt by the Collateral Agent of all Instruments, Chattel Paper and certificated pledged Equity Interests that constitute “securities” governed by Article 8 of the New York UCC, in each case constituting Collateral in suitable form for transfer by delivery or accompanied by instruments of transfer or assignment duly executed in blank, (iii) sufficient identification of commercial tort claims (as applicable), (iv) execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of the New York UCC) with respect to any deposit account, (v) the recordation of the Patent Security Agreement, if applicable, and the Trademark Security Agreement, if applicable, in the respective form attached to the Initial U.S. Security Agreement, in each case in the United States Patent and Trademark Office and (vi) the recordation of the Copyright Security Agreement in U.S. Copyrights, if applicable, in the form attached to the Initial U.S. Security Agreement with the United States Copyright Office, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Initial U.S. Security Agreement) a fully perfected security interest in all right, title and interest in all of the U.S. Collateral (as described in the Initial U.S. Security Agreement), subject to no other Liens other than Permitted Liens, in each case, to the extent perfection is required under the Initial U.S. Security Agreement and can be accomplished under applicable law through these actions, and (2) in the case of the Canadian Security Documents and Canadian Collateral described therein, upon the timely and proper PPSA filings (and equivalent filings under the Civil Code of Quebec, to the extent applicable), the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Canadian Security Documents) a fully perfected security interest in all right, title and interest in all of the Canadian Collateral described therein, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under the applicable law described in this paragraph through these actions (except to the extent such actions or perfection is not required by this Agreement or the Initial U.S. Security Agreement).

Section 8.12 Properties. Each of Lead Borrower and each of its Restricted Subsidiaries has good and marketable title or valid leasehold interest in the case of Real Property, and good and valid title in the case of tangible personal property, to all material tangible properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

Section 8.13 Capitalization. All outstanding shares of capital stock of the Borrowers have been duly and validly issued and are fully paid and non-assessable (other than any assessment on the shareholders of the Borrowers that may be imposed as a matter of law) and are owned by (i) Holdings, with respect to the shares of Lead Borrower and (ii) a Credit Party, with respect to the shares of any other Borrower. No Borrower has outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any

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agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

Section 8.14 Subsidiaries. On and as of the Closing Date and after giving effect to the consummation of the Transaction, Lead Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 8.14. Schedule 8.14 correctly sets forth, as of the Closing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of Lead Borrower in each of its Subsidiaries and also identifies the direct owner thereof.

Section 8.15 Compliance with Statutes, OFAC Rules and Regulations; Patriot Act; FCPA.

(h) Each of Lead Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of (including any laws relating to terrorism, money laundering, embargoed persons or the Patriot Act), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect and except to the extent that compliance by a Canadian Credit Party would violate or conflict with the Foreign Extraterritorial Measures Act (Canada) or other similar applicable laws of Canada. The Borrowers will not directly (or knowingly indirectly) use the proceeds of any Credit Extension to violate or result in a violation of any such applicable statutes, regulations, orders or restrictions referred to in the immediately preceding sentence.

(i) The Borrowers have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and their respective officers and employees and, to the knowledge of the Borrowers, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or the Transaction will violate any Anti-Corruption Law or applicable Sanctions. This Section 8.15(b) shall not apply to the extent that compliance will result in a violation of, or conflict with, or liability under the Foreign Extraterritorial Measures Act (Canada).

Section 8.16 Investment Company Act. None of Holdings, Lead Borrower or any of its Restricted Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, required to be registered as such.

Section 8.17 [Reserved].

Section 8.18 Environmental Matters. Except for any matters that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(a) Lead Borrower and each of its Restricted Subsidiaries are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. To the knowledge of any Credit Party, there are no pending or threatened Environmental Claims against Lead Borrower or any of its Restricted Subsidiaries or any Real Property currently or formerly owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the

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business or operations of Lead Borrower or any of its Restricted Subsidiaries, or to the knowledge of any Credit Party, any Real Property currently or formerly owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries that would be reasonably expected (i) to form the basis of an Environmental Claim against Lead Borrower or any of its Restricted Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Lead Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law.

(b) To the knowledge of any Credit Party, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries where such generation, use, treatment, storage, transportation or Release has (i) violated or would be reasonably expected to violate any applicable Environmental Law, (ii) give rise to an Environmental Claim or (iii) give rise to liability under any applicable Environmental Law.

Section 8.19 Labor Relations. Except as set forth in Schedule 8.19 or except to the extent the same has not, either individually or in the aggregate, had and would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes pending against Lead Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrowers, threatened against Lead Borrower or any of its Restricted Subsidiaries, (b) to the knowledge of the Borrowers, there are no questions concerning union representation with respect to Lead Borrower or any of its Restricted Subsidiaries, (c) the hours worked by and payments made to employees of Lead Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local, or foreign law dealing with such matters and (d) to the knowledge of the Borrowers, no wage and hour department investigation has been made of Lead Borrower or any of its Restricted Subsidiaries.

Section 8.20 Intellectual Property. Each of Lead Borrower and each of its Restricted Subsidiaries owns or has the right to use all the patents, industrial designs, trademarks, domain names, service marks, trade names, copyrights, inventions, trade secrets, formulas, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) (collectively, “Intellectual Property”), necessary for the present conduct of its business, without any known conflict with the Intellectual Property rights of others, except for such failures to own or have the right to use and/or conflicts as have not had, and would not reasonably be expected to have, a Material Adverse Effect.

Section 8.21 Affected Financial Institutions. No Credit Party is an Affected Financial Institution.

Section 8.22 Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criterion that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each material Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Account or an Eligible Due from Agent Account and the material Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory, in each case, as of the date with respect to which such Borrowing Base Certificate was prepared.

Section 8.23 Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

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Section 8.24 Outbound Investment Rules. None of the Borrowers nor any of their Restricted Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. None of the Borrowers nor any of their Restricted Subsidiaries currently engages in, or has any present intention to engage in the future, directly or indirectly, in a “covered transaction” in which the relevant “covered foreign person” engages in any activity referred to in the definition of “prohibited transaction”, as each such term is defined in the Outbound Investment Rules.

ARTICLE 9

Affirmative Covenants

Lead Borrower and each of the Restricted Subsidiaries hereby covenants and agrees that on and after the Closing Date and until Payment in Full of the Obligations:

Section 9.01 Information Covenants. Lead Borrower will furnish to the Administrative Agent for distribution to each Lender, including each Lender’s Public-Siders except as otherwise provided below:

(a) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Lead Borrower, in each case, ending on or after September 30, 2025, (i) the consolidated balance sheet of Lead Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, all of which shall be certified by the chief financial officer of Lead Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of Lead Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(b) Annual Financial Statements. Within 90 days after the close of each fiscal year of Lead Borrower (x) the consolidated balance sheet of Lead Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of consolidated financial statements, by Ernst & Young LLP or other independent certified public accountants of recognized national standing, together with an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, (i) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered, (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or any Securitization Entity)) to the effect such statements fairly present in all material respects in accordance with U.S. GAAP the financial condition of Lead Borrower and its Subsidiaries as of the date indicated and the results of their operations for the periods indicated, and (y) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

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(c) Notwithstanding the foregoing, the obligations referred to in Sections 9.01(a) and 9.01(b) above may be satisfied with respect to financial information of Lead Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any Parent Company or (B) Lead Borrower’s or such Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 9.01); provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a parent of Lead Borrower, if and so long as such Parent Company will have Independent Assets or Operations, such information is accompanied by, or Lead Borrower shall separately deliver within the applicable time periods set forth in Sections 9.01(a) and 9.01(b) above, consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on the one hand, and the information relating to Lead Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand and (2) to the extent such information is in lieu of information required to be provided under Section 9.01(a) (it being understood that such information may be audited at the option of Lead Borrower), such materials are accompanied by a report and opinion of independent certified public accountants of recognized national standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than as a result of, or with respect to, (i) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered, (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or any Securitization Entity).

(d) Forecasts. Within 90 days (or 120 days for the first fiscal year ending after the Closing Date) after the close of each fiscal year of Lead Borrower, in each case, ending after the Closing Date, a reasonably detailed annual forecast (including projected statements of income, sources and uses of cash and balance sheets for Lead Borrower and its Subsidiaries on a consolidated basis), prepared on a quarter-by-quarter basis for such fiscal year and including a discussion of the principal assumptions upon which such forecast is based (it being agreed that such annual forecasts shall not be provided to Public-Siders).

(e) Officer’s Certificates. At the time of the delivery of the Section 9.01 Financials, a Compliance Certificate from a Responsible Officer of Lead Borrower substantially in the form of Exhibit J, certifying on behalf of Lead Borrower as to matters set forth therein.

(f) Notice of Default, Litigation and Material Adverse Effect. Promptly after any Responsible Officer of any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any default or event of default under (A) the First Lien Term Loan Credit Agreement or any refinancing thereof, (B) the Unsecured Notes Indenture or any refinancing thereof, or (C) First Lien Incremental Equivalent/Refinancing Debt, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (C) with a principal amount in excess of the Threshold Amount, (ii) any litigation, or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.

(g) Other Reports and Filings. Promptly after the sending, filing, receipt or delivery thereof, as applicable, copies of (i) all financial information, proxy materials and reports, if any, which

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Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) and (ii) material notices received from, or reports or other information furnished to, holders of Indebtedness under (A) the First Lien Term Loan Credit Agreement or any refinancing thereof, (B) the Unsecured Notes Indenture or any refinancing thereof, or (C) First Lien Incremental Equivalent/Refinancing Debt, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (C) with a principal amount in excess of the Threshold Amount, (including, for the avoidance of doubt, any notices relating to an actual or purported default or event of default thereunder and any notices to the extent the action or occurrence described therein would reasonably be expected to be materially adverse to the interests of the Lenders, but excluding any administrative notices or regular reporting requirements thereunder).

(h) Environmental Matters. Promptly after any Responsible Officer of Lead Borrower obtains knowledge thereof, notice of any of the following environmental matters to the extent such environmental matters, either individually or when aggregated with all other such environmental matters, would reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against Lead Borrower or any of its Restricted Subsidiaries or any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries;

(ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries that (a) results in noncompliance by Lead Borrower or any of its Restricted Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against Lead Borrower or any of its Restricted Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Lead Borrower or any of its Restricted Subsidiaries of such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries as required by any Environmental Law or any governmental or other administrative agency and all notices received by Lead Borrower or any of its Restricted Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Lead Borrower or any of its Restricted Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Lead Borrower or any of its Restricted Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Lead Borrower’s or such Subsidiary’s response thereto.

(i) Financial Statements of Unrestricted Subsidiaries. Simultaneously with the delivery of each set of Section 9.01 Financials, the related consolidating financial statements reflecting adjustments

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necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(j) Insurance. Evidence of insurance renewals as required under Section 9.03 hereunder.

(k) Other Information. From time to time, (x) such other information or documents (financial or otherwise) with respect to Lead Borrower or any of its Restricted Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent, Collateral Agent or any Lender necessary for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Notwithstanding the foregoing, neither Lead Borrower nor any of its Restricted Subsidiaries will be required to provide any information pursuant to this clause to the extent that the provision thereof would violate any law, rule or regulation or result in the breach of any binding contractual obligation or the loss of any professional privilege; provided that in the event that Lead Borrower or any of its Restricted Subsidiaries does not provide information that otherwise would be required to be provided hereunder in reliance on such exception, Lead Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such law, rule or regulation or result in the breach of such binding contractual obligation or the loss of such professional privilege).

Documents required to be delivered pursuant to this Section 9.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Lead Borrower posts such documents, files such documents with the SEC, or provides a link thereto on Lead Borrower’s website on the Internet; or (ii) on which such documents are posted on Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Lead Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Lead Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Lead Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or its their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Public Side Information, they shall be treated as set forth in Section 13.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that

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are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected “Private Side Information” or similar designation in the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(l) Foreign Pension Plans. Promptly after any Responsible Officer of Lead Borrower obtains knowledge thereof, (i) details of any investigation or proposed investigation by the pensions regulator which would be reasonably likely to lead to the issue of a financial support direction or a contribution notice in relation to any Foreign Pension Plan (or if any Credit Party is in receipt of a financial support direction or a contribution notice in relation to any Foreign Pension Plan), describing such matter or event and the action proposed to be taken with respect thereto); and (ii) details of any material change to the rate or basis to the employer contributions to a Foreign Pension Plan, in each case, to the extent any of the foregoing, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 9.02 Books, Records and Inspections; Conference Calls.

(a) Lead Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with U.S. GAAP shall be made of all dealings and transactions in relation to its business and activities (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization or incorporation).

(b) Lead Borrower will permit the Administrative Agent, subject to reasonable advance notice to, and reasonable coordination with, Lead Borrower and during normal business hours, to visit and inspect the properties of any Borrower, at the Borrowers’ expense as provided in clause (c) below, inspect, audit and make extracts from any Borrower’s corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and independent accountants (subject to such accountants’ customary policies and procedures) such Borrower’s business, financial condition, assets and results of operations (it being understood that a representative of Lead Borrower and such Borrower shall be permitted to be present in any discussions with officers, employees, agent, advisors and independent accountants); provided that neither Lead Borrower nor any of its Restricted Subsidiaries will be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation or result in the breach of any binding contractual obligation or the loss of any professional privilege; provided, further, that to the extent permitted by law, rule or regulation or such contractual obligation or not resulting in the loss of such privilege, you agree to notify us if information is being withheld pursuant to this sentence; provided, further, that the Administrative Agent shall only be permitted to conduct one field examination with respect to any Collateral comprising the Borrowing Base per 12-month period; provided, further, that, (x) if at any time Availability is less than 25% of the Line Cap for a period of 5 consecutive Business Days during such 12-month period, one additional field examination of ABL Collateral will be permitted in such 12-month period and (y) if a Liquidity Period occurs during such 12-month period, a second additional field examination of ABL Collateral will be permitted in such 12-month period, except that during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field examinations of ABL Collateral that shall be permitted at the Administrative Agent’s request. No such inspection or visit shall unduly interfere with the business or operations of any Borrower, nor result in any damage to the property or other Collateral. No inspection shall involve invasive testing without the prior

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written consent of Lead Borrower. Neither the Administrative Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection or report with any Borrower. Each of the Borrowers acknowledges that all inspections and reports are prepared by the Administrative Agent and Lenders for their purposes, and the Borrowers shall not be entitled to rely upon them.

(c) Lead Borrower will reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (other than any legal fees or costs and expenses covered under Section 13.01) of the Administrative Agent in connection with (i) one examination per fiscal year of any Borrower’s books and records as described in clause (a) above and (ii) field examinations of Collateral comprising the Borrowing Base, in each case subject to the limitations on such examinations permitted under the preceding paragraph. Subject to and without limiting the foregoing, the Borrowers specifically agree to pay the Administrative Agent’s then standard charges for examination activities. This Section shall not be construed to limit the Administrative Agent’s right to use third parties for such purposes.

(d) Lead Borrower will, within 30 days after the date of the delivery (or, if later, required delivery) of the quarterly and annual financial information pursuant to Sections 9.01(a) and (b), hold a conference call or teleconference, at a time selected by Lead Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter or fiscal year, as the case may be, of Lead Borrower (it being understood that any such call may be combined with any similar call held for any of Lead Borrower’s other lenders or security holders).

Section 9.03 Maintenance of Property; Insurance.

(a) The Borrowers will, and will cause each of the Restricted Subsidiaries to, (i) except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, keep all tangible property necessary to the business of Lead Borrower and its Restricted Subsidiaries in reasonably good working order and condition, ordinary wear and tear, casualty and condemnation excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is, in the good faith determination of Lead Borrower, consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Lead Borrower and its Restricted Subsidiaries, and (iii) furnish to the Collateral Agent, upon its request therefor, all information reasonably requested as to the insurance carried. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

(b) [Reserved].

(c) The Borrowers will, and will cause each of the Restricted Subsidiaries to, at all times keep its property constituting Collateral insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall, at all times after the time required by Section 9.13, be endorsed in a customary manner to the Collateral Agent for the benefit of the Secured Creditors (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured) and (ii) if agreed by the insurer (which agreement the Borrowers shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral Agent; provided, that the requirements of this Section 9.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as to

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which a secured lender is not customarily granted an insurable interest therein as the Collateral Agent may approve; and (y) self-insurance programs. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, (x) Collateral Agent shall promptly pay over to the Borrowers any insurance proceeds received by it unless otherwise expressly required hereunder and (y) the Borrowers shall have the sole and exclusive right to adjust or settle any insurance and to approve any award granted in any condemnation or similar proceeding (or deed in lieu of condemnation).

(d) If the Borrowers or any of the Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or the Borrowers or any of the Restricted Subsidiaries shall fail to so endorse all policies with respect thereto, after any applicable grace period, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance so long as the Collateral Agent provides written notice to Lead Borrower of its election to procure such insurance prior thereto, and the Credit Parties jointly and severally agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

Section 9.04 Existence; Franchises. The Borrowers will, and will cause each of the Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, franchises, licenses and permits in each case to the extent material; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets and other transactions by Lead Borrower or any of its Restricted Subsidiaries in accordance with Section 10.02, (ii) the abandonment by Lead Borrower or any of its Restricted Subsidiaries of any franchises, licenses or permits that Lead Borrower reasonably determines are no longer material to the operations of Lead Borrower and its Restricted Subsidiaries taken as a whole or (iii) the withdrawal by Lead Borrower or any of its Restricted Subsidiaries of its qualification as a foreign corporation, partnership, limited liability company or other applicable business entity, as the case may be, in any jurisdiction if such withdrawal would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.05 Compliance with Statutes, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply with the FCPA and the USA Patriot Act and applicable Sanctions, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all other applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrowers will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 9.06 Compliance with Environmental Laws. Each Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of Real Property now or hereafter owned, leased or operated by the Borrowers or any of their Restricted Subsidiaries, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws (other than Liens imposed on leased Real Property resulting from the acts or omissions of the owner of such leased Real Property or of other tenants of such leased Real Property who are not within the control of the Borrowers). Except as have not had, and would not reasonably be expected to have, a Material Adverse Effect, neither the Borrowers nor any of their Restricted Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the

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Borrowers or any of their Restricted Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties or transported to or from such Real Properties in compliance with all applicable Environmental Laws.

Section 9.07 ERISA. (a) Promptly upon a Responsible Officer of any Borrower obtaining knowledge thereof, Lead Borrower will deliver to the Administrative Agent a certificate of a Responsible Officer of Lead Borrower setting forth the full details as to such occurrence and the action, if any, that Lead Borrower, such Restricted Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Lead Borrower, such Restricted Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant and any notices received by Lead Borrower, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan participant with respect thereto: that (i) an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Effect; (ii) there has been an increase in Unfunded Pension Liabilities since the date the representations hereunder are given, or from any prior notice, as applicable, in either case, which is reasonably expected to result in a Material Adverse Effect; (iii) there has been an increase in the estimated withdrawal liability under Section 4201 of ERISA, if Lead Borrower, any Restricted Subsidiary of Lead Borrower and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which is reasonably expected to result in a Material Adverse Effect; (iv) Lead Borrower, any Restricted Subsidiary of Lead Borrower or any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect; (v) that a contribution required to be made with respect to a Foreign Pension Plan has not been timely made which failure is reasonably likely to result in a Material Adverse Effect; or (vi) that a Foreign Pension Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent and such event is reasonably expected to result in a Material Adverse Effect. Lead Borrower will also deliver to the Administrative Agent, upon request by the Administrative Agent, a complete copy of the most recent annual report (on Internal Revenue Service Form 5500-series, including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) filed with the Internal Revenue Service or other Governmental Authority of each Plan that is maintained or sponsored by Lead Borrower or a Restricted Subsidiary.

(b) Canadian Pension Plans.

(i) Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, for each existing, or hereafter adopted, Canadian Pension Plan, each Credit Party will in a timely fashion comply with and perform in all respects all of its obligations under and in respect of such Canadian Pension Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(ii) Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, all contributions required to be remitted, paid to or in respect of each Canadian Pension Plan by a Credit Party shall be paid or remitted by each such Credit Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws provided that any Credit Party shall have a 10 Business Day cure period in the event any such payments, contributions or premiums have not been paid or remitted when due.

(iii) The Credit Parties shall deliver to the Administrative Agent (A) if requested by the Administrative Agent, copies of each actuarial report or valuation with respect to each Canadian

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Pension Plan as filed with any applicable Governmental Authority; and (B) prior notification of the establishment of any new Canadian Defined Benefit Pension Plan to which a Credit Party has assumed an obligation to contribute or has any liability under, or the assumption of any liability under or commencement of contributions to any Canadian Defined Benefit Pension Plan by a Credit Party in respect of which such Credit Party was not previously contributing or liable.

Section 9.08 End of Fiscal Years; Fiscal Quarters. Each Borrower will cause (i) each of its, and each of the Restricted Subsidiaries’, fiscal years to end on or near December 31 of each year and (ii) each of its, and each of its Restricted Subsidiaries’, fiscal quarters to end on or near March 31, June 30, September 30 and December 31 of each year.

Section 9.09 Assignment of Claims Act. During any Liquidity Period or the continuance of an Event of Default, the Borrowers shall, upon the written request of the Administrative Agent, promptly submit any such documentation as may be requested by the Administrative Agent in order to comply with the Federal Assignment of Claims Act (or any federal, foreign, state, provincial, territorial or municipal equivalent thereof, including, without limitation, the Financial Administration Act (Canada)) to each relevant governmental agency or other Account Debtor requesting prompt countersignature and shall use commercially reasonable efforts to cause such documentation to be executed by such governmental agency or other Account Debtor and delivered to the Administrative Agent.

Section 9.10 Payment of Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of Lead Borrower or any of its Subsidiaries not otherwise permitted under Section 10.01(i); provided that neither Lead Borrower nor any of its Subsidiaries shall be required to pay any such Tax that is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization or incorporation).

Section 9.11 Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 8.08.

Section 9.12 Additional Security; Further Assurances; etc. (a) The Borrowers will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests in such assets (other than Real Property) of the Borrowers and the Subsidiary Guarantors as are acquired after the Closing Date (other than assets constituting Excluded Collateral) and as may be reasonably requested from time to time by the Collateral Agent (collectively, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Additional Security Documents”). All such security interests shall be granted pursuant to documentation consistent with the Initial Security Documents entered into on the Original Closing Date or the Closing Date or otherwise reasonably satisfactory in form and substance to the Collateral Agent and (subject to exceptions as are reasonably acceptable to the Collateral Agent) shall constitute, upon taking all necessary perfection action (or the equivalent under applicable law) actions (which the Credit Parties agree to take pursuant to clause (e) below) valid and enforceable perfected (or the equivalent under applicable law) security interests (except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law)), subject to the Intercreditor Agreement and any Additional Intercreditor Agreement, superior to and prior to the rights of all third Persons other than holders of Permitted Liens with priority by virtue of applicable law and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related

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thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are reasonably acceptable to the Collateral Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents. Notwithstanding any other provision in this Agreement or any other Credit Document, (x) no Excluded Subsidiary shall be required to pledge any of its assets to secure any obligations of the Borrowers under the Credit Documents or guarantee the obligations of the Borrowers under the Credit Documents, in each case, unless it becomes a Subsidiary Guarantor pursuant to Section 9.12(b), (y) other than with respect to a Canadian Guarantor to the extent required by the Initial Canadian Security Agreement in connection with the Canadian Activation Date, no action shall be required to be taken by a Credit Party, or taken by any Agent or Lender, to perfect security interests in assets of the Credit Parties located outside of the United States or otherwise with respect to creation of perfection of Liens under foreign law and (z) notices shall not be required to be sent to Account Debtors or other contractual third parties (other than third parties party to any Credit Document or during the continuance of an Event of Default).

(b) Subject to the terms of the Intercreditor Agreement, with respect to any Person that is or becomes a Restricted Subsidiary (or ceases to be an Excluded Subsidiary) after the Closing Date, in the case of any Restricted Subsidiary the Equity Interests of which are directly held by a U.S. Credit Party (other than Equity Interests constituting Excluded Collateral), deliver to the Collateral Agent (or the First Lien Term Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement) the certificates, if any, representing all (or such lesser amount as is required) of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party (in each case, to the extent required pursuant to the U.S. Security Documents). With respect to any Person that is or becomes a Credit Party after the Closing Date in the case of Equity Interests issued by a Credit Party that are owned directly by another Credit Party, cause such Credit Party that owns such Equity Interests to pledge such Equity Interests to the Collateral Agent pursuant to an Additional Security Document, to the extent not already subject to a valid, enforceable and perfected security interest under an existing Security Document governed by the laws of the jurisdiction of the issuer of such Equity Interests automatically upon the acquisition thereof, and to take such actions as provided therein to cause such security interest to be perfected; provided, however, that except as otherwise requested by the Administrative Agent, (x) Equity Interests issued by U.S. Credit Parties (if any) owned by Canadian Credit Parties may be pledged by the Canadian Credit Parties pursuant to the Canadian Security Documents and (y) Equity Interests issued by Canadian Credit Parties (if any) owned by U.S. Credit Parties may be pledged by the U.S. Credit Parties pursuant to the U.S. Security Documents. Subject to the terms of the Intercreditor Agreement and any Additional Intercreditor Agreement, if any additional direct or indirect Domestic Subsidiary of Lead Borrower is formed, acquired or ceases to constitute an Excluded Subsidiary following the Closing Date and such Domestic Subsidiary is (1) a Wholly-Owned Domestic Subsidiary that is not an Excluded Subsidiary or (2) any other Domestic Subsidiary that may be designated by Lead Borrower in its sole discretion as a Credit Party pursuant to the terms hereof, (I) Lead Borrower shall cause such Domestic Subsidiary to become a “Subsidiary Borrower” or “Subsidiary Guarantor” hereunder by causing such Subsidiary (A) in the case of a “Subsidiary Borrower,” to execute a joinder agreement to this Agreement or, in the case of a “Subsidiary Guarantor,” to execute a joinder agreement to the Guaranty, in each case, in form and substance reasonably satisfactory to the Administrative Agent and such U.S. Security Documents creating such Lien over its assets in favor of the Collateral Agent for the benefit of the Secured Creditors on such terms and of such scope substantially consistent with the Initial U.S. Security Agreement; (B) to take all actions necessary or advisable in the reasonable opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the U.S. Security Documents to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; (C) at the request of the

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Administrative Agent, deliver or cause to be delivered to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) and customarily opined upon by counsel to the Credit Parties as the Administrative Agent may reasonably request and (II) the Administrative Agent shall have received at least three (3) Business Days’ prior to the consummation of the joinder all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with regulatory requirements with respect to such Domestic Subsidiary. At the option of Lead Borrower, it may cause a Restricted Subsidiary that is a Domestic Subsidiary to become a “Subsidiary Borrower” hereunder by causing such Subsidiary (A) to execute a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent and such Security Documents creating such Lien over its assets in favor of the Collateral Agent for the benefit of the Secured Creditors on such terms and of such scope substantially consistent with the applicable Initial Security Agreements and in form and substance reasonably satisfactory to the Collateral Agent; and (B) deliver to the Administrative Agent at least three (3) Business Days (or such shorter period of time as the Administrative Agent may agree in its sole discretion) prior to the consummation of the joinder of such Subsidiary as a Subsidiary Borrower all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with regulatory requirements with respect to such Subsidiary. At the option of Lead Borrower, it may cause a Restricted Subsidiary that is a Canadian Subsidiary to become a “Subsidiary Guarantor” hereunder by causing such Subsidiary to (A) execute a joinder agreement to the Guaranty Agreement and such Security Documents creating such Lien over its assets in favor of the Collateral Agent for the benefit of the Secured Creditors on such terms and of such scope substantially consistent with the applicable Initial Security Agreements (or enter into such Additional Security Documents as are necessary to do so) and in any event, in form and substance reasonably satisfactory to the Collateral Agent; (B) to take all actions necessary or advisable in the reasonable opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected (unless not required by such agreement) in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; and (C) deliver to the Administrative Agent at least three (3) Business Days’ prior to the consummation of the joinder of such Subsidiary as a Subsidiary Guarantor all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with regulatory requirements with respect to such Subsidiary.

(c) The Borrowers will, and will cause each of the other Credit Parties that are Restricted Subsidiaries of Lead Borrower to, at the expense of Lead Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at Lead Borrower’s expense, any document or instrument supplemental to or confirmatory of the Security Documents to the extent reasonably requested by the Administrative Agent or the Collateral Agent for the continued validity, perfection (or the equivalent under applicable law) and priority (subject to the terms of the Intercreditor Agreement) of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document.

(d) [Reserved].

(e) The Borrowers agree that each action required by clauses (a) through (c) of this Section 9.12 shall be completed in no event later than 90 days after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or such longer period as the Administrative Agent or the Collateral Agent shall otherwise agree), as the case may be; provided that, with respect to any Subsidiary designated by Lead Borrower in its sole

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discretion as a Credit Party pursuant to the terms hereof, such actions shall be taken at the time of its designation; provided, further, in no event will the Borrowers or any of their Restricted Subsidiaries be required to take any action to obtain consents from third parties with respect to its compliance with this Section 9.12.

Section 9.13 [Reserved].

Section 9.14 Permitted Acquisitions.

(a) Subject to the provisions of this Section 9.14 and the requirements contained in the definition of “Permitted Acquisition,” Lead Borrower and its Restricted Subsidiaries may from time to time after the Closing Date effect Permitted Acquisitions, so long as (in each case, except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) the Payment Conditions shall be satisfied on a Pro Forma Basis immediately after giving effect to such Permitted Acquisition on the date of consummation thereof and (ii) with respect to any Permitted Acquisition in excess of $15,000,000, Lead Borrower shall have delivered to the Administrative Agent for distribution to the Lenders a certificate executed by its chief financial officer, treasurer or other Responsible Officer, certifying to such officer’s knowledge, compliance with the requirements of the preceding clause (i), and containing the calculations (in reasonable detail) required to show compliance with the preceding clause (i).

(b) Lead Borrower shall cause each Restricted Subsidiary (other than an Excluded Subsidiary) which is formed to effect, or is acquired pursuant to, a Permitted Acquisition (and each Credit Party that is the direct parent of such Restricted Subsidiary that was so formed or acquired) to comply with, and to execute and deliver all of the documentation as and to the extent (and within the time periods) required by, Section 9.12, to the reasonable satisfaction of the Collateral Agent.

Section 9.15 Beneficial Ownership Regulation. Promptly following any request therefor, the Borrowers shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.16 Designation of Subsidiaries. Lead Borrower may at any time and from time to time after the Closing Date designate any Restricted Subsidiary of Lead Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (x) the fair market value of the Equity Interests of the designated Subsidiary and any of its Subsidiaries that are owned by Lead Borrower or any Restricted Subsidiary, immediately prior to such designation (such fair market value to be calculated without regard to any Obligations of such designated Subsidiary or any of its Subsidiaries under the Guaranty Agreement) and (y) the aggregate principal amount of any Indebtedness owed by such Subsidiary and any of its Subsidiaries to Lead Borrower or any of its Restricted Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (x) above, on a consolidated basis in accordance with U.S. GAAP), and such Investment shall be permitted under Section 10.05, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it or any of its Subsidiaries is a “Restricted Subsidiary” for the purpose of (I) the First Lien Term Loan Credit Agreement, (II) the Unsecured Notes Indenture or (III) any definitive documentation governing any First Lien Incremental Equivalent/Refinancing Debt, any Permitted Junior Debt Documents or other debt instrument, in each case of this clause (II), with a principal amount in excess of the Threshold

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Amount, (iv) following the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, Lead Borrower shall comply with the provisions of Section 9.12 with respect to such designated Restricted Subsidiary, (v) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary (and any Subsidiary of an Unrestricted Subsidiary that is acquired or formed after the date of designation shall automatically be designated as an Unrestricted Subsidiary), (vi) no Borrower may be designated an Unrestricted Subsidiary, (vii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, each of (x) the Subsidiary to be so designated and (y) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Lead Borrower or any Restricted Subsidiary (other than Equity Interests in an Unrestricted Subsidiary) and (vii) if any Credit Party is to be designated as an Unrestricted Subsidiary, a new Borrowing Base Certificate giving pro forma effect to such designation shall have delivered in connection with such designation if the assets of such Credit Party comprise more than 10% of the Borrowing Base. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary and its Subsidiaries existing at such time and (ii) a return on any Investment by Lead Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of Lead Borrower’s Investment in such Subsidiary. Notwithstanding the foregoing, no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary owns any Material Intellectual Property at the time of designation.

Section 9.17 Collateral Monitoring and Reporting.

(a) Borrowing Base Certificates. (i) So long as (x) there are no Revolving Loans or Swingline Loans then outstanding and (y) the LC Exposure at such time is less than or equal to $10,000,000 (collectively, the “Quarterly BBC Conditions”), by the 20th day of each fiscal quarter, Lead Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the previous fiscal quarter; provided, however, that if at the end of any calendar month that does not coincide with the end of a fiscal quarter, the Quarterly BBC Conditions are not then satisfied, Lead Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate prepared as of the close of business of the last Business Day of such calendar month shall be delivered by the 20th day of the next following month and (ii) during a Liquidity Period, (x) Lead Borrower shall deliver to the Administrative Agent weekly Borrowing Base Certificates by Wednesday of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent and (y) Lead Borrower shall provide daily reporting of cash and Cash Equivalents balances constituting Eligible Cash on deposit in an account not established with the Administrative Agent or Collateral Agent. Lead Borrower may at any time elect to deliver Borrowing Base Certificates more frequently than as set forth in the immediately preceding sentence; provided that the Borrowing Base shall continue to be reported on such more frequent basis for at least three (3) months following any such election. Additionally, Lead Borrower shall deliver an updated Borrowing Base Certificate, and shall in any event deliver an updated Borrowing Base Certificate to the Administrative Agent (i) upon any sale or other disposition outside the ordinary course of business in a single transaction or series of related transactions of any ABL Collateral having an aggregate book value in excess of 10% of the then-existing Borrowing Base, which Borrowing Base Certificate shall be prepared after giving effect to such sale or other disposition, (ii) upon designation of any Credit Party as an Unrestricted Subsidiary, if the assets of such Credit Party comprise more than 10% of the then-existing Borrowing Base, which Borrowing Base Certificate shall be prepared after giving effect to such designation, (iii) to the extent required pursuant to the second paragraph of Section 2.03 and (iv) to the extent required pursuant to Section 10.02(xxii)(y). For purposes of weekly Borrowing Base Certificates (i) Inventory amounts shown in the Borrowing Base

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Certificates delivered on a weekly basis will be based on the Inventory amount (1) set forth in the most recent weekly report, where possible, and (2) for the most recently ended month for which such information is available with regard to locations where it is impracticable to report Inventory more frequently, and (ii) the amount of Eligible Accounts and Eligible Due from Agent Accounts shown in such Borrowing Base Certificate will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended month. All calculations of Availability in any Borrowing Base Certificate shall be made by Lead Borrower and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and adjust any such calculation in consultation with Lead Borrower to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Reserves.

(b) Records and Schedules of Accounts. Lead Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent, upon the Administrative Agent’s request, sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent on a periodic basis (but not more frequently than at the time of delivery of Section 9.01 Financials). If requested by the Administrative Agent, Lead Borrower shall also provide to the Administrative Agent, together with any Borrowing Base Certificate required to be delivered pursuant to the first sentence of Section 9.17(a)(i) or, during a Liquidity Period, on or before the 20th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding fiscal quarter or month, as applicable, specifying each Account’s Account Debtor name and the amount, invoice date and due date and such related Account supporting detail relevant to the Borrowing Base calculation as the Administrative Agent may reasonably request. If at any time Availability is less than 50% of the Line Cap, Accounts in an aggregate face amount of $10,000,000 or more cease to be Eligible Accounts or Eligible Due from Agent Accounts as a result of the applicability of any exclusionary criteria set forth in the definitions thereof (and not, for the avoidance of doubt, as a result of any such Eligible Accounts or Eligible Due from Agent Accounts being paid by the Account Debtor),the Borrowers shall notify the Administrative Agent of such occurrence promptly (and in any event within three Business Days) after any Responsible Officer of Lead Borrower has actual knowledge thereof.

(c) Maintenance of U.S. Dominion Account. With respect to each U.S. Credit Party’s Deposit Accounts (other than Excluded Accounts) and U.S. Dominion Accounts within ninety (90) days (or such later date as Administrative Agent may agree in its reasonable discretion) of the Closing Date (or, with respect to any Deposit Account (other than Excluded Accounts) opened following the Closing Date, within sixty (60) days (or such later date as the Administrative Agent may agree in its reasonable discretion) of the opening or establishment of such Deposit Account or the date any Person that owns such Deposit Account becomes a U.S. Credit Party hereunder), (i) each U.S. Credit Party shall cause each bank or other depository institution at which any Deposit Account (other than any Excluded Account) is maintained, to enter into a Deposit Account Control Agreement that provides for such bank or other depository institution to transfer to the U.S. Dominion Account, on a daily basis, all balances in each Deposit Account (other than any Excluded Account) maintained by any Credit Party with such depository institution for application to the Obligations then outstanding (the “U.S. Sweep”) following the receipt by such bank or other depository institution of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to Lead Borrower) (ii) each U.S. Credit Party irrevocably appoints the Administrative Agent as such U.S. Credit Party’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made and (iii) each U.S. Credit Party shall instruct each Account Debtor to make all payments with respect to ABL Collateral into Deposit Accounts located in the United States that are subject to Deposit Account Control Agreements, or the U.S. Credit Parties shall promptly (and in any event within seven (7) days) direct any such payments into Deposit Accounts subject to Deposit Account Control Agreements; and it is expressly acknowledged that the Administrative Agent reserves the right to impose Reserves with respect to the failure to obtain any such Deposit Account Control Agreement within such

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90 day or 60 day period, at or after the end of such period, as applicable (it being understood that it shall not be a Default or Event of Default if any such payments are deposited in an Excluded Account pursuant to clause (v) of the definition thereof). Notwithstanding anything in any Credit Document to the contrary, the Agents agree to rescind each Liquidity Notice and any notice of exclusive control or sole control (or other similar notice) previously delivered to any bank or other depository institution pursuant to this clause (c) or any other provision in the Credit Documents promptly after the end of the Liquidity Period or Event of Default resulting in the delivery of such notice.

(d) Maintenance of Canadian Dominion Account. With respect to each Canadian Credit Party’s Deposit Accounts (other than Excluded Accounts) and Canadian Dominion Accounts, within ninety (90) days (or such later date as Administrative Agent may agree in its reasonable discretion) of the Canadian Activation Date or, if opened following the Canadian Activation Date, within sixty (60) days (or such later date as the Administrative Agent may agree in its reasonable discretion), of the opening of such Deposit Account or the date any Person that owns such Deposit Account becomes a Canadian Credit Party hereunder, (i) each Canadian Credit Party shall cause each bank or other depository institution at which any Deposit Account (other than an Excluded Account) is maintained, to enter into a Deposit Account Control Agreement, in form reasonably satisfactory to the Administrative Agent that provides for such bank or other depository institution, to transfer to a Canadian Dominion Account, on a daily basis (other than days that are not Business Days in the applicable jurisdiction), all balances in such Deposit Account (other than any Excluded Account) for application to their Obligations then outstanding (the “Canadian Sweep”) following the receipt by such bank or other depository institution of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to Lead Borrower); (ii) each Canadian Credit Party irrevocably appoints the Administrative Agent as such Canadian Credit Party’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made and (iii) each Canadian Credit Party shall instruct each Account Debtor to make all payments with respect to Canadian Collateral into Deposit Accounts located in Canada or other jurisdiction as is reasonably satisfactory to the Administrative Agent that are subject to Deposit Account Control Agreements, or the Canadian Credit Parties shall promptly (and in any event within seven (7) days) direct any such payments into Deposit Accounts subject to Deposit Account Control Agreements; (it being understood that it shall not be a Default or Event of Default if any such payments are deposited in an Excluded Account pursuant to clause (v) of the definition thereof). Notwithstanding anything in any Credit Document to the contrary, the Agents agree to rescind each Liquidity Notice and any notice of exclusive control or sole control (or other similar notice) previously delivered to any bank or other depository institution pursuant to this clause (d) or any other provision in the Credit Documents promptly after the end of the Liquidity Period or Event of Default resulting in the delivery of such notice.

(e) Proceeds of Collateral. If any Credit Party receives cash or any check, draft or other item of payment payable to such Credit Party with respect any Collateral, it shall hold the same in trust for the Administrative Agent and promptly (and in any event within seven (7) days (or such longer period of time as the Administrative Agent may agree in its sole discretion)) deposit the same into any Deposit Account that is subject to a Deposit Account Control Agreement (or equivalent) or a Dominion Account (it being understood that it shall not be a Default or Event of Default if any such payments are deposited in an Excluded Account to the extent permitted by the definition of Excluded Accounts).

(f) Administration of Deposit Accounts. (i) Schedule 9.17(a) sets forth all Deposit Accounts (other than Excluded Accounts) maintained by the U.S. Credit Parties, including the U.S. Dominion Account, as of the Closing Date. Schedule 9.17(b) to be delivered by the Lead Borrower to the Collateral Agent on the Canadian Activation Date sets forth all Deposit Accounts (other than Excluded Accounts) maintained by the Canadian Credit Parties, including the Canadian Dominion Account, as of the Canadian Activation Date. Subject to Section 9.17(c) and (d), each Credit Party shall take all actions necessary to establish the Administrative Agent’s control (within the meaning of the UCC or the PPSA) over each such

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Deposit Account (other than Excluded Accounts) at all times. Each Credit Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Administrative Agent, the First Lien Term Agent and any agent under any First Lien Incremental Equivalent/Refinancing Debt, and the applicable depositary bank) to have control over a Deposit Account or any deposits therein. Lead Borrower shall within 30 days notify the Administrative Agent of any opening or closing of a Deposit Account (other than any Excluded Accounts), and shall not open any Deposit Accounts (other than any Excluded Accounts) at a bank not reasonably acceptable to the Administrative Agent (it being acknowledged that all banks set forth on Schedule 9.17(a) are acceptable to the Administrative Agent).

ARTICLE 10

Negative Covenants

Lead Borrower and each of the Restricted Subsidiaries (and Holdings in the case of Section 10.09(b)) hereby covenant and agree that on and after the Closing Date and until Payment in Full of the Obligations:

Section 10.01 Liens. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Lead Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as “Permitted Liens”):

(i) Liens for Taxes, assessments or governmental charges or levies not overdue or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);

(ii) Liens in respect of property or assets of Lead Borrower or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, contractors’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets, subject to any such Lien for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles in their respective jurisdiction of organization or incorporation);

(iii) Liens (x) in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 10.01(iii) (or to the extent not listed on such Schedule 10.01(iii), where the principal amount of obligations secured by such Liens is less than $10,000,000 in the aggregate) and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in the preceding clause (x);

(iv) (x) Liens created pursuant to the Credit Documents (including Liens securing Secured Bank Product Obligations) and (y) Liens securing Obligations (as defined in the First Lien Term Loan Credit Agreement) under the First Lien Term Loan Credit Agreement and the credit documents related thereto and incurred pursuant to Section 10.04(i)(y), including Bank Products that are guaranteed or secured by the guarantees and security interests thereunder; provided that in

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the case of Liens securing such Indebtedness under the First Lien Term Loan Credit Agreement and/or the First Lien Term Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent the Intercreditor Agreement;

(v) leases, subleases, licenses or sublicenses (including licenses or sublicenses of Intellectual Property) granted to other Persons not materially interfering with the conduct of the business of Lead Borrower or any of its Restricted Subsidiaries;

(vi) Liens (x) upon assets of Lead Borrower or any of its Restricted Subsidiaries securing Indebtedness permitted by Section 10.04(iii); provided that such Liens do not encumber any asset of Lead Borrower or any of its Restricted Subsidiaries other than the assets acquired with such Indebtedness and after-acquired property that is affixed or incorporated into such assets and proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (x);

(vii) [reserved];

(viii) easements, rights-of-way, restrictions (including zoning and other land use restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances and minor title deficiencies, which in the aggregate do not materially interfere with the conduct of the business of Lead Borrower or any of its Restricted Subsidiaries;

(ix) Liens arising from precautionary UCC, PPSA or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business;

(x) attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 11.09;

(xi) statutory and common law landlords’ liens under leases to which Lead Borrower or any of its Restricted Subsidiaries is a party;

(xii) Liens (other than Liens imposed under ERISA or any pension standards legislation of any other applicable jurisdiction other than Canada) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety, stay, customs or appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

(xiii) Permitted Encumbrances;

(xiv) (A) Liens on property or assets (other than Accounts or Inventory, unless such Liens are expressly made junior to the Liens in favor of the Administrative Agent) acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of Lead Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04, and (y) such Liens are not incurred in connection with, or in contemplation or

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anticipation of, such Permitted Acquisition and do not attach to any other asset of Lead Borrower or any of its Restricted Subsidiaries and (B) Liens securing Permitted Refinancing Indebtedness in respect of Indebtedness in respect of any Indebtedness secured by the Liens referred to in the preceding clause (A);

(xv) Deposits, pledges or other customary Liens to secure bids, tenders, contracts (other than contracts for the repayment of borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds and other obligations of like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit), and as security for the payment of rent, in each case arising in the ordinary course of business;

(xvi) Liens on assets of non-Credit Parties (other than non-Credit Parties organized or incorporated in the jurisdiction of a Credit Party) securing Indebtedness of non-Credit Parties permitted pursuant to Section 10.04(viii);

(xvii) any interest or title of, and any Liens created by, a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;

(xviii) Liens on property subject to Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 10.02(xii);

(xix) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any joint venture permitted by the terms of this Agreement arising pursuant to the agreement evidencing such joint venture;

(xx) Liens in favor of any Credit Party securing intercompany Indebtedness permitted by Section 10.05; provided that any Liens securing Indebtedness that is required to be subordinated pursuant to Section 10.05 shall be subordinated to the Liens created pursuant to the Security Documents;

(xxi) Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;

(xxii) Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 10.04(x);

(xxiii) Liens that may arise on inventory or equipment of Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons other than Lead Borrower and its Restricted Subsidiaries;

(xxiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

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(xxv) Liens (i) of a collection bank arising under Section 4-210 of the UCC (or similar provisions of other Requirements of Law) on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xxvi) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.05(ii); provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xxvii) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence or issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Lead Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Lead Borrower or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xxviii) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;

(xxix) other Liens (other than Liens on Accounts or Inventory owned by a Credit Party or by a Restricted Subsidiary that is organized or incorporated in the same jurisdiction as a Credit Party, unless such Liens are expressly made junior to the Liens in favor of the Administrative Agent) to the extent securing liabilities with a principal amount not in excess of the greater of $110,500,000 and 6.50% of Consolidated Total Assets (measured at the time of incurrence) in the aggregate at any time outstanding;

(xxx) Liens on Collateral securing obligations in respect of Indebtedness permitted by Section 10.04(xxvii); provided that the applicable representative in respect of any such obligations (on behalf of the holders of such obligations) shall have entered into the Intercreditor Agreement or an Additional Intercreditor Agreement, as applicable, with the Administrative Agent and/or Collateral Agent;

(xxxi) cash deposits with respect to any First Lien Incremental Equivalent/Refinancing Debt or the Unsecured Notes or any Permitted Junior Debt or any other Indebtedness, in each case to the extent permitted by Section 10.07;

(xxxii) Liens on accounts receivable sold in connection with the sale or discount of accounts receivable permitted by Section 10.02(iv);

(xxxiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Lead Borrower or any Restricted Subsidiary in the ordinary course of business;

(xxxiv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

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(xxxv) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of Lead Borrower and the Restricted Subsidiaries complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Lead Borrower or any Restricted Subsidiary;

(xxxvi) deposits made in the ordinary course of business to secure liability to insurance carriers;

(xxxvii) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxxviii) so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits in an aggregate amount not to exceed the greater of $25,500,000 and 1.50% of Consolidated Total Assets (measured at the time of incurrence) in the aggregate at any time outstanding securing any Swap Contracts permitted hereunder;

(xxxix) Liens arising in connection with any Qualified Securitization Transaction or Receivables Facility with respect to which the Securitization Assets or Receivables Assets, as applicable, subject thereto consist solely of assets originated by one or more Foreign Subsidiaries (other than any Foreign Subsidiary organized or incorporated in the jurisdiction of a Foreign Subsidiary that is a Credit Party);

(xl) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by the indenture is issued (including the indenture under which the notes are to be issued);

(xli) leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of Lead Borrower or any of its Restricted Subsidiaries;

(xlii) Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of any First Lien Incremental Equivalent/Refinancing Debt or Permitted Junior Debt.

In connection with the granting of Liens of the type described in this Section 10.01 by Lead Borrower or any of its Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

Section 10.02 Consolidation, Merger, or Sale of Assets, etc. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger, amalgamation or consolidation, or convey, sell, lease

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or otherwise dispose of all or any part of its property or assets, or enter into any Sale-Leaseback Transaction, except that:

(i) any Investment permitted by Section 10.05 may be structured as a merger, consolidation or amalgamation;

(ii) Lead Borrower and its Restricted Subsidiaries may sell assets (including Equity Interests), so long as (x) Lead Borrower or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by Lead Borrower or such Restricted Subsidiary, as the case may be) and (y) in the case of any single transaction that involves assets (including Equity Interests) having a fair market value of more than the greater of $30,000,000 and 1.75% of Consolidated Total Assets (measured at the time of such sale), at least 75% of the consideration received by Lead Borrower or such Restricted Subsidiary shall be in the form of cash, Cash Equivalents or, subject to the proviso below, Designated Non-cash Consideration (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the fair market value, as determined by Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith, of any other consideration (including Designated Non-cash Consideration)) and is paid at the time of the closing of such sale; provided, however, that for purposes of this clause (y), the following shall be deemed to be cash: (A) any liabilities (as shown on Lead Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Lead Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition and for which Lead Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes, other obligations or assets received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable asset sale, (C) consideration consisting of Indebtedness of Lead Borrower or such Restricted Subsidiary that is not Subordinated Indebtedness received from such transferee, (D) accounts receivable of a business retained by Lead Borrower or any of its Restricted Subsidiaries, as the case may be, following the sale of such business; provided that such accounts receivable (1) are not past due more than 90 days and (2) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable and (E) any Designated Non-cash Consideration received by Lead Borrower or any of its Restricted Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed the greater of $76,500,000 and 4.50% of Consolidated Total Assets (measured at the time of the receipt of such Designated Non-cash Consideration) (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(iii) each of Lead Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iii));

(iv) each of Lead Borrower and its Restricted Subsidiaries may sell or discount, in each case in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

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(v) each of Lead Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of Lead Borrower or any of its Restricted Subsidiaries, including of Intellectual Property;

(vi) (w) any Domestic Subsidiary of Lead Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into (I) a U.S. Borrower (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and, if such surviving Person is not a Borrower, (A) such Person expressly assumes, in writing, all the obligations of such Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent and (B) the Administrative Agent shall have received at least (5) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and such Borrower shall promptly and in any event at least three (3) Business Days’ prior to the consummation of such transaction provide all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with Requirements of Law with respect to the proposed successor or (II) any U.S. Credit Party (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a Wholly-Owned Domestic Subsidiary of a Borrower, is a corporation, limited liability company or limited partnership and is or becomes a U.S. Credit Party concurrently with such merger, consolidation, dissolution, amalgamation or liquidation), (x) any Canadian Subsidiary may be merged, consolidated, dissolved, amalgamated or liquidated with or into a Canadian Credit Party (so long as the surviving or continuing Person of such merger, consolidation, dissolution, amalgamation or liquidation is a Wholly-Owned Subsidiary of a Credit Party and is or becomes a Canadian Credit Party concurrently with such merger, consolidation, dissolution, amalgamation or liquidation), (y) any Excluded Subsidiary (other than an Unrestricted Subsidiary) of a Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any other Excluded Subsidiary (other than an Unrestricted Subsidiary) of a Borrower and (z) any Excluded Subsidiary (other than an Unrestricted Subsidiary) of a Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving or continuing Person of such merger, consolidation, dissolution, amalgamation or liquidation); provided that any such merger, consolidation, dissolution, amalgamation or liquidation shall only be permitted pursuant to this clause (vi), so long as (I) no Event of Default then exists or would exist immediately after giving effect thereto and (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall not be impaired in any material respect as a result of such merger, consolidation, dissolution amalgamation or liquidation;

(vii) any disposition of (i) Securitization Assets arising in connection with a Qualified Securitization Transaction or (ii) the Receivables Assets arising in connection with a Receivables Facility, in each case, permitted by Section 10.04(xxiv);

(viii) each of Lead Borrower and its Restricted Subsidiaries may make sales or leases of (A) inventory in the ordinary course of business, (B) goods held for sale in the ordinary course of business and (C) immaterial assets with a fair market value, in the case of this clause (C), of less than the greater of $30,000,000 and 1.75% of Consolidated Total Assets (measured at the time of such sale or lease, as applicable);

(ix) each of Lead Borrower and its Restricted Subsidiaries may sell or otherwise dispose of (i) outdated, obsolete, surplus or worn out property, in each case, in the ordinary course

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of business and (ii) property no longer used or useful in the conduct of the business of Lead Borrower and its Restricted Subsidiaries;

(x) each of Lead Borrower and its Restricted Subsidiaries may sell or otherwise dispose of assets acquired pursuant to a Permitted Acquisition so long as (x) such assets are not used or useful to the core or principal business of Lead Borrower and its Restricted Subsidiaries, and (y) such assets are sold or otherwise disposed of on or prior to the first anniversary of the relevant Permitted Acquisition;

(xi) in order to effect a sale, transfer or disposition otherwise permitted by this Section 10.02, a Restricted Subsidiary of Lead Borrower may be merged, amalgamated or consolidated with or into another Person, or may be dissolved or liquidated;

(xii) each of Lead Borrower and its Restricted Subsidiaries may effect Sale-Leaseback Transactions (a) involving real property acquired after the Closing Date and not more than 180 days prior to such Sale-Leaseback Transaction for cash and fair market value (as determined by Lead Borrower) or (b) with respect to any other Sale-Leaseback Transactions not described in subclause (xii)(a), having an aggregate fair market value not in excess of the greater of $17,000,000 and 1.00% of Consolidated Total Assets (measured at the time of such Sale-Leaseback Transaction);

(xiii) [reserved];

(xiv) each of Lead Borrower and its Restricted Subsidiaries may issue or sell Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(xv) each of Lead Borrower and its Restricted Subsidiaries may make transfers of property subject to casualty or condemnation proceedings upon the occurrence of the related Recovery Event;

(xvi) each of Lead Borrower and its Restricted Subsidiaries may abandon Intellectual Property rights in the ordinary course of business, in the exercise of its reasonable good faith judgment;

(xvii) each of Lead Borrower and its Restricted Subsidiaries may make voluntary terminations of or unwind Swap Contracts;

(xviii) each of Lead Borrower and its Restricted Subsidiaries may make dispositions resulting from foreclosures by third parties on properties of Lead Borrower or any of its Restricted Subsidiaries and acquisitions by Lead Borrower or any of its Restricted Subsidiaries resulting from foreclosures by such Persons or properties of third parties;

(xix) each of Lead Borrower and its Restricted Subsidiaries may terminate leases and subleases;

(xx) each of Lead Borrower and its Restricted Subsidiaries may use cash and Cash Equivalents (or other assets that were Cash Equivalents when the relevant Investment was made) to make payments that are not otherwise prohibited by this Agreement;

(xxi) each of Lead Borrower or its Restricted Subsidiaries may sell or otherwise dispose of property to the extent that (i) such property is exchanged for credit against the purchase price of

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similar replacement property or (ii) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property;

(xxii) sales, dispositions or contributions of property (A) between Credit Parties (other than Holdings), (B) between Restricted Subsidiaries (other than Credit Parties), (C) by Restricted Subsidiaries that are not Credit Parties to the Credit Parties (other than Holdings) or (D) by Credit Parties to any Restricted Subsidiary that is not a Credit Party; provided with respect to the foregoing clause (D) that (1) the portion (if any) of any such sale, disposition or contribution of property made for less than fair market value and (2) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary subject to Section 10.05 and (y) a new Borrowing Base Certificate shall be delivered if assets comprising more than 10% of the Borrowing Base are transferred in a single transaction or series of related transactions to non-Credit Parties;

(xxiii) dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xxiv) transfers of condemned property as a result of the exercise of “eminent domain” (or the equivalent under other applicable law) or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(xxv) any disposition of any asset between or among the Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to this Section 10.02; and

(xxvi) dispositions permitted by Section 10.03.

To the extent the Required Lenders (or such other percentage of the Lenders as may be required by this Section 10.02) waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to a Borrower or a Subsidiary Guarantor), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by them in order to effect the foregoing.

Notwithstanding anything to the contrary set forth in this Agreement, in no event shall any Borrower or any Restricted Subsidiary be permitted to make a disposition in the form of a transfer of Material Intellectual Property to any Unrestricted Subsidiary; provided that any Borrower and its Restricted Subsidiaries shall be permitted to grant non-exclusive licenses to any Unrestricted Subsidiary.

Section 10.03 Dividends. The Borrowers will not, and will not permit any of its Restricted Subsidiaries to, authorize, declare or pay any Dividends with respect to Lead Borrower or any of its Restricted Subsidiaries, except that:

(i) any Restricted Subsidiary of a Borrower may pay Dividends or return capital or make distributions and other similar payments with regard to its Equity Interests to Lead Borrower or to other Restricted Subsidiaries of Lead Borrower which directly or indirectly own equity therein;

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(ii) any non-Wholly-Owned Subsidiary of Lead Borrower may declare and pay cash Dividends to its shareholders generally so long as Lead Borrower or its Restricted Subsidiary which owns the Equity Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii) so long as no Default or Event of Default exists at the time of the applicable Dividend, redemption or repurchase or would exist immediately after giving effect thereto, Lead Borrower may pay cash Dividends to Holdings to allow Holdings to pay cash dividends or make cash distributions to any other Parent Company to redeem or repurchase, contemporaneously with such Dividend, Equity Interests of Holdings or such other Parent Company from future, current or former members of management, employees, consultants, officers and directors (and their successors and assigns, estates, heirs, family members, spouses, domestic partners, former spouses or former domestic partners) of Lead Borrower and its Restricted Subsidiaries; provided that (A) the aggregate amount of Dividends made by Lead Borrower to Holdings pursuant to this clause (iii), and the aggregate amount paid by Holdings or such other Parent Company in respect of all such Equity Interests so redeemed or repurchased shall not (net of any cash proceeds received by Holdings from issuances of its Equity Interests and contributed to Lead Borrower in connection with such redemption or repurchase), in either case, exceed during any fiscal year of Lead Borrower, the greater of $25,500,000 and 1.50% of Consolidated Total Assets (measured at the time of such Dividend) (provided that the amount of cash Dividends permitted to be, but not, paid in any fiscal year pursuant to this clause (iii) shall increase the amount of cash Dividends permitted to be paid in the succeeding two fiscal years pursuant to this clause (iii)); (B) such amount in any calendar year may be increased by an amount not to exceed: (I) the cash proceeds of key man life insurance policies received by Lead Borrower or any of its Restricted Subsidiaries after the Closing Date; plus (II) the net proceeds from the sale of Equity Interests of Holdings, in each case to members of management, managers, directors or consultants of any Parent Company or any of its Subsidiaries that occurs after the Closing Date, where the net proceeds of such sale are received by or contributed to Lead Borrower; less (III) the amount of any Dividends previously made with the cash proceeds described in the preceding clause (I); and (C) cancellation of Indebtedness owing to Lead Borrower from future, current or former members of management, officers, directors or employees (or their successors and assigns, estates, heirs, family members, spouses, domestic partners, former spouses or former domestic partners) of Lead Borrower or any of its Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any other Parent Company will not be deemed to constitute a Dividend for purposes of this Agreement;

(iv) Lead Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay expenses incurred by Holdings or any other Parent Company in connection with offerings, registrations, or exchange listings of equity or debt securities and maintenance of same (A) where the net proceeds of such offering are to be received by or contributed to Lead Borrower, (B) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or loaned, or (C) otherwise on an interim basis prior to completion of such offering so long as Holdings and any other Parent Company shall cause the amount of such expenses to be repaid to Lead Borrower or the relevant Restricted Subsidiary of Lead Borrower out of the proceeds of such offering promptly if such offering is completed;

(v) Lead Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay costs (including all professional fees and expenses) incurred by Holdings or any other Parent

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Company in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of any reports filed with respect to the Securities Act, the Securities Exchange Act or the respective rules and regulations promulgated thereunder;

(vi) Lead Borrower may pay cash dividends or other distributions, or make loans or advances to, any Parent Company or the equity interest holders thereof in amounts required for any Parent Company or the equity interest holders thereof to pay, in each case without duplication:

(A) franchise Taxes (and other fees and expenses) required to maintain their existence to the extent such Taxes, fees and expenses are reasonably attributable to the operations of Holdings, Lead Borrower and its Restricted Subsidiaries;

(B) with respect to any taxable year (or portion thereof) ending after the Closing Date with respect to which any Borrower (a) is treated as a corporation for U.S. federal, state, and/or local income tax purposes and (b) is a member of a consolidated, combined or similar income tax group (a “Tax Group”) of which Holdings or any other Parent Company is the common parent, federal, state and local income Taxes (including minimum Taxes) (or franchise and similar Taxes imposed in lieu of such minimum Taxes) that are attributable to the taxable income of Lead Borrower and its Subsidiaries; provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that Lead Borrower and its Subsidiaries would have been required to pay as a stand-alone Tax Group; provided, further, that the permitted payment pursuant to this clause (B) with respect to the Taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by such Unrestricted Subsidiary to a Borrower or the Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar Taxes;

(C) customary salary, bonus and other benefits payable to officers and employees of any Parent Company to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operations of Lead Borrower and its Restricted Subsidiaries;

(D) general corporate operating and overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) of any Parent Company to the extent such costs and expenses are reasonably attributable to the ownership or operations of Lead Borrower and its Restricted Subsidiaries;

(E) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Lead Borrower or any Parent Company;

(F) the purchase or other acquisition by Holdings or any other Parent Company of Lead Borrower of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person; provided that if such purchase or other acquisition had been made by Lead Borrower, it would have constituted a Permitted Acquisition permitted to be made pursuant to Section 9.14; provided that (A) such dividend, distribution, loan or advance shall be made concurrently with the closing of such purchase or other acquisition and (B) such parent shall, immediately following the closing

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thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to Lead Borrower or any Restricted Subsidiary or (2) the merger (to the extent permitted in Section 10.02) into Lead Borrower or any Restricted Subsidiary of the Person formed or acquired in order to consummate such purchase or other acquisition; and

(G) any customary fees and expenses related to any unsuccessful equity offering by any Parent Company directly attributable to the operations of Lead Borrower and its Restricted Subsidiaries;

provided that the aggregate amount of Dividends made pursuant to subclauses (C) and (D) of this clause (vi) shall not exceed the greater of $17,000,000 and 1.00% of Consolidated Total Assets (measured at the time of such Dividend) in any fiscal year;

(vii) reasonable and customary indemnities to directors, officers and employees of Holdings or any other Parent Company in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of Lead Borrower and its Restricted Subsidiaries;

(viii) Lead Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) for payment of obligations under or in respect of director and officer insurance policies to the extent reasonably attributable to the ownership or operation of Lead Borrower and its Restricted Subsidiaries;

(ix) any Dividend used to fund the Transaction, including Transaction Costs;

(x) to the extent constituting Dividends, the Borrowers (or any Parent Company) and each Restricted Subsidiary may enter into and consummate transactions permitted by any provision of Section 10.05;

(xi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar equity incentive awards;

(xii) a Dividend to Verra Mobility to fund a payment of dividends on such Verra Mobility’s common stock, not to exceed, in any fiscal year, 5% of Verra Mobility’s market capitalization;

(xiii) the Borrowers may pay any Dividend so long as the Distribution Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Dividend;

(xiv) purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by the Borrowers and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Investments pursuant to Section 10.05(xvii), shall not exceed the greater of $30,000,000 and 1.75% of Consolidated Total Assets (measured at the time of such Dividend);

(xv) the declaration and payment of Dividends or the payment of other distributions by Lead Borrower in an aggregate amount since the Closing Date not to exceed the greater of $144,500,000 and 8.50% of Consolidated Total Assets (measured at the time of such Dividend);

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(xvi) Lead Borrower and its Restricted Subsidiaries may declare and make Dividend payments or other distributions payable solely in the Equity Interests of such Person so long as in the case of Dividend or other distribution by a Restricted Subsidiary, Lead Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(xvii) Lead Borrower may pay Dividends with the cash proceeds contributed to its common equity from the net cash proceeds of any equity issuance by any Parent Company on or after the Closing Date, so long as, with respect to any such payments, no Event of Default shall have occurred and be continuing or would result therefrom; and

(xviii) Lead Borrower and its Restricted Subsidiaries may pay Dividends within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with another provision of this Section 10.03.

In determining compliance with this Section 10.03 (and in determining amounts paid as Dividends pursuant hereto for purposes of the definitions of “Consolidated EBITDA” and “Consolidated Net Income”), amounts loaned or advanced to Holdings pursuant to Section 10.05(vi) shall, to the extent such loan or advance remains unpaid, be deemed to be cash Dividends paid to Holdings to the extent provided in said Section 10.05(vi).

Section 10.04 Indebtedness. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) (x) Indebtedness incurred pursuant to this Agreement and the other Credit Documents (including pursuant to any Revolving Commitment Increase), (y) Indebtedness incurred pursuant to the First Lien Term Loan Credit Agreement and the related credit documents and Refinancing Term Loans and Refinancing Notes/Loans (each as defined in the First Lien Credit Agreement (as in effect on the Closing Date, or any similar provision of any subsequent First Lien Credit Agreement which does not modify the financial tests and dollar baskets set forth in the relevant definitions of the First Lien Credit Agreement (as in effect on the Closing Date) in a manner that is less restrictive to the Credit Parties in any material respect))) in an aggregate principal amount not to exceed $691,058,878.90 plus any amounts incurred under Section 2.15(a) of the First Lien Credit Agreement (as in effect on Closing Date, or any similar provision of any subsequent First Lien Credit Agreement which does not modify the financial tests and dollar baskets set forth in Section 2.15(a) of the First Lien Credit Agreement (as in effect on the Closing Date) in a manner that is less restrictive to the Credit Parties in any material respect plus the portion of the principal amount of any such Refinancing Term Loans and Refinancing Notes/Loans (each as defined in the First Lien Credit Agreement (as in effect on the Closing Date, or any similar provision of any subsequent First Lien Credit Agreement which does not modify the financial tests and dollar baskets set forth in the relevant definitions of the First Lien Credit Agreement (as in effect on the Closing Date) in a manner that is less restrictive to the Credit Parties in any material respect)) incurred to finance the unpaid accrued interest and premium (if any) on the underlying Indebtedness refinanced with such Refinancing Term Loans or Refinancing Notes/Loans and any upfront fees, original issue discount, underwriting discounts, fees, commissions and expenses incurred in connection with the incurrence of such Refinancing Term Loans or Refinancing Notes/Loans, and (z) Indebtedness incurred pursuant to the Unsecured Notes Indenture and the other Unsecured Notes Documents in an aggregate principal amount not to exceed $350,000,000 and any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to this clause (i)(z);

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(ii) Indebtedness under Swap Contracts entered into with respect to other Indebtedness permitted under this Section 10.04 so long as the entering into of such Swap Contracts are bona fide hedging activities and are not for speculative purposes;

(iii) (A) Indebtedness of Lead Borrower and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness (including obligations in respect of mortgages, industrial revenue bonds, industrial development bonds and similar financings) in connection with the acquisition, construction, installation, repair, replacement or improvement of fixed or capital assets and any Permitted Refinancing Indebtedness in respect thereof; provided that in no event shall the aggregate principal amount of all such Indebtedness incurred or assumed in each case after the Closing Date pursuant to this clause (iii) exceed the greater of $93,500,000 and 5.50% of Consolidated Total Assets (measured at the time of incurrence) at any one time outstanding;

(iv) [reserved];

(v) (A) Indebtedness of a Restricted Subsidiary of Lead Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, shall not exceed the greater of 5.20:1.00 and the Consolidated Total Net Leverage Ratio immediately prior to the acquisition or assumption of such Indebtedness and Permitted Acquisition and (B) any Permitted Refinancing Indebtedness in respect thereof;

(vi) intercompany Indebtedness and cash management pooling obligations and arrangements among Lead Borrower and its Restricted Subsidiaries to the extent permitted by Section 10.05(vi);

(vii) Indebtedness outstanding on the Closing Date and listed on Schedule 10.04 (or to the extent not listed on such Schedule 10.04, where the principal amount of such Indebtedness is less than $10,000,000 in the aggregate) and any Permitted Refinancing Indebtedness in respect thereof;

(viii) Indebtedness of Foreign Subsidiaries that are not Credit Parties; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii) shall not at any time exceed the greater of $55,500,000 and 3.25% of Consolidated Total Assets (measured at the time of incurrence);

(ix) Contribution Indebtedness and any Permitted Refinancing Indebtedness in respect thereof;

(x) Indebtedness incurred in the ordinary course of business to finance insurance premiums or take-or-pay obligations contained in supply arrangements;

(xi) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and Indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, including in each case, Bank Product Debt;

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(xii) Indebtedness in respect of Swap Contracts so long as the entering into of such Swap Contracts are bona fide hedging activities and are not for speculative purposes;

(xiii) unsecured Indebtedness of Lead Borrower (which may be guaranteed on a subordinated basis by Holdings (so long as it is a Guarantor) and any or all of the other Borrowers or the Subsidiary Guarantors), in an aggregate outstanding principal amount (together with any Permitted Refinancing Indebtedness in respect thereof) not to exceed the greater of $149,000,000 and 8.75% of Consolidated Total Assets (measured at the time of incurrence) at any time, assumed or incurred in connection with any Permitted Acquisition permitted under Section 9.14, so long as such Indebtedness (and any guarantees thereof) are subordinated to the Obligations upon terms and conditions acceptable to the Administrative Agent;

(xiv) [reserved];

(xv) additional Indebtedness of Lead Borrower and its Restricted Subsidiaries not to exceed the greater of $110,500,000 and 6.50% of Consolidated Total Assets (measured at the time of incurrence) in aggregate principal amount outstanding at any time;

(xvi) Contingent Obligations for customs, stay, performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, and completion guarantees and other obligations of a like nature, all in the ordinary course of business;

(xvii) Contingent Obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;

(xviii) guarantees made by Lead Borrower or any of its Restricted Subsidiaries of Indebtedness of Lead Borrower or any of its Restricted Subsidiaries permitted to be outstanding under this Section 10.04; provided that (x) such guarantees are permitted by Section 10.05 and (y) no Restricted Subsidiary that is not a Credit Party shall guarantee Indebtedness of a Credit Party pursuant to this clause (xviii);

(xix) guarantees made by any Foreign Subsidiary (other than a Credit Party) of Indebtedness of any other Foreign Subsidiary (other than a Credit Party) permitted to be outstanding under this Section 10.04;

(xx) guarantees made by Restricted Subsidiaries acquired pursuant to a Permitted Acquisition of Indebtedness acquired or assumed pursuant thereto in accordance with this Section 10.04, or any refinancing thereof pursuant to this Section 10.04; provided that such guarantees may only be made by Restricted Subsidiaries who were guarantors of the Indebtedness originally acquired or assumed pursuant to this Section 10.04 at the time of the consummation of the Permitted Acquisition or such other Investment to which such Indebtedness relates;

(xxi) Contingent Obligations in connection with investments permitted under Section 10.05 and sales, other dispositions and leases permitted under Section 10.02 (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations) including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

(xxii) guarantees of Indebtedness of directors, officers and employees of Lead Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes;

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(xxiii) guarantees of Indebtedness of a Person in connection with a joint venture; provided that the aggregate principal amount of any Indebtedness so guaranteed that is then outstanding, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees and the amount of Investments then outstanding (and deemed outstanding) under clause (xix) of Section 10.05, shall not exceed the greater of $132,000,000 and 7.75% of Consolidated Total Assets (measured at the time of incurrence);

(xxiv) Indebtedness arising in connection with any Qualified Securitization Transaction or Receivables Facility with respect to which the Securitization Assets or Receivables Assets subject thereto consist solely of assets originated by one or more Foreign Subsidiaries that is not a Credit Party;

(xxv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, to the extent such Indebtedness is extinguished reasonably promptly after receipt of notice thereof;

(xxvi) (x) severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former employees of Lead Borrower or its Restricted Subsidiaries incurred in the ordinary course of business, (y) Indebtedness representing deferred compensation or stock-based compensation to employees of Lead Borrower and the Restricted Subsidiaries and (z) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Parent Company permitted by Section 10.03;

(xxvii) (A) without duplication of Indebtedness permitted by Sections 10.04(i)(y) and 10.04(i)(z), First Lien Incremental Equivalent/Refinancing Debt; and (B) any Permitted Refinancing Indebtedness of Indebtedness incurred pursuant to the preceding subclause (A);

(xxviii) (x) guarantees made by Lead Borrower or any of its Restricted Subsidiaries of obligations (not constituting debt for borrowed money) of Lead Borrower or any of its Restricted Subsidiaries owing to vendors, suppliers and other third parties incurred in the ordinary course of business and (y) Indebtedness of any Credit Party (other than Holdings) as an account party in respect of trade letters of credit issued in the ordinary course of business;

(xxix) (A) Permitted Junior Debt of Lead Borrower and its Restricted Subsidiaries incurred under Permitted Junior Debt Documents so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of “Permitted Junior Notes” or “Permitted Junior Loans”, as the case may be, (ii) no Event of Default then exists or would result therefrom (provided, that with respect to any such Indebtedness incurred to finance a Limited Condition Acquisition, such requirement shall be limited to the absence of an Event of Default pursuant to Section 11.01 or Section 11.05) and (iii) the aggregate principal amount of such Permitted Junior Debt issued or incurred after the Closing Date shall not cause the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period to exceed 5.20 to 1.00 and (B) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (A); provided that the amount of Permitted Junior Debt which may be incurred pursuant to this clause (xxix) by non-Credit Parties shall not exceed the greater of $132,000,000 and 7.75% of Consolidated Total Assets (measured at the time of incurrence) at any time outstanding;

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(xxx) Indebtedness arising out of Sale-Leaseback Transactions permitted by Section 10.01(xviii);

(xxxi) [reserved]; and

(xxxii) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxi) above.

Section 10.05 Advances, Investments and Loans. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (each of the foregoing, an “Investment” and, collectively, “Investments” and with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value or any write-ups, write-downs or write-offs thereof but giving effect to any cash return or cash distributions received by Lead Borrower and its Restricted Subsidiaries with respect thereto), except that the following shall be permitted (each of the following, a “Permitted Investment” and collectively, “Permitted Investments”):

(i) Lead Borrower and its Restricted Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of Lead Borrower or such Restricted Subsidiary;

(ii) Lead Borrower and its Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii) Lead Borrower and its Restricted Subsidiaries may hold the Investments held by them on the Closing Date and described on Schedule 10.05(iii), and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any additional Investments made with respect thereto are permitted under the other provisions of this Section 10.05;

(iv) Lead Borrower and its Restricted Subsidiaries may acquire and hold Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, and Investments received in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v) Lead Borrower and its Restricted Subsidiaries may enter into Swap Contracts to the extent permitted by Section 10.04(ii) and Section 10.04(xii);

(vi) (a) Lead Borrower and any Restricted Subsidiary may make intercompany loans to and other investments (including cash management pooling obligations and arrangements) in Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03 (other than Section 10.03(x)), including in connection with tax planning activities, so long as, after giving effect thereto, the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral, taken as a whole, is not materially impaired, (b) any Foreign Subsidiary (other than a Credit Party) may make intercompany loans to and other investments (including cash management pooling obligations and arrangements) in any Borrower or any of its Restricted Subsidiaries so long as in the case of such intercompany loans (other than cash management pooling obligations and

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arrangements) to Credit Parties (other than Holdings), all payment obligations of the respective Credit Parties are subordinated to their obligations under the Credit Documents on terms reasonably satisfactory to the Administrative Agent, (c) the Credit Parties may make intercompany loans to, guarantees on behalf of, and other investments (including cash management pooling obligations and arrangements) in, Restricted Subsidiaries that are not Credit Parties so long as the aggregate amount of outstanding loans, guarantees and other Indebtedness made pursuant to this subclause (c) does not exceed the greater of $144,500,000 and 8.50% of Consolidated Total Assets (measured at the time of such loans, guarantees or incurrence), (d) any Restricted Subsidiary that is not a Credit Party may make intercompany loans to, and other investments (including cash management pooling obligations and arrangements) in, any other Restricted Subsidiary that is also not a Credit Party and (e) Credit Parties may make intercompany loans and other investments (including cash management pooling obligations and arrangements to the extent not in contravention of Section 9.17) in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that results in the proceeds of the initial Investment being invested in one or more Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03);

(vii) Permitted Acquisitions shall be permitted in accordance with Section 9.14;

(viii) loans and advances by Lead Borrower and its Restricted Subsidiaries to officers, directors and employees of Lead Borrower and its Restricted Subsidiaries in connection with (i) business-related travel, relocations and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted and (ii) any such Person’s purchase of Equity Interests of Holdings or any Parent Company; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(ix) advances of payroll payments to employees of Lead Borrower and its Restricted Subsidiaries in the ordinary course of business;

(x) non-cash consideration may be received in connection with any sale of assets permitted pursuant to Section 10.02(ii) or (x);

(xi) additional Restricted Subsidiaries of Lead Borrower may be established or created if Lead Borrower and such Subsidiary comply with the requirements of Section 9.12, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 10.05, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.12, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);

(xii) extensions of trade credit may be made in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled Account Debtors, Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors in the ordinary course of business;

(xiii) earnest money deposits may be made to the extent required in connection with Permitted Acquisitions and other Investments to the extent permitted under Section 10.01(xxviii);

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(xiv) Investments in deposit accounts or securities accounts opened in the ordinary course of business;

(xv) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(xvi) Investments in the ordinary course of business consisting of UCC Article 3 (or the equivalent under other Requirements of Law) endorsements for collection or deposit;

(xvii) purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by the Borrowers and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Dividends pursuant to Section 10.03(xiv), shall not exceed the greater of $17,000,000 and 1.00% of Consolidated Total Assets (measured at the time such purchase is made);

(xviii) Investments (other than Permitted Acquisitions) so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Investments;

(xix) in addition to Investments permitted by clauses (i) through (xviii) and (xx) through (xxxii) of this Section 10.05, Lead Borrower and its Restricted Subsidiaries may make additional loans, advances and other Investments to or in a Person (including a joint venture) in an aggregate outstanding amount for all loans, advances and other Investments made pursuant to this clause (xix), not to exceed the greater of $132,000,000 and 7.75% of Consolidated Total Assets (measured at the time such Investment is made);

(xx) the licensing, sublicensing or contribution of Intellectual Property rights pursuant to arrangements with Persons other than Lead Borrower and its Restricted Subsidiaries in the ordinary course of business for fair market value, as determined by Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith;

(xxi) loans and advances to any Parent Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Dividends made to any Parent Company), Dividends permitted to be made to any Parent Company in accordance with Section 10.03 (other than Section 10.03(x)); provided that any such loan or advance shall reduce the amount of such applicable Dividends thereafter permitted under Section 10.03 by a corresponding amount (if such applicable subsection of Section 10.03 contains a maximum amount);

(xxii) Investments to the extent that payment for such Investments is made in the form of common Equity Interests or Qualified Preferred Stock of Holdings or any Equity Interests of any other direct or indirect Parent Company to the seller of such Investments;

(xxiii) Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 10.05 and/or Section 10.02, as applicable, to the extent such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired in such transaction and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

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(xxiv) Investments in a Restricted Subsidiary that is not a Credit Party or in a joint venture, in each case, to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Restricted Subsidiary or joint venture;

(xxv) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case, in the ordinary course of business;

(xxvi) Investments by Lead Borrower and its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;

(xxvii) guarantees made in the ordinary course of business of obligations owed to landlords, suppliers, customers, franchisees and licensees of Lead Borrower or its Subsidiaries;

(xxviii) Investments consisting of the licensing, sublicensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(xxix) Investments in Unrestricted Subsidiaries having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this Section 10.05(xxix) that are at that time outstanding not to exceed the greater of $76,500,000 and 4.50% of Consolidated Total Assets (measured at the time such Investment is made) at any one time outstanding;

(xxx) [reserved];

(xxxi) Investments by Lead Borrower and its Restricted Subsidiaries in joint ventures in an aggregate amount for all Investments made pursuant to this clause (xxxi), not to exceed, when added to the aggregate amount then guaranteed under clause (xxiii) of Section 10.04 and all unreimbursed payments theretofore made in respect of guarantees pursuant to clause (xxiii) of Section 10.04, the greater of $76,500,000 and 4.50% of Consolidated Total Assets (measured at the time such Investment is made); and

(xxxii) Investments in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction permitted by Section 10.04(xxiv); provided, however, that any such Investment in a Securitization Entity is in the form of (x) a contribution of additional Securitization Assets, (y) Limited Originator Recourse or (z) loans in respect of the noncash portion of the purchase price of Securitization Assets not to exceed 15% of such purchase price and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction or a Receivables Facility, as applicable.

To the extent an Investment is permitted to be made by a Credit Party directly in any Restricted Subsidiary or any other Person who is not a Credit Party (each such Person, a “Target Person”) under any provision of this Section 10.05, such Investment may be made by advance, contribution or distribution by a Credit Party to a Restricted Subsidiary or Holdings, and further advanced or contributed by such Restricted Subsidiary or Holdings for purposes of making the relevant Investment in the Target Person without constituting an additional Investment for purposes of this Section 10.05 (it being understood that

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such Investment must satisfy the requirements of, and shall count toward any thresholds in, a provision of this Section 10.05 as if made by the applicable Credit Party directly to the Target Person).

Notwithstanding anything to the contrary set forth in this Agreement, in no event shall any Borrower or any Restricted Subsidiary be permitted to make an Investment in the form of a transfer of Material Intellectual Property to any Unrestricted Subsidiary; provided that any Borrower and its Restricted Subsidiaries shall be permitted to grant to any Unrestricted Subsidiary non-exclusive licenses.

Section 10.06 Transactions with Affiliates. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Lead Borrower or any of its Subsidiaries, other than on terms and conditions deemed in good faith by the board of directors of Lead Borrower (or the board of directors of any direct or indirect parent of Lead Borrower) (or any committee thereof, as applicable) to be not less favorable to Lead Borrower or such Restricted Subsidiary as would reasonably be obtained by Lead Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except:

(i) Dividends (and loans and advances in lieu thereof) may be paid to the extent provided in Section 10.03;

(ii) loans and other transactions among Lead Borrower and its Restricted Subsidiaries;

(iii) customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors of Holdings, Lead Borrower and its Restricted Subsidiaries (and, to the extent directly attributable to the operations of Lead Borrower and the other Restricted Subsidiaries, to any other Parent Company);

(iv) Lead Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with officers, employees and directors of Holdings, Lead Borrower and its Restricted Subsidiaries in the ordinary course of business;

(v) [reserved];

(vi) the Transaction (including Transaction Costs) shall be permitted;

(vii) [reserved];

(viii) transactions described on Schedule 10.06(viii) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(ix) Investments in Lead Borrower’s Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 10.05;

(x) [reserved];

(xi) transactions between Lead Borrower and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of Lead Borrower or any Parent Company;

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provided, however, that such director abstains from voting as a director of Lead Borrower or such Parent Company, as the case may be, on any matter involving such other Person;

(xii) [reserved];

(xiii) guarantees of performance by Lead Borrower and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

(xiv) the issuance of Equity Interests in the form of common stock or Qualified Preferred Stock of Lead Borrower to any Parent Company, or to any director, officer, employee or consultant thereof; and

(xv) to the extent not otherwise prohibited by this Agreement, transactions between or among Holdings, Lead Borrower and any of its Restricted Subsidiaries shall be permitted (including equity issuances).

Section 10.07 Limitations on Payments, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to:

(a) make (or give any notice (other than any such notice that is expressly contingent upon the repayment in full in cash of all Obligations other than any indemnification obligations arising hereunder which are not due and payable) in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, Change of Control or similar event of (including, in each case without limitation, by way of depositing money or securities with the trustee with respect thereto or any other Person before due for the purpose of paying when due), any Indebtedness under the Unsecured Notes Indenture, any Permitted Junior Debt, Subordinated Indebtedness, First Lien Incremental Equivalent/Refinancing Debt (other than First Lien Incremental Equivalent/Refinancing Debt secured by Liens ranking pari passu with the Liens securing the Indebtedness under the First Lien Term Loan Credit Agreement), except that (A) the Borrowers may consummate the Transaction and (B) Indebtedness under the Unsecured Notes Indenture, Permitted Junior Debt, Subordinated Indebtedness and First Lien Incremental Equivalent/Refinancing Debt subject hereto, may be repaid, redeemed, repurchased or defeased (and any applicable deposit of money or securities with the trustee with respect thereto or any other Person for the purpose of paying such Indebtedness under the Unsecured Notes Indenture, Permitted Junior Debt or First Lien Incremental Equivalent/Refinancing Debt subject hereto when due may be made) (i) in an unlimited amount so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to the consummation of the proposed repayment or prepayment, (ii) [reserved] and (iii) in an aggregate amount not to exceed the greater of $144,500,000 and 8.50% of Consolidated Total Assets (measured at the time such payment, prepayment, redemption or acquisition is made); provided, that nothing herein shall otherwise prevent Lead Borrower and its Restricted Subsidiaries from refinancing any Indebtedness with Permitted Refinancing Indebtedness;

(b) amend or modify, or permit the amendment or modification of any provision of, any Unsecured Notes Document other than any amendment or modification that is not materially adverse to the interests of the Lenders;

(c) amend or modify, or permit the amendment or modification of any provision of, any Permitted Junior Debt Document (after the entering into thereof) with a principal amount in

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excess of the Threshold Amount, other than any amendment or modification that is not materially adverse to the interests of the Lenders; or

(d) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or certificate of formation, memorandum and articles of association, limited partnership agreement, limited liability company agreement or by-laws (or the equivalent organizational documents); accounting policies, reporting policies or fiscal year (except as required by U.S. GAAP or, for Foreign Subsidiaries, as required by generally accepted accounting principles in their respective jurisdictions of formation or incorporation), as applicable, or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (d) is not materially adverse to the interests of the Lenders.

Section 10.08 Limitation on Certain Restrictions on Subsidiaries. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Lead Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to Lead Borrower or any of its Restricted Subsidiaries, (b) make loans or advances to Lead Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to Lead Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

(i) applicable law;

(ii) this Agreement and the other Credit Documents, the First Lien Term Loan Credit Agreement, the Unsecured Notes Indenture and the other definitive documentation entered into in connection with any of the foregoing;

(iii) [reserved];

(iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Lead Borrower or any of its Restricted Subsidiaries;

(v) customary provisions restricting assignment of any licensing agreement (in which Lead Borrower or any of its Restricted Subsidiaries is the licensee) or other contract entered into by Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(vi) restrictions on the transfer of any asset pending the close of the sale of such asset;

(vii) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to Lead Borrower or any Restricted Subsidiary of Lead Borrower, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition;

(viii) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

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(ix) any agreement or instrument relating to Indebtedness of a Foreign Subsidiary that is not a Credit Party incurred pursuant to Section 10.04 to the extent such encumbrance or restriction only applies to such Foreign Subsidiary and any Subsidiary of such Foreign Subsidiary;

(x) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (vii) above; provided that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to Lead Borrower or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clause (vii);

(xi) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01;

(xii) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Restricted Subsidiary that is not a Credit Party, which Indebtedness is permitted by Section 10.04;

(xiii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.05 and applicable solely to such joint venture;

(xiv) on or after the execution and delivery thereof, (i) the Permitted Junior Debt Documents and (ii) the definitive documentation governing First Lien Incremental Equivalent/Refinancing Debt;

(xv) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis; and

(xvi) restrictions and conditions under the terms of the documentation governing any Qualified Securitization Transaction or a Receivables Facility that, in each case, permitted by Section 10.04(xxiv), are necessary or advisable, in the good faith determination of Lead Borrower or the applicable Restricted Subsidiary, to effect such Qualified Securitization Transaction or such Receivables Facility.

Section 10.09 Business.

(a) The Borrowers will not permit at any time the business activities taken as a whole conducted by Lead Borrower and its Restricted Subsidiaries to be materially different from the business activities taken as a whole conducted by Lead Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) except that Lead Borrower and its Restricted Subsidiaries may engage in Similar Business.

(b) Holdings will not engage in any business other than its ownership of the capital stock of, and the management of, Lead Borrower and, indirectly, its Subsidiaries and activities incidental thereto; provided that Holdings may engage in those activities that are incidental to (i) the maintenance of its

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existence in compliance with applicable law, (ii) legal, tax and accounting matters in connection with any of the foregoing or following activities, (iii) the entering into, and performing its obligations under, this Agreement and the other Credit Documents, the First Lien Term Documents (including repurchases of Indebtedness of the Borrowers pursuant to Section 2.19 and Section 2.20 of the First Lien Term Loan Credit Agreement), the Unsecured Notes Documents, any definitive documentation governing any First Lien Incremental Equivalent/Refinancing Debt or any Permitted Junior Debt Documents, and the other definitive documentation entered into in connection with any of the foregoing, including any refinancings or replacements of the foregoing, (iv) the issuance, sale or repurchase of its Equity Interests and the receipt of capital contributions, (v) the making of dividends, redemptions, repurchases or distributions on its Equity Interests, (vi) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (viii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (ix) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (x) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable (including reimbursement to Affiliates for such expenses paid on its behalf), (xi) the consummation of the Transaction, (xii) the making of loans to or other Investments in, or incurrence of Indebtedness from, the Borrowers or in the case of incurrence of Indebtedness, from any Wholly-Owned Domestic Subsidiary, which is a Subsidiary Guarantor, as and to the extent not prohibited by this Agreement and (xiii) any other activity incidental to or related to the foregoing, or otherwise contemplated by this Agreement to be engaged in by Holdings, including, without limitation, activities for which dividends are distributions to Holdings are permitted to be paid pursuant to Section 10.03 and, subject to any applicable limitations set forth herein, guaranteeing permitted Indebtedness of Lead Borrower and its Restricted Subsidiaries.

Section 10.10 Negative Pledges. Holdings and the Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, other than pursuant to the Intercreditor Agreement, any Additional Intercreditor Agreement or any other intercreditor agreement contemplated by this agreement, and except that this Section 10.10 shall not apply to:

(i) any covenants contained in this Agreement or any other Credit Documents or that exist on the Closing Date;

(ii) covenants existing under the First Lien Term Loan Credit Agreement and the related credit documents and the Unsecured Notes Indenture and the related credit documents, each as in effect on the Closing Date or as amended in a manner consistent with any amendment to this Agreement or the other Credit Documents;

(iii) the covenants contained in any First Lien Incremental Equivalent/Refinancing Debt or any Permitted Junior Debt (in each case so long as same do not restrict the granting of Liens to secure Indebtedness pursuant to this Agreement);

(iv) covenants and agreements made in connection with any agreement relating to secured Indebtedness permitted by this Agreement but only if such covenant or agreement applies solely to the specific asset or assets to which such Lien relates;

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(v) customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the right of assignment thereof;

(vi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures that are applicable solely to such joint venture;

(vii) restrictions imposed by law;

(viii) customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(ix) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(x) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money entered into after the Closing Date and otherwise permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis;

(xi) restrictions on any Foreign Subsidiary (other than a Credit Party) pursuant to the terms of any Indebtedness of such Foreign Subsidiary (other than a Credit Party) permitted to be incurred hereunder;

(xii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(xiii) any restrictions on Liens imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i), (ii), (iii), (ix), (x) and (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Lead Borrower, not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 10.11 Financial Covenant.

(a) Lead Borrower and the Restricted Subsidiaries shall, on any date when Availability is less than the greater of (a) 10.0% of the Aggregate Commitments, and (b) $15,000,000, (in the case of this clause (b), to the extent there has been any optional reduction in Commitments pursuant to Section 2.07(b) or any Revolving Commitment Increase pursuant to Section 2.15 after the Closing Date, multiplied by the Aggregate Commitment Adjustment Factor) have a Consolidated Fixed Charge Coverage Ratio of at least 1.0 to 1.0, tested for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which Lead Borrower has delivered Section 9.01 Financials, and at the end of each succeeding fiscal quarter thereafter until the date on which Availability has exceeded the greater of (a) 10.0% of the Aggregate Commitments, and (b) $15,000,000 (in the case of this clause (b), to the extent there has been

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any optional reduction in Commitments pursuant to Section 2.07(b) or any Revolving Commitment Increase pursuant to Section 2.15 after the Closing Date, multiplied by the Aggregate Commitment Adjustment Factor) for 30 consecutive days.

(b) For purposes of determining compliance with the financial covenant set forth in Section 10.11(a) above, cash equity contributions (which equity shall be common equity or otherwise in a form reasonably acceptable to the Administrative Agent) made to Holdings (which shall be contributed in cash to the common equity of Lead Borrower) after the end of the relevant fiscal quarter and on or prior to the day that is 10 Business Days after Lead Borrower and the Restricted Subsidiaries (i) become subject to testing the financial covenant under clause (a) of this Section 10.11 for such fiscal quarter or (ii) deliver the Section 9.01 Financials with respect to such fiscal quarter (in either case, such 10-Business Day period being referred to herein as the “Interim Period”) will, at the request of Lead Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) Specified Equity Contributions may be made no more than two times in any twelve fiscal month period and no more than five times during the term of this Agreement, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrowers to be in pro forma compliance with such financial covenant, (c) the Borrowers shall not be permitted to borrow hereunder or have any Letter of Credit issued during the Interim Period until the relevant Specified Equity Contribution has been made, (d) all Specified Equity Contributions shall be disregarded for purposes of determining any baskets calculated on the basis of Consolidated EBITDA contained herein and in the other Credit Documents, (e) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with such financial covenant for the fiscal quarter with respect to which such Specified Equity Contribution is made and (f) during the Interim Period, neither the Administrative Agent nor any Lender shall have any right to accelerate the Loans or terminate the Commitments, and none of the Administrative Agent nor any Lender shall have any right to foreclose on or take possession of the Collateral or any other right or remedy under the Credit Documents that would be available on the basis of an Event of Default resulting from the failure to comply with Section 10.11(a).

Section 10.12 Outbound Investment Rules. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in a “covered transaction” in which the relevant “covered foreign person” engages in any activity referred to in the definition of “prohibited transaction”, as each such term is defined in the Outbound Investment Rules.

ARTICLE 11

Events of Default

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

Section 11.01 Payments. The Borrowers shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

Section 11.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the

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Administrative Agent, the Collateral Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

Section 11.03 Covenants. Holdings, any Borrower or any Restricted Subsidiary shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.04 (as to Lead Borrower), 9.11, 9.14(a), and 9.17(c) and (d) (other than any such default which is not directly caused by the action or inaction of Holdings, Lead Borrower or any of the Restricted Subsidiaries, which such default shall be subject to clause (iii) below), or Section 10, (ii) fail to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 9.17(a) within five (5) Business Days of the date such Borrowing Base Certificate is required to be delivered (other than during the occurrence of a Liquidity Event, in which case such period shall be three (3) Business Days), (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Section 11.01 or 11.02), and such default shall continue unremedied for a period of 30 days after written notice thereof to Lead Borrower by the Administrative Agent, the Collateral Agent or the Required Lenders; or

Section 11.04 Default Under Other Agreements. (i) Holdings, any Borrower or any of the Restricted Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness (other than the Obligations) of Holdings, any Borrower or any of the Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that (A) it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least equal to the Threshold Amount, and (B) the preceding clause (ii) shall not apply to (w) Indebtedness that becomes due as a result of a voluntary sale or transfer of, or Recovery Event with respect to, the property or assets securing such Indebtedness, if such sale or transfer or Recovery Event is otherwise permitted hereunder, (x) regularly scheduled amortization payments with respect to such Indebtedness, (y) termination events or equivalent events occurring under any Swap Contract in accordance with the terms thereof or (z) customary non-default mandatory prepayments with respect to such Indebtedness in connection with excess cash flow, asset sales, casualty or condemnation events, equity issuances or debt issuances; or

Section 11.05 Bankruptcy, etc.

Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) under the Bankruptcy Code, and the petition is not dismissed within 60 days, after commencement of the case or proceeding; or a custodian (as defined in the Bankruptcy Code), receiver, interim receiver, receiver-manager, trustee, monitor is appointed for, or takes charge of, all or substantially all of the property of Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) commences any other proceeding under any Debtor Relief Law or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, any Borrower or any of the

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Restricted Subsidiaries (other than any Immaterial Subsidiary), or there is commenced against Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) any such case or proceeding which remains undismissed for a period of 60 days, or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) suffers any appointment of any custodian, receiver, interim receiver, receiver-manager, trustee, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by Lead Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

Section 11.06 ERISA; Foreign Pension Plans. (a) An ERISA Event has occurred with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect, (b) there is or arises Unfunded Pension Liability which has resulted or would reasonably be expected to result in a Material Adverse Effect, (c) a Foreign Pension Plan or a Canadian Pension Plan has failed to comply with, or be funded in accordance with, Requirements of Law which has resulted or would reasonably be expected to result in a Material Adverse Effect, (d) Lead Borrower or any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan that, in each case, has resulted or would reasonably be expected to result in a Material Adverse Effect or (e) a Canadian Pension Event has occurred that has resulted in a Material Adverse Effect; or

Section 11.07 Security Documents. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein)), a perfected (or the equivalent under applicable law with respect to Foreign Subsidiaries that are Credit Parties) security interest, to the extent required by the Credit Documents, in, and Lien on, all or any material portion of the Collateral (and, in any event, in the case of ABL Collateral, all ABL Collateral other than ABL Collateral with an aggregate fair market value not in excess of $22,500,000) (in each case, other than as a result of the failure of the Collateral Agent to file continuation statements or the failure of the Collateral Agent, or the collateral agent under the First Lien Term Loan Credit Agreement (as bailee for the Collateral Agent pursuant to the Intercreditor Agreement) to maintain possession of possessory collateral delivered to it) in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), or

Section 11.08 Guarantees. Any Guaranty shall cease to be in full force and effect as to any Guarantor (other than any Guarantor otherwise qualifying as an Immaterial Subsidiary, whether or not so designated), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor’s obligations under the Guaranty to which it is a party; or

Section 11.09 Judgments. One or more judgments or decrees shall be entered against Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) involving in the aggregate for Holdings, Lead Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) a liability or liabilities (not paid or fully covered (other than to the extent of any deductible) by a reputable and solvent insurance company with respect to judgments for the payment of money or by indemnities as to which the indemnitor has been notified of the potential claim and does not dispute coverage) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate

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amount of all such judgments and decrees (to the extent not paid or fully covered (other than to the extent of any deductible) by such insurance company) equals or exceeds the Threshold Amount; or

Section 11.10 Change of Control. A Change of Control shall occur;

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to Lead Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to Lead Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Aggregate Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (iv) enforce each Guaranty, (v) terminate, reduce or condition any Revolving Commitment, or make any adjustment to the Borrowing Base and (vi) require the Credit Parties to Cash Collateralize LC Obligations, and, if the Credit Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 7.01 are satisfied). Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrowers, Administrative Agent, Collateral Agent and each Lender hereby agree that no Lender shall have any right individually to realize on any of the Collateral, enforce any of the Liens and security interests created pursuant to the Security Documents or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent and/or Collateral Agent, as applicable, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by Administrative Agent or the Collateral Agent.

Section 11.11 Application of Funds. After the exercise of remedies provided for above (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be Cash Collateralized as set forth above), any amounts received on account of the Obligations (including without limitation, proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (including, without limitation, pursuant to the exercise by the Administrative Agent of its remedies during the continuance of an Event of Default) or otherwise received on account of the Obligations) shall, subject to the provisions of Sections 2.11 and 2.13(j), be applied in the following order:

First, to the payment of (i) all reasonable costs and out-of-pocket expenses, fees, commissions and taxes, including, without limitation, compensation to each of the Administrative Agent and the Collateral Agent and any of its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent and Collateral Agent in connection therewith and (ii) all other fees of, and all expenses, liabilities and advances made or incurred by, the Administrative Agent and Collateral Agent in connection with the Credit Documents;

Second, to the payment of (i) all other reasonable costs, fees and out-of-pocket expenses, including, without limitation, all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations) and (ii) all other fees of, and all expenses, liabilities and advances (other than in respect

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of Secured Bank Product Obligations) made or incurred by, the Secured Creditors in connection with the Credit Documents;

Third, to interest then due and payable on Lead Borrower’s Swingline Loan;

Fourth, (x) to the principal balance of the Swingline Loans outstanding until the same has been prepaid in full and (y) the principal balance of Protective Advances outstanding until paid in full;

Fifth, to interest then due and payable on Revolving Loans (other than Swingline Loans and Protective Advances) and other amounts due in respect of such Revolving Loans pursuant to Sections 3.01, 3.02 and 5.01;

Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings then outstanding;

Eighth, to all Obligations on account of Noticed Hedges with Secured Creditors, pro rata;

Ninth, to all other Obligations pro rata; and

Tenth, the balance, if any, as required by the Intercreditor Agreement, or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Creditor. If a Secured Creditor fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Tenth of this Section 11.11, the Credit Parties shall remain liable for any deficiency. Notwithstanding the foregoing provisions, this Section 11.11 is subject to the provisions of the Intercreditor Agreement.

ARTICLE 12

The Administrative Agent and the Collateral Agent

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Section 12.01 Appointment and Authorization.

(a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 12 (other than Sections 12.08, 12.10 and 12.11) are solely for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Bank of America shall also act as the “collateral agent” and “security trustee” under the Credit Documents, and each of the Lenders (on behalf of itself and its Affiliates, including in its capacity as a potential Secured Bank Product Provider) hereby irrevocably appoints and authorizes Bank of America (acting through such of its affiliates and branches as it deems appropriate) to act as the agent of such Lender hereunder and under the other Credit Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Credit Party to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, it being understood that the provisions of this Article 12 apply to the Collateral Agent in its capacity as such and references to Administrative Agent in the rest of this Article 12 shall be interpreted accordingly to include references to the Collateral Agent (including in the Collateral Agent’s capacity as trustee of any trust under the Security Documents). The Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or Collateral Agent pursuant to Section 12.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article 12 and Article 13 (including Section 13.01, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “security trustee” under the Credit Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize Administrative and/or the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Guaranteed Creditors with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(c) Each of the Lenders (including in its capacity as a potential Secured Bank Product Provider) hereby authorizes the Administrative Agent and/or the Collateral Agent to enter into the Intercreditor Agreement, any Additional Intercreditor Agreement and any other intercreditor agreement or arrangement or supplement thereto permitted under this Agreement without any further consent by any Lender and any such intercreditor agreement shall be being binding upon the Lenders.

Section 12.02 Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent and/or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities

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as Administrative Agent and as Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

Section 12.03 Exculpatory Provisions. The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent and/or the Collateral Agent are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Credit Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of their respective Affiliates in any capacity;

(d) shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and/or the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article 11 and Section 13.12) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by a final nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and the Collateral Agent by Lead Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent.

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Section 12.04 Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 12.05 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, Co-Documentation Agents, or any of their respective Affiliates shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder.

Section 12.06 Non-reliance on Administrative Agent, Collateral Agent and Other Lenders.

(a) Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent nor the Lead Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent, the Collateral Agent or the Lead Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Credit Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Collateral Agent or the Lead Arrangers to any Lender as to any matter, including whether the Administrative Agent, the Collateral Agent or the Lead Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent, the Collateral Agent and the Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Lead Arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Lead Borrower hereunder. Any Lead Arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Each Lender represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing) and (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans

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or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

(b) The Administrative Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Documents (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 12.07 Indemnification by the Lenders. To the extent that the Borrowers for any reason fail to pay any amount required under Section 13.01(a) to be paid by them to the Administrative Agent or Collateral Agent (or any sub-agent of either of them), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based on the amount of then outstanding Loans held by each Lender or, if the Loans have been repaid in full, based on the amount of outstanding Loans held by each Lender immediately prior to such repayment in full) of (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or Collateral Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 12.07 are subject to the provisions of Section 5.01.

Section 12.08 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Lead Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 12.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the

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claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 4.01 and 13.01) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.01 and 13.01.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank Plan of Reorganization affecting the Obligations or the rights of any Lender or the Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank or in any such case or proceeding.

The Secured Creditors hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to (subject to the Intercreditor Agreement) credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy, or any comparable provisions of any other applicable Debtor Relief Laws or any similar laws in any other jurisdictions to which a Credit Party is subject or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Creditors shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(v) of Section 13.12 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Creditor or any acquisition vehicle to take any further action.

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Section 12.10 Resignation of the Agents.

(a) Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders and Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with Lead Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders (and consented to by Lead Borrower, to the extent so required) and shall have accepted such appointment within 30 days after the retiring Administrative Agent or retiring Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or the retiring Collateral Agent, as applicable, may, with Lead Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), on behalf of the Lenders, appoint a successor Administrative Agent or successor Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify Lead Borrower and the Lenders that no qualifying Person has accepted such appointment within such period, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the Secured Creditors’ security interest thereon until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or the Collateral Agent, as applicable, shall instead be made by or to each Lender directly, until such time as the Required Lenders (with the consent of Lead Borrower, to the extent so required) appoint a successor Administrative Agent or as Collateral Agent, as applicable, as provided for above in this Section 12.10. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or the retiring (or retired) Collateral Agent, as applicable, and the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 and Section 13.01 shall continue in effect for the benefit of such retiring Administrative Agent or retiring Collateral Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or retiring Collateral Agent, as applicable, was acting as Administrative Agent or Collateral Agent.

(b) Any resignation by Bank of America as administrative agent pursuant to this Section 12.10 shall also constitute its resignation as lender of the Swingline Loans to the extent that Bank of America is acting in such capacity at such time. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring lender of the Swingline Loans and (ii) the retiring lender of the Swingline Loans shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.

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Section 12.11 Collateral Matters and Guaranty Matters. Each of the Lenders (including in its capacity as a potential Secured Bank Product Provider) and the Issuing Bank irrevocably authorizes the Administrative Agent and the Collateral Agent, as applicable,

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (A) upon Payment in Full of the Obligations, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document to a Person that is not a Credit Party, (C) subject to Section 13.12(a)(ii), if approved, authorized or ratified in writing by the Required Lenders, (D) that constitutes Excluded Collateral, (E) if the property subject to such Lien is owned by a Subsidiary Borrower or Subsidiary Guarantor, subject to Section 13.12, upon release of such Subsidiary Borrower or Subsidiary Guarantor from its obligations under this Agreement and the applicable guaranty agreement (including the Guaranty Agreement) pursuant to clause (ii) below, (F) to the extent required by the Intercreditor Agreement or any Additional Intercreditor Agreement or (G) if approved, authorized or ratified in writing in accordance with Section 13.12;

(ii) to release any Borrower (other than the Lead Borrower) or Subsidiary Guarantor from its obligations under the Credit Documents if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary, in each case, as a result of a transaction permitted hereunder; provided that the release of any Borrower (other than the Lead Borrower) or Subsidiary Guarantor from its obligations under the Credit Documents, if such Borrower or Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (d) of the definition thereof, shall only be permitted if such Borrower or Subsidiary Guarantor becomes an Excluded Subsidiary of such type pursuant to a transaction where such Borrower or Subsidiary Guarantor becomes a bona fide joint venture (and not for the primary purpose of causing such release) where the other Person taking an equity interest in such Borrower or Subsidiary Guarantor is not an Affiliate of the Borrowers (other than as a result of such joint venture); and

(iii) at the request of Lead Borrower, to subordinate any Lien on any property (other than any assets included in the Borrowing Base) granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Sections 10.01(vi) or (xiv) or any other Lien that is expressly permitted by Section 10.01 to be senior to the Lien securing the Obligations or to release, and to execute and/or deliver documents to evidence the release or non-existence of, any Lien securing the Obligations upon any Excluded Collateral; and

(iv) to, without the input or consent of the other Lenders, (1) negotiate the form of any Security Document as may be necessary or appropriate in the opinion of the Administrative Agent and Lead Borrower to comply with this Agreement, and (2) execute, deliver and perform any new Security Document or intercreditor agreement or amendment to any Security Document or intercreditor agreement or enter into any amendment to the Security Documents or intercreditor agreement as may be necessary or appropriate in the opinion of the Administrative Agent and Lead Borrower.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any Borrower (other than the Lead Borrower) or Guarantor from its obligations under the Guaranty and the other Credit Documents pursuant to this Section 12.11. In each case as specified in this Section 12.11, the Administrative Agent and the Collateral Agent will (and each Lender irrevocably authorizes the

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Administrative Agent and the Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Borrower (other than the Lead Borrower) or Guarantor from its obligations under the Guaranty and the other Credit Documents, in each case in accordance with the terms of the Credit Documents and this Section 12.11.

The Administrative Agent and the Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s and the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 12.12 Bank Product Providers. Each Secured Bank Product Provider agrees to be bound by this Section 12 to the same extent as a Lender hereunder. Each such Secured Bank Product Provider shall indemnify and hold harmless the Administrative Agent and the Collateral Agent, to the extent not reimbursed by the Credit Parties, against all claims that may be incurred by or asserted against the Administrative Agent and the Collateral Agent in connection with such provider’s Secured Bank Product Obligations.

Section 12.13 Withholding Taxes. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other relevant Governmental Authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any Credit Party pursuant to Section 5.01 and without limiting or expanding the obligation of the any Credit Party to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 12.13. The agreements in this Section 12.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

Section 12.14 Quebec Liens (Hypothecs). For the purposes of holding any security granted by any Credit Party pursuant to the laws of the Province of Quebec, each Lender and Agent hereby irrevocably appoints and authorizes the Collateral Agent to act as the hypothecary representative (in such capacity, the “Hypothecary Representative”) for all present and future Secured Creditors as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Hypothecary Representative under any hypothec. The Hypothecary Representative shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to it pursuant to any hypothec, pledge, applicable laws or otherwise, (b) benefit

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from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Assumption, and any person who becomes a Secured Creditor shall, by its execution of any document pursuant to which it has become a Secured Creditor, be deemed to have consented to and confirmed the Collateral Agent as the hypothecary representative as aforesaid and to have ratified, as of the date it becomes a Lender or other Secured Creditor, all actions taken by the Hypothecary Representative in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Article 12 shall also constitute the substitution of the Hypothecary Representative.

Section 12.15 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit in connection with the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant

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as provided in clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Lead Borrower or any other Credit Party, that:

(i) none of the Administrative Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any other Agent or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

The Administrative Agent and each other Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 12.16 Recovery of Erroneous Payments. Without limitation of any other provision herein, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or Issuing Bank, whether or not in respect of an Obligation due and owing by the Credit Parties at such time, where such payment is a Rescindable Amount, then in any such event each Lender or Issuing Bank receiving a

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Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender or Issuing Bank in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender and Issuing Bank irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender and Issuing Bank promptly upon determining that any payment made to such Lender or Issuing Bank was comprised, in whole or in part, of a Rescindable Amount.

ARTICLE 13

Miscellaneous

Section 13.01 Payment of Expenses, etc.. (a) The Credit Parties hereby jointly and severally agree, from and after the Closing Date, to: (i) pay all reasonable invoiced out-of-pocket costs and expenses of the Agents and Issuing Bank (limited, in the case of legal expenses, to the reasonable fees and disbursements of one primary counsel to all Agents and Issuing Bank and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions)) in connection with (x) the preparation, execution, enforcement and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, (y) the administration hereof and thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective) and (z) their syndication efforts with respect to this Agreement; (ii) pay all reasonable invoiced out-of-pocket costs and expenses of the Agents, each Lender and the Issuing Bank in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (limited, in the case of legal expenses, to one primary counsel to all Agents and Lenders to be retained by the Administrative Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where any such Indemnified Person affected by such conflict informs Lead Borrower of such conflict, of a single additional firm of counsel in each relevant jurisdiction for all such similarly situated affected Indemnified Persons); (iii) pay and hold each Agent and each Lender harmless from and against any and all Other Taxes with respect to the foregoing matters and save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Agent, such Lender or the Lead Arranger) to pay such Other Taxes; and (iv) indemnify each Agent, each Lender, the Issuing Bank and their respective Affiliates and the partners, shareholders, officers, directors, employees, agents, trustees, representatives and investment advisors of each of the foregoing, in each case, together with their respective successors and assigns of all persons constituting “Indemnified Persons” (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable invoiced out-of-pocket attorneys’ and consultants’ fees and disbursements (limited, in the case of legal expenses, to one primary counsel to all Indemnified Persons and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where any Indemnified Person affected by such conflict informs Lead Borrower of such conflict, of a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Indemnified Persons)) (but excluding Taxes other than Taxes that represent liabilities, obligations, losses,

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damages, penalties, actions, costs, expenses and disbursements arising from a non-Tax claim) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Issuing Bank any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials relating in any way to any Real Property owned, leased or operated, at any time, by Lead Borrower or any of its Subsidiaries; the generation, storage, transportation, handling, Release or threat of Release of Hazardous Materials by Lead Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by Lead Borrower or any of its Subsidiaries; the non-compliance by Lead Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property; or any Environmental Claim or liability under Environmental Laws relating in any way to Lead Borrower, any of its Subsidiaries or relating in any way to any Real Property at any time owned, leased or operated by Lead Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Person (but excluding in each case (and each Indemnified Person, by accepting the benefits hereof, agrees to promptly refund or return any indemnity received hereunder to the extent it is later determined by a final, non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled thereto) any losses, liabilities, claims, damages or expenses (i) to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the applicable Indemnified Person, any Affiliate of such Indemnified Person or any of their respective directors, officers, employees, representatives, agents, Affiliates, trustees or investment advisors, (ii) to the extent incurred by reason of any material breach of the obligations of such Indemnified Person under this Agreement or the other Credit Documents (in the case of each of the preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) that do not involve or arise from an act or omission by any Credit Party or any of their respective affiliates and is brought by an Indemnified Person against another Indemnified Person (other than claims against any Agent solely in its capacity as such or in its fulfilling such role)). The Credit Parties shall not be liable for any settlement, compromise or consent to the entry of any judgment in any claim, litigation, investigation or proceeding effected without the Lead Borrower’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled, compromised or consented to with the Borrower’s written consent, or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such claim, litigation, investigation or proceeding, the Credit Parties agree to indemnify and hold harmless each Indemnified Person in the manner and to the extent set forth above in this Section 13.01(a). The Credit Parties shall not effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought under this Section 13.01(a) by an Indemnified Person without the prior written consent of such Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such proceedings, (ii) includes confidentiality provisions that are customary or are reasonably satisfactory to such Indemnified Person and (iii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnified Person. To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Issuing Bank or any Lender or other Indemnified Person set forth in the preceding sentence may be unenforceable because it is

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violative of any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b) No Agent or any Indemnified Person shall be responsible or liable to any Credit Party or any other Person for (x) any determination made by it pursuant to this Agreement or any other Credit Document in the absence of gross negligence, bad faith or willful misconduct on the part of such Indemnified Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (y) any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems.

(c) No party hereto (and no Indemnified Person or any Subsidiary or Affiliate of Holdings or the Borrowers) shall be responsible to any other party hereto (or any Indemnified Person or any Subsidiary or Affiliate of Holdings or the Borrowers) for any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or the financing contemplated hereby; provided that nothing in this Section 13.01(c) shall limit the Credit Parties’ indemnity obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with any Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification under Section 13.01(a).

Section 13.02 Right of Set-off.

(a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender and each of their Affiliates is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or such Affiliate (including, without limitation, by branches and agencies of the Administrative Agent, Collateral Agent or such Lender wherever located) to or for the credit or the account of Lead Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or such Affiliate under this Agreement or under any of the other Credit Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or such Affiliate shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO ISSUING BANK OR LENDER SHALL EXERCISE A RIGHT OF SET-OFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SET-OFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE

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LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY ISSUING BANK OR ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH ISSUING BANK, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT HEREUNDER.

Section 13.03 Notices.

(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, cable communication or electronic transmission) and mailed, telegraphed, telexed, telecopied, cabled, delivered or transmitted: if to any Credit Party, the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.03 or such other address as shall be designated by such party in a written notice to the other parties hereto; and if to any Lender, at its address specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Lead Borrower) or, at such other address as shall be designated by such Lender in a written notice to Lead Borrower and the Administrative Agent. All such notices and communications shall, when mailed or overnight courier, be effective when deposited in the mails, or overnight courier, as the case may be, or sent by facsimile or other electronic means of transmission, except that notices and communications to the Administrative Agent, Collateral Agent and the Borrowers shall not be effective until received by the Administrative Agent, Collateral Agent or Lead Borrower, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, FpML messaging, Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent, Lead Borrower or Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR

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PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any of the Administrative Agent, the Collateral Agent or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrowers, the Subsidiary Guarantors, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, in the absence of gross negligence, bad faith or willful misconduct of any Agent Party, as determined by a court of competent jurisdiction and by a final and nonappealable judgment.

Section 13.04 Benefit of Agreement; Assignments; Participations.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), except as contemplated by Section 10.02(vi), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Revolving Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(a) Lead Borrower; provided that, Lead Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days, after having received notice thereof; provided that no consent of Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing under Section 11.01 or 11.05, any other Eligible Transferee;

(b) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;

(c) each Issuing Bank and the Swingline Lender; provided that no consent of the Issuing Banks or the Swingline Lender shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;

(ii) Assignments shall be subject to the following additional conditions:

(a) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Revolving Loans, the amount of the Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each

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of Lead Borrower and the Administrative Agent otherwise consent; provided that no such consent of Lead Borrower shall be required if an Event of Default has occurred and is continuing under Section 11.01 or 11.05;

(b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one tranche of Commitments or Revolving Loans;

(c) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption (by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), together with the payment by the assignee of a processing and recordation fee of $3,500; and

(d) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 5.01 and 13.01. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) and currency of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, as to its own positions only, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (ii) above and any written consent to such assignment required by clause (ii) above, the

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Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(c) Any Lender may, without the consent of or notice to Lead Borrower or the Administrative Agent, Swingline Lender or Issuing Banks sell participations to one or more Eligible Transferees (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including participations in Letters of Credit owing to it)); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender or each adversely affected Lender and that directly affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10 and 5.04 (subject to the requirements and limitations therein (it being understood that the documentation required under Sections 5.04(b) and (c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.04; provided that such Participant (A) agrees to be subject to the provisions of Section 3.03 as if it were an under assignee clause (b) of this Section; (B) shall not be entitled to receive any greater payment under Section 3.01 or 5.01, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; and (C) shall be subject to Section 3.04 as though it were a Lender. Each Lender that sells a participation agrees, at Lead Borrower’s request and expense, to use reasonable efforts to cooperate with Lead Borrower to effectuate the provisions of Section 3.04 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.01 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.03 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of Lead Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Revolving Loan, Letters of Credit or its other obligations under any Credit Document) to any Person except to the extent such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Revolving Loans and Notes hereunder to a Federal Reserve Bank or central banking authority in support

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of borrowings made by such Lender from such Federal Reserve Bank or central banking authority and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrowers), any Lender which is a fund may pledge all or any portion of its Revolving Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (d) shall release the transferor Lender from any of its obligations hereunder.

(e) Each Lender acknowledges and agrees to comply with the provisions of this Section 13.04 applicable to it as a Lender hereunder.

(f) If any Borrower wishes to replace the Revolving Loans or Commitments with Revolving Loans or Commitments having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders of such Revolving Loans or holdings such Commitments, instead of prepaying the Revolving Loans or reducing or terminating the Commitments to be replaced, to (i) require such Lenders to assign such Revolving Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 13.12 (with such replacement, if applicable, being deemed to have been made pursuant to Section 13.12). Pursuant to any such assignment, all Revolving Loans and Commitments to be replaced shall be purchased at par (allocated among the applicable Lenders in the same manner as would be required if such Revolving Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.08. By receiving such purchase price, the applicable Lenders shall automatically be deemed to have assigned such Revolving Loans or Commitments pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(g) The Administrative Agent shall have the right, and Lead Borrower hereby expressly authorizes the Administrative Agent to provide to any requesting Lender, the list of Disqualified Lenders provided to the Administrative Agent by Lead Borrower (or its counsel) and any updates thereto. The Borrowers hereby agree that any such requesting Lender may share the list of Disqualified Lenders with any potential assignee, transferee or participant. Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders (other than with respect to assignments or participations by it of its Loans and Commitments, if any). Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender (other than with respect to assignments or participations by it of its Loans and Commitments, if any).

(h) Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, any assignment to a Disqualified Lender shall not be void, but shall be subject to the following provisions:

(i) If any assignment is made to any Disqualified Lender without Lead Borrower’s prior written consent, or if any Person becomes a Disqualified Lender after the Closing Date, Lead Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, cancel any unfunded Commitment the subject thereof and (A) in the case

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of outstanding Loans held by Disqualified Lenders, prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (it being understood that, notwithstanding anything in the Credit Documents to the contrary, any such prepayment shall not be subject to any provisions requiring prepayments of the Loans on a pro rata basis and no other Loans shall be required to be repaid as a result of such prepayment) and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 13.04), all of its interest, rights and obligations under this Agreement and related Credit Documents to an Eligible Transferee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that (i) Lead Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.04(b)(unless waived by the Administrative Agent), and (ii) in the case of clause (A) above, the Borrowers shall not use the proceeds from any Loans or loans under the Term Loan Credit Agreement to prepay any Loans held by Disqualified Lenders.

(ii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lender consented to such matter, and (y) for purposes of voting on any plan of reorganization or liquidation, arrangement, adjustment or composition, proposal or any other similar dispositive restructuring plan pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

Section 13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in

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similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

Section 13.06 [Reserved].

Section 13.07 Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis; provided further, that if Lead Borrower notifies the Administrative Agent that Lead Borrower wishes to amend any leverage calculation or any financial definition used therein to implement the effect of any change in U.S. GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies Lead Borrower that the Required Lenders wish to amend any leverage test or any financial definition used therein for such purpose), then Lead Borrower and the Administrative Agent shall negotiate in good faith to amend such leverage test or the definitions used therein (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in U.S. GAAP; provided, further that all determinations made pursuant to any applicable leverage test or any financial definition used therein shall be determined on the basis of U.S. GAAP as applied and in effect immediately before the relevant change in U.S. GAAP or the application thereof became effective, until such leverage test or such financial definition is amended. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) and (ii) the accounting for any lease shall be based on Lead Borrower’s treatment thereof in accordance with U.S. GAAP as in effect on the Closing Date and without giving effect to any subsequent changes in U.S. GAAP (or the required implementation of any previously promulgated changes in U.S. GAAP) relating to the treatment of a lease as an operating lease or capitalized lease.

(b) The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

Section 13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN WITH RESPECT TO ANY CREDIT DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE RELEVANT SECURITY DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT THAT, (X) IN THE CASE OF ANY SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT IN THE STATE IN WHICH THE RELEVANT COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS

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RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE PARTIES HERETO OR THERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Lead Borrower and the Administrative Agent.

Section 13.10 Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Credit Documents in consideration of the financial accommodations to be provided by the Lenders under this

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Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 13.10), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations.

(d) The Obligations of each Borrower under the provisions of this Section 13.10 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement and the other Credit Documents, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Revolving Commitment Increase or Extended Revolving Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Agent or any other Secured Creditor under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).

(f) Each Borrower represents and warrants to the Agents and the other Secured Creditor that such Borrower is currently informed of the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and the other Secured Creditor that such Borrower has read and understands the terms and conditions of the Credit Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the other Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) Each Borrower waives all rights and defenses arising out of an election of remedies by any Agent or any other Secured Creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Agent’s or such Secured Creditor’s rights of subrogation and reimbursement against any Borrower.

(h) Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are or become secured by Real Property. This means, among other things:

(i) the Agents and other Secured Creditors may collect from such Borrower without first foreclosing on any Real Property or personal property Collateral pledged by Borrowers.

(ii) If any Agent or any other Secured Creditor forecloses on any Collateral consisting of Real Property pledged by any Credit Party:

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(A) the amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if such Collateral is worth more than the sale price; and

(B) the Agents and the other Secured Creditors may collect from such Borrower even if any Agent or other Secured Creditor, by foreclosing on the Collateral consisting of Real Property, has destroyed any right such Borrower may have to collect from the other Borrowers or any other Credit Party.

This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are or become secured by Real Property.

(i) The provisions of this Section 13.10 are made for the benefit of the Agents, the other Secured Creditors and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of any Agent, any other Secured Creditor or any of their respective successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 13.10 shall remain in effect until all of the Obligations shall have been paid in full in accordance with the express terms of this Agreement. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or any other Secured Creditor upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 13.10 will forthwith be reinstated in effect, as though such payment had not been made.

(j) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Credit Documents, any payments made by it to any Agent or any other Secured Creditor with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in accordance with the terms of this Agreement. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any other Secured Creditor hereunder or under any other Credit Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(k) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to any indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, subject to any applicable intercreditor agreements then in effect, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agents, and such Borrower shall deliver any such amounts to Administrative Agent for application to the Obligations in accordance with Section 7.4 of the Security Agreement.

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(l) Each Borrower hereby agrees that, to the extent any Borrower shall have paid more than its proportionate share of any payment made hereunder, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder which has not paid its proportionate share of such payment, in an amount not to exceed the highest amount that would be valid and enforceable and not subordinated to the claims of other creditors as determined in any action or proceeding involving any state corporate, limited partnership or limited liability law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally. Each such Borrower’s right of contribution shall be subject to the terms and conditions of clauses (j) and (k) of this Section 13.10. The provisions of this clause (l) shall in no respect limit the obligations and liabilities of any Borrower to the Agents and the Lenders, and each Borrower shall remain liable to the Agent and the Lenders for the full amount such Borrower agreed to repay hereunder.

Section 13.11 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 13.12 Amendment or Waiver; etc. Except as expressly contemplated hereby, neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto, the Administrative Agent and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions) the Guaranty Agreement and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders) or the Administrative Agent with the written consent of the Required Lenders, provided that no such change, waiver, discharge or termination shall (i) without the prior written consent of each Lender (and Issuing Bank, if applicable) directly and adversely affected thereby, extend the final scheduled maturity of any Revolving Commitment, or reduce the amount or rate or extend the time of payment of interest or fees thereon; except in connection with the waiver of the applicability of any post-default increase in interest rates, (ii) release all or substantially all of the Collateral without the prior written consent of each Lender, (iii) release all or substantially all of the value of the Guaranty by the Guarantors without the prior written consent of each Lender, (iv) without the prior written consent of each Lender directly and adversely affected thereby, (x) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness, or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness, (v) amend, modify or waive any pro rata sharing provision of Section 2.10, the payment waterfall provision of Section 11.11, or any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Commitments on the Closing Date), in each case, without the prior written consent of each Lender directly and adversely affected thereby, (vi) reduce the percentage specified in the definition of “Required Lenders” or “Supermajority Lenders” without the prior written consent of each Lender (it being understood that, with the prior written consent of the Required Lenders or Supermajority Lenders, as applicable, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or Supermajority Lenders, as applicable, on substantially the same basis as the extensions of Revolving Commitments are included on the Closing Date), (vii) amend Section 1.07 or the definition of “Alternative Currency” in a manner that could cause any Lender to be required to lend Loans in an additional currency without the written consent of such Lender, or (viii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement without the consent of each Lender; provided further that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, provisions governing mandatory reductions in the Aggregate Commitments, or matters described in clause (5) below that are approved by the Supermajority

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Lenders, shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Article 12 or any other provision of any Credit Document as the same relates to the rights or obligations of such Agent, (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4) without the consent of an Issuing Bank or the Swingline Lender, amend, modify or waive any provision relating to the rights or obligations of the such Issuing Bank or Swingline Lender, (5) without the prior written consent of the Supermajority Lenders, change the definition of the term “Availability” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Accounts”, “Eligible Due from Agent Accounts”, “Eligible Inventory” and “Eligible Cash”) if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased, or increase the percentages set forth therein or add any new classes of eligible assets thereto; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Accounts and Inventory acquired in a Permitted Acquisition to the Borrowing Base as provided herein or (6) without the prior written consent of the Supermajority Lenders, add Borrowers under this Agreement that are organized or incorporated under the laws of a jurisdiction other than the United States and Canada or in each case, any state thereof or the District of Columbia; provided, further, that no Lender shall be required to lend to any such Borrower without the prior written consent of such Lender.

(b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Lead Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 3.04 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay the outstanding Revolving Loans of such Lender in accordance with Section 3.04; provided that, unless the Commitments that are terminated, and Revolving Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided further that in any event Lead Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Revolving Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding anything to the contrary contained in clause (a) of this Section 13.12, the Borrowers, the Administrative Agent and each Lender providing the relevant Revolving Commitment Increase may (i), in accordance with the provisions of Section 2.15, enter into an Incremental Revolving Commitment Amendment, and (ii) in accordance with the provisions of Section 2.19, enter into an Extension Amendment; provided that after the execution and delivery by the Borrowers, the Administrative Agent and each such Lender may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

(d) Without the consent of any other person, the applicable Credit Party or Credit Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become

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Collateral for the benefit of the Secured Creditors, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable Requirements of Law.

(e) Notwithstanding anything to the contrary herein, any fee letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.

(f) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Supermajority Lenders” and “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(g) Further, notwithstanding anything to the contrary contained in this Section 13.12, if following the Closing Date, the Administrative Agent and/or the Collateral Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and/or the Collateral Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(m) Further, notwithstanding anything to the contrary in this Section 13.12, Lead Borrower and the Administrative Agent shall be permitted to amend any provision of a Credit Document in order to (i) comply with local law or the advice of local counsel or (ii) to cause any Credit Document (other than this Agreement) to be consistent with this Agreement and the other Credit Documents, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Credit Document.

(g) Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Issuing Bank, Lead Borrower and the Lenders affected thereby to amend the definition of “Alternative Currency” or “Alternative Currency Term Rate” or Section 1.06 solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.07.

Section 13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 3.01, 3.02, 5.01, 12.07 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

Section 13.14 Domicile of Loans. Each Lender may transfer and carry its Revolving Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 3.01 or 5.01 from those being charged by the

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respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

Section 13.15 Register. The Borrowers hereby designate the Administrative Agent to serve as their agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which the Administrative Agent will record the Commitments from time to time of each of the Lenders, the Revolving Commitments and principal amount of Revolving Loans and LC Obligations by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Holdings, Lead Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive for such purposes absent manifest error), notwithstanding notice to the contrary. With respect to any Lender, the transfer of the Commitments of, and the principal (and interest) amounts of the Revolving Loans owing to, such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Revolving Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The registration of any provision of Revolving Commitment Increases pursuant to Section 2.15 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Revolving Commitment Amendment. Coincident with the delivery of such Incremental Revolving Commitment Amendment for acceptance and registration of the provision of Revolving Commitment Increases, as the case may be, or as soon thereafter as practicable, to the extent requested by any Lender of a Revolving Commitment Increase, Notes shall be issued, at the Borrowers’ expense, to such Lender to be in conformity with Section 2.04 (with appropriate modification) to the extent needed to reflect Revolving Commitment Increases, and outstanding Revolving Loans made by such Lender.

Section 13.16 Confidentiality.

(a) Subject to the provisions of clause (b) of this Section 13.16, each Agent, Lead Arranger and Lender and the Issuing Bank agree that it will not disclose without the prior written consent, which may take the form of electronic mail, of Lead Borrower (other than to its affiliates and its and their respective directors, officers, employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its reasonable discretion determines that any such party should have access to such information in connection with the transactions contemplated by this Agreement and such Agent’s, Lead Arranger’s or Lender’s role hereunder or investment in the Term Loans; provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender (or language substantially similar to this Section 13.16(a))) any information with respect to the Borrowers or any of their respective Subsidiaries (other than, for the avoidance of doubt, information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry) which is now or in the future furnished by or on behalf of any Credit Party pursuant to or in connection with this Agreement or any other Credit Document; provided that each Agent, Lead Arranger, Lender or the Issuing Bank may disclose any such information (i) as has

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become generally available to the public other than by virtue of a breach of this Section 13.16(a) by such Agent, Lead Arranger, Lender or the Issuing Bank (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal or supranational regulatory body or any foreign regulatory authorities and central banking authorities having or claiming to have jurisdiction over such Agent, Lead Arranger, Lender or the Issuing Bank to the Federal Reserve Board or other central banking authority or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Agent, Lead Arranger, Lender or Issuing Bank (v) in the case of any Lead Arranger or Lender, to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual direct or indirect contractual counterparty (other than any Disqualified Lender except that the list of Disqualified Lenders may be furnished) in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 (or language substantially similar to this Section 13.16(a)), (vii) in the case of any Lender, to any prospective or actual transferee, pledgee or participant (other than any Disqualified Lender except that the list of Disqualified Lenders may be furnished) in connection with any contemplated transfer, pledge or participation of any of the Notes or Commitments or any interest therein by such Lender, (viii) has become available to any Agent, Lead Arranger, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, any Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Borrowers or any Affiliate of the Borrowers, (ix) for purposes of establishing a “due diligence” defense, (x) that has been independently developed by such Agent, Lead Arranger or Lender without the use of any other confidential information provided by the Borrowers or on the Borrowers’ behalf, (xi) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (xii) subject to the consent of the Lead Borrower, to any other party hereto and (xiii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities established hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities established hereunder; provided that such prospective transferee, pledge or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16 (or language substantially similar to this Section 13.16(a)); provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations conducted in the ordinary course with respect to such Agent, Lead Arranger, Lender or the Issuing Bank in the case of any disclosure pursuant to the foregoing clauses (ii), (iii) or (iv), such Agent, Lead Arranger, Lender or the Issuing Bank will use its commercially reasonable efforts to notify Lead Borrower in advance of such disclosure so as to afford Lead Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.

(b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings, Lead Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings, Lead Borrower and its Subsidiaries); provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

(c) For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

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Section 13.17 USA Patriot Act Notice. Each Lender hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the “Patriot Act”), the Beneficial Ownership Regulation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” policies, regulations, laws or rule, it is required to obtain, verify, and record information that identifies Holdings, the Borrowers and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation, and each Credit Party agrees to provide such information from time to time to any Lender.

Section 13.18 [Reserved].

Section 13.19 Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that Holdings, the Borrowers, or any of their respective Subsidiaries or any of their respective properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of Holdings, the Borrowers, or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Holdings and the Borrowers, for themselves and on behalf of their respective Subsidiaries, hereby expressly waive, to the fullest extent permissible under applicable law, any such immunity, and agree not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, Holdings and the Borrowers further agree that the waivers set forth in this Section 13.19 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 13.20 [Reserved].

Section 13.21 INTERCREDITOR AGREEMENTS.

(a) THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH GUARANTEED CREDITOR AND EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS, INCLUDING THE PURCHASE AND SALE OF PARTICIPATIONS BY VARIOUS LENDERS TO EACH OTHER IN ACCORDANCE WITH THE TERMS THEREOF. IN ADDITION, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH GUARANTEED CREDITOR AND EACH LENDER ACKNOWLEDGES AND AGREES THAT (A) THE RIGHTS AND REMEDIES OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE GUARANTEED CREDITORS AND THE LENDERS AND THE OBLIGATIONS OF THE CREDIT PARTIES, IN EACH CASE, HEREUNDER AND UNDER THE OTHER CREDIT DOCUMENTS ARE SUBJECT TO THE INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT AND (B) IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT SHALL CONTROL.

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(b) THE PROVISIONS OF THIS SECTION 13.21 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT. COPIES OF THE INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.

(c) AS MORE FULLY PROVIDED THEREIN, THE INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.

(d) In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein or in any other Credit Document, so long as the First Lien Term Documents are in effect, to the extent that any Credit Party is required to give physical possession over, grant “control” of (to the extent only one Person can have control under applicable law), or take any other action in respect of, any Fixed Asset Collateral (as defined in the Intercreditor Agreement) with respect to the Collateral Agent under this Agreement or the other Credit Documents, such requirement shall be satisfied if such action is taken with respect to the First Lien Term Agent; provided that, in the case of any requirement to grant “control” over any Deposit Account or Securities Account established for the proceeds of any disposition of Fixed Asset Collateral (as defined in the Intercreditor Agreement) that holds solely identifiable proceeds of the Fixed Asset Collateral, such Credit Party shall use commercially reasonable efforts to enter into “4-party” control agreements, in form and substance reasonably satisfactory to the Administrative Agent, with the First Lien Term Agent and the Administrative Agent with respect to such Collateral to the extent such control agreements are not prohibited by the First Lien Term Documents. So long as the Intercreditor Agreement is in effect, to the extent that any covenants, representations or warranties set forth in this Agreement or any other Credit Document are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, the First Lien Term Agent in accordance with this Section 13.21, such covenant, representation or warranty shall not be deemed to be untrue or incorrect for purposes of this Agreement or such other Credit Document.

Section 13.22 Absence of Fiduciary Relationship. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, (i) none of the Lead Arrangers and their Affiliates or the Co-Documentation Agents and their respective Affiliates or any Lender shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary, advisory or agency relationship or duty in respect of any Lender or any other Person, (ii) Holdings and the Borrowers hereby waive, to the fullest extent permitted by law, any claims they may have against the Lead Arrangers or their Affiliates, the Co-Documentation Agents or their respective Affiliates or any Lender for breach of fiduciary duty or alleged breach of fiduciary duty by reason of this Agreement, any other Credit Document or the transactions contemplated herby or thereby and (iii) it is understood and agreed that the Agents, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of Holdings, the Borrowers and their Affiliates, and none of the Agents, the Lenders or their respective Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.

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Section 13.23 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Credit Party of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Credit Party in the Agreement Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Credit Party (or to any other Person who may be entitled thereto under applicable law).

Section 13.24 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Notice of Borrowings, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. This Agreement, any other Credit Document and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Credit Document (each a “Communication”), including Communications required to be in writing, may, if agreed by the Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. Lead Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on Lead Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Lead Borrower enforceable against the Lead Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Administrative Agent. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission,

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delivery and/or retention. The Administrative Agent and each of the Lenders and Issuing Banks may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, any Issuing Bank nor the Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, any Issuing Bank and/or the Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders and Issuing Banks shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any Lender or Issuing Bank without further verification and (b) upon the request of the Administrative Agent or any Lender or Issuing Bank, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. None of the Administrative Agent, any Issuing Bank or the Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, any Issuing Bank’s or the Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each Issuing Bank and the Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof). Each of the Credit Parties and each Lender and Issuing Bank hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Credit Document based solely on the lack of paper original copies of this Agreement and/or such other Credit Document, and (ii) waives any claim against the Administrative Agent and each other Lender and Issuing Bank for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s or Issuing Bank’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Credit Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 13.25 Entire Agreement. This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

Section 13.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

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(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of any applicable Resolution Authority.

Section 13.27 Acknowledgement Regarding Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) Covered Party. If a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) Definitions. As used in this Section, (a) "BHC Act Affiliate" means an "affiliate," as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) "Default Right" has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) "QFC" means a "qualified financial contract," as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

Section 13.28 Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and

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(b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Bank or any Swingline Lender, as applicable, then such provision shall be deemed to be in effect only to the extent not so limited.

Section 13.29 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Borrowers so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.

Section 13.30 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 13.31 Acknowledgement of Amendment and Restatement.

(a) This Agreement shall amend and restate the Original ABL Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Original ABL Credit Agreement and from and after the Closing Date, the rights and obligations of the parties under the Original ABL Credit Agreement shall be subsumed and governed by this Agreement. From and after the Closing Date, the Obligations and Commitments under the Original ABL Credit Agreement shall continue as Obligations and Commitments under this Agreement until otherwise paid or terminated in accordance with the terms hereof. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Credit Documents, in each case, as amended by this Agreement.

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(b) On and after the Closing Date, each reference to the “Credit Agreement” in any other Credit Document shall mean and be a reference to this Agreement.

* * *

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GREENLIGHT ACQUISITION CORPORATION,
as Holdings

By: /s/ David Roberts
Name: David Roberts
Title: President and Chief Executive Officer

VM CONSOLIDATED, INC., as a Borrower

By: /s/ David Roberts
Name: David Roberts
Title: President and Chief Executive Officer

AMERICAN TRAFFIC SOLUTIONS, INC.,

LASERCRAFT, INC.,

AMERICAN TRAFFIC SOLUTIONS CONSOLIDATED, L.L.C.,

PLATEPASS, L.L.C.,

ATS PROCESSING SERVICES, L.L.C.,

SUNSHINE STATE TAG AGENCY LLC,

AUTO TAG OF AMERICA LLC,

AUTO TITLES OF AMERICA LLC,

MULVIHILL ICS, INC.,

VERRA MOBILITY ELECTRICAL ENTERPRISES, INC.,

HIGHWAY TOLL ADMINISTRATION, LLC,

T2 SYSTEMS PARENT CORPORATION,

T2 HOLDING CORP.,

T2 SYSTEMS, INC.,

REDFLEX TRAFFIC SYSTEMS, INC.,
each as a Borrower

By: /s/ David Roberts
Name: David Roberts
Title: Authorized Signatory

[Signature Page to Amended and Restated Revolving Credit Agreement]

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VERRA MOBILITY GOVERNMENT SOLUTIONS, INC.,

CITATION COLLECTION SERVICES, LLC,

each as a Subsidiary Guarantor

By: /s/ David Roberts
Name: David Roberts
Title: Authorized Signatory

[Signature Page to Amended and Restated Revolving Credit Agreement]

[Signature Page to Amended and Restated Revolving Credit Agreement]

BANK OF AMERICA, N.A.,
 as Administrative Agent, Collateral Agent

By: /s/ Chad Shimbukuro
Name: Chad Shimbukuro
Title: Vice President

BANK OF AMERICA, N.A.,
 as a Lender, the Issuing Bank and Swingline Lender

By: /s/ Chad Shimbukuro
Name: Chad Shimbukuro
Title: Vice President

[Signature Page to Amended and Restated Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Ethan Turner
Name: Ethan Turner
Title: Authorized Officer

[Signature Page to Amended and Restated Revolving Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By: /s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Amended and Restated Revolving Credit Agreement]

BMO Bank, N.A., as a Lender

By: /s/ Jeff Ross
Name: Jeff Ross
Title: Portfolio Manager

[Signature Page to Amended and Restated Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH., as a Lender

By: /s/ Philip Tancorra
Name: Philip Tancorra
Title: Director

By: /s/ Suzan Onal
Name: Susan Onal
Title: Director

[Signature Page to Amended and Restated Revolving Credit Agreement]